Filed Pursuant to Rule 424(b)(3)

File Number 333-169119

Index Supplement to the Prospectus dated August 31, 2010,

and the Prospectus Supplement dated August 31, 2010

BARCLAYS BANK PLC

GLOBAL MEDIUM-TERM NOTES, SERIES A

UNIVERSAL WARRANTS

Barclays Bank PLC from time to time may offer and sell certain debt securities (the “notes”), as part of our Global Medium-Term Notes, Series A, and our universal warrants (the “warrants” and together with the notes, the “securities”), linked to an index, a basket of indices or a basket of reference assets that includes indices. This prospectus supplement, which we refer to as an “index supplement”, describes some of the potential indices to which the securities may be linked, as well as related matters concerning the relationship, if any, between Barclays Bank PLC and the sponsor(s) or publisher of each such index. We will give you the specific terms of the securities we are offering in pricing supplements.

You should read this index supplement, the related prospectus supplement dated August 31, 2010, the related prospectus dated August 31, 2010, any other applicable prospectus supplements, which we refer to as “product supplements”, any applicable free writing prospectus and the applicable pricing supplement carefully before you invest. If the terms described in the applicable pricing supplement are different or inconsistent with those described herein (or with those described in the prospectus supplement, prospectus, any applicable product supplement or any applicable free writing prospectus), the terms described in the applicable pricing supplement will supersede. Information that we indicate will or may be provided in a pricing supplement may instead be provided in a product supplement.

This index supplement describes only select indices to which the applicable securities may be linked. We do not guarantee that we will offer securities linked to any of the indices described herein. In addition, we may offer securities linked to one or more indices that are not described herein. In such an event, we will describe any such additional index or indices in the applicable pricing supplement or in an applicable product supplement.

Reference Assets

The reference assets described in this index supplement are as follows:

Non-Proprietary Indices

•	Equity Indices

•	CBOE S&P 500 BuyWrite IndexSM

•	Dow Jones Industrial AverageSM

•	EURO STOXX 50® Index

•	FTSE® 100 Index

•	FTSE® China 25 Index

•	Hang Seng Index

•	Hang Seng China Enterprises Index

•	KOSPI 200

•	MSCI Indices (including the MSCI Singapore Index, MSCI Taiwan Index, MSCI Thailand Index, MSCI EAFE Index and MSCI Emerging Markets Index)

•	NASDAQ-100 Index®

•	Nikkei® 225 Index

•	NYSE Arca Hong Kong 30 IndexSM
•	Russell 2000® Index

•	S&P 500® Index

•	S&P 500® Dynamic VEQTORTM Index

•	S&P/ASX 200 Index

•	S&P BRIC 40 Index

•	SET50 Index

•	SMI® Index

•	TOPIX® Index

•	Commodity Indices

•	Dow Jones-UBS Commodity IndexSM

•	Rogers International Commodity Index®

•	S&P GSCI® Commodity Indices

Proprietary Indices

•	Barclays Capital 10Y Treasury Futures Index™

•	Barclays Capital Long-Bond Treasury Futures Index™

•	Barclays Capital Q-BES Large Cap US Excess Return Index

See “Risk Factors” beginning on page IS-2 of this index supplement and on page S-5 of the accompanying prospectus supplement for risks relating to an investment in the securities.

Cover Page, continued:

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Capital Inc. and other entities disclosed in the applicable pricing supplement may solicit offers to subscribe for the securities as our agent. We may also issue securities to any agent as principal for its own account at prices to be agreed upon at the time of subscription. The agents may resell any securities they subscribe for as principal for their own accounts at prevailing market prices, or at other prices, as the agents determine. The applicable pricing supplement will disclose the agent’s discounts and commissions, if any. Unless we or our agent informs you otherwise in the confirmation of sale, the agents may use this index supplement, the prospectus, the prospectus supplement, the applicable pricing supplement, any applicable product supplement and any applicable free writing prospectus in connection with offers and sales of the securities in market-making.

Barclays, Barclays Capital and Barclays’ eagle logo are service marks, trademarks or registered trademarks of Barclays Bank PLC.

Patent Pending

March 16, 2011

INDEX SUPPLEMENT

PROSPECTUS SUPPLEMENT

SUMMARY	S-1
RISK FACTORS	S-5
DESCRIPTION OF MEDIUM-TERM NOTES	S-27
TERMS OF THE NOTES	S-32
INTEREST MECHANICS	S-38
CERTAIN FEATURES OF THE NOTES	S-41
DESCRIPTION OF UNIVERSAL WARRANTS	S-49
TERMS OF THE WARRANTS	S-54
CERTAIN FEATURES OF THE WARRANTS	S-58
REFERENCE ASSETS	S-63
CLEARANCE AND SETTLEMENT	S-105
EMPLOYEE RETIREMENT INCOME SECURITY ACT	S-110
PLAN OF DISTRIBUTION	S-112
CONFLICTS OF INTEREST	S-114
USE OF PROCEEDS AND HEDGING	S-120

-i-

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	S-120
VALIDITY OF SECURITIES	S-135

PROSPECTUS

FORWARD-LOOKING STATEMENTS	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	1
THE BARCLAYS BANK GROUP	2
USE OF PROCEEDS	2
DESCRIPTION OF DEBT SECURITIES	3
DESCRIPTION OF WARRANTS	20
GLOBAL SECURITIES	31
CLEARANCE AND SETTLEMENT	32
DESCRIPTION OF PREFERENCE SHARES	36
DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS	42
DESCRIPTION OF SHARE CAPITAL	48
TAX CONSIDERATIONS	49
PLAN OF DISTRIBUTION	68
SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES	71
WHERE YOU CAN FIND MORE INFORMATION	71
FURTHER INFORMATION	72
VALIDITY OF SECURITIES	72
EXPERTS	72
EXPENSES OF ISSUANCE AND DISTRIBUTION	73

-ii-

Offers and sales of the securities are subject to restrictions in certain jurisdictions. The distribution of this index supplement, the prospectus supplement, the prospectus, any pricing supplement, any applicable product supplement and any applicable free writing prospectus and the offer or sale of the securities in certain other jurisdictions may be restricted by law. Persons who come into possession of this index supplement, the prospectus supplement, the prospectus, any pricing supplement, any applicable product supplement and any applicable free writing prospectus or any security must inform themselves about and observe any applicable restrictions on the distribution of these materials and the offer and sale of the securities.

THE SECURITIES

The notes are part of a series of debt securities entitled “Global Medium-Term Notes, Series A” (the “medium-term notes”) that we may issue under the senior debt indenture, dated September 16, 2004, between Barclays Bank PLC and The Bank of New York Mellon, as trustee, from time to time. Terms that apply generally to all medium-term notes are described in the sections titled “Description of Medium-Term Notes” and “Terms of the Notes” in the accompanying prospectus supplement, and terms that apply generally to all index-linked notes are described in “Reference Assets—Indices” in the accompanying prospectus supplement.

The warrants are part of a series of warrants entitled “Universal Warrants” (the “universal warrants”) that we may issue under either the warrant indenture to be entered into between Barclays Bank PLC and The Bank of New York Mellon, as trustee, or a warrant agreement to be entered into between Barclays Bank PLC and the applicable warrant agent, from time to time. Terms that apply generally to all universal warrants are described in the sections titled “Description of Universal Warrants” and “Terms of the Warrants” in the accompanying prospectus supplement, and terms that apply generally to all index-linked warrants are described in “Reference Assets—Indices” in the accompanying prospectus supplement.

The reference assets described in this index supplement are in addition to those described in the accompanying prospectus supplement. If the descriptions of the reference assets set forth in this index supplement are inconsistent with the descriptions of the reference assets in that document, the terms described here are controlling. We will give you the specific terms of the securities we are offering in pricing supplements. If the terms described in the applicable pricing supplement are different or inconsistent with those described herein (or with those described in the prospectus supplement, prospectus, any applicable product supplement or any applicable free writing prospectus), the terms described in the applicable pricing supplement will supersede.

Reference Assets

Historical performance of the indices described in this index supplement is not an indication of future performance. Future performance of the indices may differ significantly from historical performance, either positively or negatively.

The information in this index supplement is intended to be a summary of the significant features of each index and is not a complete description.

Non-Proprietary Indices

We have derived substantially all of the information contained in this index supplement regarding each index other than the Barclays Capital 10Y Treasury Futures Index™, the Barclays Capital Long-Bond Treasury Futures Index™ and the Barclays Capital Q-BES Large Cap US Excess Return Index (each such index, a “Non-Proprietary Index” and collectively, the “Non-Proprietary Indices”), including, without limitation, its make up, its method of calculation and changes in its components and its historical closing values, from publicly available information. Such information reflects the policies of, and is subject to change by, the sponsor(s) or publisher of each such index. For more detailed explanations of the Non-Proprietary Indices, please refer to the websites referred to in each index summary. Information contained on the websites maintained by index sponsors and publishers is not incorporated by reference in, and should not be considered part of, this index supplement or the accompanying prospectus supplement and prospectus.

Each Non-Proprietary Index is developed, calculated and maintained by its respective sponsor(s) and/or publisher. In connection with the offering of the securities, neither we nor any of our agents have participated in the preparation of the information described in the preceding paragraphs or made any due diligence inquiry with respect to any Non-Proprietary Index or any of their respective sponsors or publishers. Neither we nor any of our agents makes any representation or warranty as to the accuracy or completeness of such information or any other publicly available information regarding any

Non-Proprietary Index or any of their respective sponsors or publishers. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available information described in the preceding paragraphs) that would affect the level of any such index (and therefore the level of any such index at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the sponsor of any index could affect the interest, payments at maturity or any other amounts payable on your notes, or any amount of money or warrant property payable or deliverable in respect of your warrants, and therefore the market value of the securities in the secondary market, if any.

You, as an investor in the securities, should make your own investigation into any Non-Proprietary Index and its respective sponsor(s) or publisher. These sponsors and publishers are not involved in the offer of the securities in any way and have no obligation to consider your interests as a holder of the securities. The sponsors and/or publishers have no obligation to continue to publish the indices, and may discontinue or suspend publication of any index at any time in their sole discretion.

License Agreements

Unless otherwise specified in the applicable pricing supplement, Barclays Bank PLC has entered into license agreements with the sponsor(s) or publisher of the Non-Proprietary Index to which your securities may be linked for the rights to use such index and certain associated trademarks or service marks for such index. We generally obtain these licenses either on an individual basis for a particular offering of securities or for a term of years. Although we anticipate that we will continue to enter into and renew such licenses, any such license could be terminated upon the occurrence of certain events in the future.

Proprietary Indices

We have derived all information contained in this index supplement regarding the Barclays Capital 10Y Treasury Futures Index™, the Barclays Capital Long-Bond Treasury Futures Index™ and the Barclays Capital Q-BES Large Cap US Excess Return Index (the “Proprietary Indices”) including, without limitation, their make up, their method of calculation and changes in their components and their historical closing values, from Barclays proprietary methodology documents. Such information reflects the policies of, and is subject to change by, the index sponsor, Barclays Capital.

The index sponsor does not guarantee the accuracy and/or completeness of the Proprietary Indices, any data included therein, or any data from which they are based, and the index sponsor shall have no liability for any errors, omissions, or interruptions therein.

The index sponsor makes no warranty, express or implied, as to the results to be obtained from the use of the Proprietary Indices. The index sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Proprietary Indices or any data included therein. Without limiting any of the foregoing, in no event shall the index sponsor have liability for any special, punitive, indirect or consequential damages, lost profits, loss of opportunity or other financial loss, even if notified of the possibility of such damages.

Neither the index sponsor nor any of its affiliates or subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determination made or anything done (or omitted to be determined or done) in respect of the Proprietary Indices or publication of the index level of any of the Proprietary Indices (or failure to publish such value) and any use to which any person may put the Proprietary Indices or the index level of any of the Proprietary Indices. In addition, although the index sponsor reserves the right to make adjustments to correct previously incorrectly published information, including but not limited to the index level, the index sponsor is under no obligation to do so and shall have no liability in respect of any errors or omissions.

Nothing in this disclaimer shall exclude or limit liability to the extent such exclusion or limitation is not permitted by law.

RISK FACTORS

You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration with your advisors of the suitability of the securities in light of your particular financial circumstances, the following risk factors and the other information included or incorporated by reference in the applicable pricing supplement, this index supplement, the prospectus supplement, the prospectus, any applicable product supplement or any applicable free writing prospectus.

You should also refer to the “Risk Factors” on page S-5 of the accompanying prospectus supplement for additional risks relating to investment in the securities generally. The risk factors set forth below, as well as those discussed in numbered paragraphs (19) and (21)-(24) under the heading “Risk Factors—Risks Relating to All Securities” in the accompanying prospectus supplement are applicable to securities linked to indices.

Additionally, for securities linked to equity indices, see the risk factors discussed under the heading “Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds” and for securities linked to commodity indices, see the risk factors discussed under the heading “Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Commodities, an Index Containing Commodities, Shares or Other Interests in an Exchange-Traded Fund Invested in Commodities or Based in Part on Commodities” in the accompanying prospectus supplement. We have no current intention to offer warrants linked to commodities due to regulatory restrictions, and we may also limit the percentage of commodities included in a basket underlying a warrant in order to comply with regulatory restrictions, where applicable.

Our Right to Use Any Non-Proprietary Index May Be Suspended or Terminated.

We have been granted, or will be granted, a non-exclusive right to use the Non-Proprietary Indices described in this index supplement and related trademarks or service marks in connection with the securities. If we breach our obligations under any license, the sponsors with respect to the index or indices to which such license relates may have the right to terminate the license. If the sponsor chooses to terminate a license agreement, we may no longer have the right under the terms of the license agreement to use the index and related trademarks or service marks in connection with the securities until their maturity or until the relevant exercise date or period, as applicable. If our right to use any index to which your securities are linked is suspended or terminated for any reason, it may become difficult for us to determine the level of the index and consequently the interest, payments at maturity or any other amounts payable on your notes, or the amount of money or warrant property payable or deliverable in respect of your warrants. The calculation agent in this case will determine, in its sole discretion, the index level or the amount payable in respect of your notes and the amount of money payable or warrant property deliverable in respect of your warrants, as applicable.

As Index Sponsor of the Proprietary Indices, Barclays Capital, a Division of Barclays Bank PLC, Will Have the Authority to Make Determinations That Could Materially Affect Your Security in Various Ways and Create Conflicts of Interest.

Barclays Capital, a division of Barclays Bank PLC, is the index sponsor of the Proprietary Indices. The index sponsor is responsible for the composition, calculation and maintenance of the Proprietary Indices. As discussed in the section entitled “Proprietary Indices” in this index supplement, the index sponsor has the discretion in a number of circumstances to make judgments and take actions in connection with the composition, calculation and maintenance of the Proprietary Indices, and any such judgments or actions may adversely affect the value of your securities.

The role played by Barclays Capital, as index sponsor, and the exercise of the kinds of discretion described above and in the section entitled “Proprietary Indices” in this index supplement could present it with significant conflicts of interest in light of the fact that Barclays Bank PLC, of which Barclays Capital is a division, is the issuer of the securities. The index sponsor has no obligation to take the needs of any buyer, seller or holder of the securities into consideration at any time.

NON-PROPRIETARY INDICES

EQUITY INDICES

CBOE S&P 500 BuyWrite IndexSM

All information regarding the CBOE S&P 500 BuyWrite IndexSM (the “BXM Index”) set forth in this index supplement reflects the policies of, and is subject to change by, the Chicago Board Options Exchange, Incorporated (“CBOE”). The BXM Index is calculated, maintained and published by CBOE. The BXM Index is reported by Bloomberg under the ticker symbol “BXM <Index>”.

Announced in April 2002, the BXM Index was developed by CBOE in cooperation with Standard & Poor’s Financial Services LLC (“S&P”). The BXM Index measures the total rate of return of a hypothetical “covered call” strategy (also referred to as a “buy-write” strategy) on the S&P 500 Composite Price Index® (the “S&P 500 Index”). This strategy consists of a hypothetical portfolio consisting of a “long” position indexed to the S&P 500 Index (i.e., a position in which the common stocks, as defined below, of the S&P 500 Index are held) and the deemed sale of a succession of one-month, at-the-money S&P 500 Index call options that are listed on the CBOE. This hypothetical portfolio is referred to as the “covered S&P 500 Index portfolio”. The long position in the S&P 500 Index and the “short” call options are held in equal notional amounts (i.e., the short position in each call option is “covered” by the long position in the S&P 500 Index).

This strategy is designed to provide option premiums that can, to a limited extent, offset losses from downside market performance in an equity portfolio on which the covered call option is sold. However, the strategy also limits participation in the appreciation of the equity portfolio on which the option is sold beyond the option’s strike price. The strike price for each option included in the BXM Index will be equal to or slightly above the S&P 500 Index level at the time the option is sold.

The BXM Index measures the total return performance of the covered S&P 500 Index portfolio by incorporating the value of the ordinary cash dividends paid on the common stocks of the S&P 500 Index and the option premiums deemed received from writing call options on the S&P 500 Index. Because the method of calculating the BXM Index effectively reinvests the dividends and the option premiums into the S&P 500 Index on the day they are paid (in the case of dividends) or deemed to be received (in the case of option premiums), the BXM Index is subject to fluctuations in the value of the S&P 500 Index.

Call Options

The call options included in the value of the BXM Index have successive terms of approximately one month. Each call option on the S&P 500 Index in the hypothetical portfolio must be held to maturity, which is generally the third Friday of each month. At expiration, the call options are settled against the “Special Opening Quotations”, a special calculation of the S&P 500 Index. The Special Opening Quotation is compiled from the opening prices of the common stocks of the S&P 500 Index and is generally determined before 11:00 a.m., New York City time. The final settlement price of each call option at expiration is equal to the difference between the Special Opening Quotation and the strike price of the expired call option, or zero, whichever is greater, and is removed from the value of the BXM Index at that time. In other words, if the Special Opening Quotation is greater than each call option’s strike price, the final settlement price is greater than zero and the value of the BXM Index is effectively decreased upon settlement of each call option. If the Special Opening Quotation is less than each call option’s strike price, each call option is worthless and the value of the BXM Index remains unchanged upon settlement of the call options.

Subsequent to the settlement of the expired call options, new at-the-money call options are deemed written or sold and included in the value of the BXM Index. Like the expired call options, the new call options will expire approximately one month after the date of sale. The date on which one call option expires and another call option is written is referred to as the “roll date” and the process of replacing the expired options with the new options is referred to as the “roll”. The strike price of each new call option is equal to the strike price of the listed call option on the S&P 500 Index that is closest to and greater than the last value of the S&P 500 Index reported before 11:00 a.m., New York City time. For example, if the last value of the S&P 500 Index reported before 11:00 a.m., New York City time, is 901.10 and the closest listed option strike price above 901.10 is 905, then 905 is selected as the new strike price for the new call option to be incorporated into the BXM Index.

Once the strike price for each new call option has been determined, each new call option is deemed sold at a price equal to the volume-weighted average price (the “VWAP”) of the corresponding new call option during the two hour period between 11:30 a.m., New York City time, and 1:30 p.m., New York City time, on the day the strike price is determined. CBOE calculates the VWAP in a two-step process by (1) excluding trades in the new call option between 11:30 a.m., New York City time, and 1:30 p.m., New York City time, that are identified as having been executed as part of a spread (i.e., a position taken in two or more options in order to profit through changes in the relative prices of those options); and (2) calculating the volume-weighted average of all remaining transaction prices of each new call option during this two-hour period. The weights are equal to the fraction of the total volume, excluding spread transactions, transacted at each price during this period, as indicated by the CBOE’s Market Data Retrieval System. If no transactions occur between 11:30 a.m., New York City time, and 1:30 p.m., New York City time, each new call option is deemed sold at the last bid price reported before 1:30 p.m. The value of the option premium deemed received from each new call option is functionally “reinvested” in the portfolio.

Calculation of the BXM Index

The BXM Index is a “chained index”, meaning its value depends on the cumulative product of the gross daily rates of return on the covered S&P 500 Index portfolio since June 1, 1988, when the initial value of the BXM Index was first calculated and set at 100.00.

The value of the BXM Index on any given date will be calculated as (1) the value of the BXM Index on the previous day, times (2) (a) one plus (b) the gross daily rate of return of the covered S&P 500 Index portfolio on that day.

On each trading day that is not a roll date, the gross daily rate of return equals the change in value of the components of the covered S&P 500 Index portfolio (including the value of ordinary cash dividends paid on the common stocks underlying the S&P 500 Index that trade “ex-dividend” on that day), as measured from the close of trading on the preceding trading day. On each roll date, the gross daily rate of return will be equal to the product of three gross rates of return: (1) the gross rate of return from the previous close to the time the Special Opening Quotation is determined and the expiring call option is settled; (2) the gross rate of return from the Special Opening Quotation to the initiation of the new call position; and (3) the gross rate of return from the time the new call option is deemed sold to the close of trading on the roll date.

Neither Barclays Bank PLC nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the BXM Index or any successor index. CBOE does not guarantee the accuracy or the completeness of the BXM Index or any data included in the BXM Index. CBOE assumes no liability for any errors, omissions or disruption in the calculation and dissemination of the BXM Index. CBOE disclaims all responsibility for any errors or omissions in the calculation and dissemination of the BXM Index or the manner in which the BXM Index is applied in determining the amount payable at maturity for any applicable note or the amount of money or warrant property payable or deliverable at the payment or settlement date for any applicable warrant.

Comparison of the returns of the BXM Index and S&P 500 Index

The following two examples illustrate how the BXM Index return is derived from the S&P 500 Index return using actual information from the quarters ending December 31, 2003 and September 30, 2004, respectively. The applicable pricing supplement will contain a chart or graph of historical information.

Example 1: Quarter ending December 31, 2003 (the BXM Index underperforms the S&P 500 Index):

S&P 500 Index
S&P 500 Index	11.64%
Dividend Yield on the S&P 500 Index	0.54%
Total S&P 500 Index return	12.18%

BXM Index
Total S&P 500 Index return	12.18%
Loss on short options sold during the quarter*	-4.46%
The BXM Index return	7.72%

Example 2: Quarter ending September 30, 2004 (the BXM Index outperforms the total S&P 500 Index return):

S&P 500 Index
S&P 500 Index	-2.29%
Dividend Yield on the S&P 500 Index	0.42%
Total S&P 500 Index return	-1.87%

BXM Index
Total S&P 500 Index return	-1.87%
Gain on short options sold during the quarter*	1.99%
The BXM Index return	0.12%

*	The gain and loss on options sold during the quarter are expressed as a percentage of the level of the S&P 500 Index at the end of each month during the relevant quarter.

Additional information on the BXM Index is available on the following website:

http://www.cboe.com/micro/bxm.

License Agreement

We have entered into a non-exclusive license agreement with S&P whereby we, in exchange for a fee, are permitted to use the BXM Index in connection with certain securities, including the notes and warrants. We are not affiliated with S&P; the only relationship between S&P and us is any licensing of the use of S&P’s indices and trademarks or service marks relating to them.

The license agreement between S&P and Barclays Bank PLC provides that the following disclaimer must be set forth herein:

“The securities are not sponsored, endorsed, sold or promoted by Standard & Poor’s Financial Services LLC (“S&P”), or the Chicago Board Options Exchange, Incorporated (“CBOE”). S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities. The CBOE S&P 500 BuyWrite IndexSM (the “BXM Index”) is a benchmark index designed to track the performance of a hypothetical buy-write strategy on the S&P 500® Index. S&P’s and CBOE’s only relationship to Barclays Bank PLC is the licensing of certain trademarks and trade names of S&P, CBOE and the BXM Index, which is determined, composed and calculated by CBOE without regard to Barclays Bank PLC or the securities. CBOE has no obligation to take the needs of Barclays Bank PLC or the owners of the securities into consideration in determining, composing or calculating the BXM Index. S&P and CBOE are not responsible for, and have not participated in, the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P and CBOE have no obligation or liability in connection with the administration, marketing or trading of the securities.

CBOE SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE BXM INDEX FROM SOURCES THAT CBOE CONSIDERS RELIABLE, BUT S&P AND CBOE ACCEPT NO RESPONSIBILITY FOR, AND SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P AND CBOE DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE BXM INDEX OR ANY DATA INCLUDED THEREIN. S&P AND CBOE MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY ANY PERSON OR ENTITY FROM THE USE OF THE BXM INDEX OR ANY DATA INCLUDED THEREIN. S&P AND CBOE MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL CONDITIONS AND WARRANTIES IMPLIED BY STATUTE, GENERAL LAW OR CUSTOM, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE BXM INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL CBOE OR S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.”

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500” and “500” are trademarks of S&P, and “BuyWrite” and “CBOE” are trademarks of CBOE. These marks have been licensed for use by Barclays Bank PLC. The securities are not sponsored, endorsed, sold or promoted by S&P or CBOE and S&P and CBOE make no representation regarding the advisability of investing in the securities.

Dow Jones Industrial AverageSM

The Dow Jones Industrial AverageSM (the “DJIA Index”) is a price-weighted index comprised of 30 common stocks, which is published by Dow Jones Indexes, the marketing name of CME Group Index Services LLC (“Dow Jones Indexes”). Component changes are made by an Averages Committee comprised of the Managing Editor of The Wall Street Journal (“WSJ”), the head of Dow Jones Indexes research and the head of CME Group Inc. research. The Averages Committee was created in March 2010, when Dow Jones Indexes became part of CME Group Index Services LLC, a joint venture company owned 90% by CME Group Inc. and 10% by Dow Jones & Company, Inc. (“Dow Jones”). The DJIA Index is reported by Bloomberg under the ticker symbol “INDU<Index>”.

There are no pre-determined criteria for selection of a component stock except that component companies represented by the DJIA Index should be established U.S. companies that are leaders in their industries, are widely held by investors and have long records of sustained growth. The DJIA Index serves as a measure of the entire U.S. market, including such sectors as financial services, technology, retail, entertainment and consumer goods, and is not limited to traditionally defined industrial stocks. In order to maintain continuity, changes to the component stocks included in the DJIA Index tend to be made infrequently and generally occur only after corporate acquisitions or other dramatic shifts in a component company’s core business. When one component stock is replaced, the entire index is reviewed. As a result, multiple component changes are often implemented simultaneously. The component stocks of the DJIA Index may be changed at any time for any reason.

The DJIA Index is price-weighted rather than market capitalization-weighted. Therefore, the component stock weightings are affected only by changes in the stocks’ prices, in contrast with the weightings of other indices that are affected by both price changes and changes in the number of shares outstanding. The value of the DJIA Index is the sum of the primary exchange prices of each of the 30 common stocks included in the DJIA Index, divided by a divisor. The divisor is changed in accordance with a mathematical formula to adjust for large dividend distributions, stock splits, spin-offs and other corporate actions. Regular cash dividends are not taken into account in the calculation of the DJIA Index. The current divisor of the DJIA Index is published daily in the WSJ and other publications. While this methodology reflects current practice in calculating the DJIA Index, no assurance can be given that Dow Jones Indexes will not modify or change this methodology in a manner that may affect the securities.

The current formula used to calculate divisor adjustments is as follows: the new divisor (i.e., the divisor on the next trading session) is equal to (1) the divisor on the current trading session, times (2) the quotient of (a) the sum of the adjusted (for stock dividends, splits, spin-offs and other applicable corporate actions) closing prices of the DJIA components on the current trading session and (b) the sum of the unadjusted closing prices of the DJIA components on the current trading session.

Additional information on the DJIA Index is available on the following website: http://www.djindexes.com.

License Agreement

We have entered into a non-exclusive license agreement with Dow Jones Indexes whereby we, in exchange for a fee, are permitted to use the DJIA Index in connection with certain securities, including the notes and warrants. We are not affiliated with Dow Jones Indexes; the only relationship between Dow Jones Indexes and us is any licensing of the use of Dow Jones Indexes’ indices and trademarks or service marks relating to them.

The license agreement between Dow Jones Indexes and us provides that the following language must be set forth herein:

“The “Dow Jones Industrial AverageSM” is a product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC (“CME”), and has been licensed for use. “Dow Jones®”, “Dow Jones Industrial AverageSM”, “DJIASM” and “Dow Jones Indexes” are service marks of Dow Jones Trademark Holdings LLC (“Dow Jones”) and have been licensed to CME and have been sublicensed for use for certain purposes by Barclays Bank PLC. The securities are not sponsored, endorsed, sold or promoted by Dow Jones, CME or their respective affiliates. Dow Jones, CME and their respective affiliates make no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly. The only relationship of Dow Jones, CME or any of their respective affiliates to the Licensee is the licensing of certain trademarks, trade names and service marks of Dow Jones and of the Dow Jones Industrial AverageSM, which is determined, composed and calculated by CME without regard to Barclays Bank PLC or the securities. Dow Jones and CME have no obligation to take the needs of Barclays Bank PLC or the owners of the securities into consideration in determining, composing or calculating the Dow Jones Industrial AverageSM. Dow Jones, CME and their respective affiliates are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. Dow Jones, CME and their respective affiliates have no obligation or liability in connection with the administration, marketing or trading of the securities. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the securities currently being issued by Barclays Bank PLC, but which may be similar to and competitive with the securities. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Dow Jones Industrial AverageSM. It is possible that this trading activity will affect the value of the Dow Jones Industrial AverageSM and the securities.

DOW JONES, CME AND THEIR RESPECTIVE AFFILIATES DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN AND DOW JONES, CME AND THEIR RESPECTIVE AFFILIATES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES, CME AND THEIR RESPECTIVE AFFILIATES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN. DOW JONES, CME AND THEIR RESPECTIVE AFFILIATES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGESM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, CME OR THEIR RESPECTIVE AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN CME AND BARCLAYS BANK PLC, OTHER THAN THE LICENSORS OF CME.”

“Dow Jones®”, “Dow Jones Industrial AverageSM”, “DJIASM” and “Dow Jones Indexes” are service marks of Dow Jones, have been licensed by CME and have been sublicensed for use for certain purposes by Barclays Bank PLC. Barclays Bank PLC’s securities based on the Dow Jones Industrial AverageSM, are not sponsored, endorsed, sold or promoted by Dow Jones, CME or their respective affiliates and none of them makes any representation regarding the advisability of investing in such securities.

EURO STOXX 50® Index

All information regarding the EURO STOXX 50® Index (the “EURO STOXX 50 Index”) set forth in this index supplement reflects the policies of, and is subject to change by, STOXX Limited (“STOXX”), a company owned by Deutsche Börse AG and SIX Group AG. The EURO STOXX 50 Index is calculated, maintained and published by STOXX. The EURO STOXX 50 Index is reported by Bloomberg under the ticker symbol “SX5E <Index>”. It is also published in The Wall Street Journal and disseminated on the STOXX website, www.stoxx.com.

The EURO STOXX 50 Index is composed of 50 European blue-chip companies from within the Eurozone portion of the STOXX 600 Supersector indices. The STOXX 600 Supersector indices contain the 600 largest stock traded on the major exchanges of 18 European countries and are organized into the following 19 Supersectors: automobiles & parts; banks; basic resources; chemicals; construction & materials; financial services; food & beverage; health care; industrial goods & services; insurance; media; oil & gas; personal & household goods; real estate; retail; technology; telecommunications; travel & leisure; and utilities.

Publication of the EURO STOXX 50 Index was introduced on February 26, 1998, with a base value of 1,000 as of December 31, 1991.

The EURO STOXX 50 Index is compiled and calculated as follows. It is calculated with the “Laspeyres formula”, which measures price changes against a fixed base quantity weight. The EURO STOXX 50 Index is weighted by free float market capitalization. Each component’s weight is capped at 10% of the EURO STOXX 50 Index’s total free float market capitalization. Free float weights are reviewed quarterly and the EURO STOXX 50 Index composition is reviewed annually in September.

Within each of the 19 EURO STOXX Supersector indices, the component stocks are ranked by free float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free float market capitalization of the corresponding EURO STOXX Total Market Index (TMI) Supersector index. If the next-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list. Any remaining stocks that are current EURO STOXX 50 Index components are added to the selection list. The stocks on the selection list are ranked by free float market capitalization. In exceptional cases, the STOXX Limited Supervisory Board may make additions and deletions to the selection list.

The 40 largest stocks on the selection list are chosen as components. Any remaining current components of the EURO STOXX 50 Index ranked between 41 and 60 are added as index components. If the component number is still below 50, then the largest remaining stocks on the selection list are added until the EURO STOXX 50 Index contains 50 stocks.

The EURO STOXX 50 Index has an index divisor, which is adjusted to maintain the continuity of the EURO STOXX 50 Index’s value across changes due to corporate actions such as:

•	the issuance of dividends;

•	the occurrence of stock splits;

•	the stock repurchase by the issuer; and

•	other reasons.

Additional information on the EURO STOXX 50 Index is available on the following website: http://www.stoxx.com.

License Agreement

We have entered into a non-exclusive license agreement with STOXX whereby we, in exchange for a fee, are permitted to use the EURO STOXX Index in connection with certain securities, including the notes. We are not affiliated with STOXX; the only relationship between STOXX and us is any licensing of the use of STOXX’s indices and trademarks relating to them.

The license agreement between STOXX and us provides that the following language must be set forth herein:

“STOXX and its licensors (the “Licensors”) have no relationship to Barclays Bank PLC, other than the licensing of the EURO STOXX 50® Index and the related trademarks for use in connection with the securities.

STOXX and its Licensors do not:

•	Sponsor, endorse, sell or promote the securities.

•	Recommend that any person invest in the securities or any other securities.

•	Have any responsibility or liability for or make any decisions about the timing, amount or pricing of securities.

•	Have any responsibility or liability for the administration, management or marketing of the securities.

•	Consider the needs of the securities or the owners of the securities in determining, composing or calculating the EURO STOXX 50® Index or have any obligation to do so.

STOXX and its Licensors will not have any liability in connection with the securities. Specifically,

•	STOXX and its Licensors do not make any warranty, express or implied and disclaim any and all warranty about:

•	The results to be obtained by the securities, the owner of the securities or any other person in connection with the use of the EURO STOXX 50® Index and the data included in the EURO STOXX 50® Index;

•	The accuracy or completeness of the EURO STOXX 50® Index and its data;

•	The merchantability and the fitness for a particular purpose or use of the EURO STOXX 50® Index and its data;

•	STOXX and its Licensors will have no liability for any errors, omissions or interruptions in the EURO STOXX 50® Index or its data;

•

Under no circumstances will STOXX or its Licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX or its Licensors knows that they might occur.

The licensing agreement between Barclays Bank PLC and STOXX is solely for their benefit and not for the benefit of the owners of the securities or any other third parties.”

FTSE® 100 Index

All information regarding the FTSE® 100 Index (the “FTSE® 100 Index”) set forth in this index supplement reflects the policies of, and is subject to change by, FTSE International Limited (“FTSE®”). The FTSE® 100 Index is calculated, maintained and published by FTSE®. The FTSE® 100 Index is reported by Bloomberg under the ticker symbol “UKX <Index>”.

The FTSE® 100 Index is a free float-adjusted, market capitalization-weighted index of the 100 largest U.K. blue-chip companies (with nationality determined by FTSE®) traded on the London Stock Exchange. The FTSE® 100 Index was developed with a base level of 1,000 on January 3, 1984.

Composition of the FTSE® 100 Index

In order to be eligible for inclusion in the FTSE® 100 Index, a stock must generally have a free float (as described below) greater than 15%, although stocks with a free float greater than 5% but less than or equal to 15% are eligible if their full market capitalization exceeds US$5 billion.

Only “Premium Listed Equity Shares” as defined by the UK Financial Services Authority in its Listing Sources Rulebook with a listing on the London Stock Exchange are eligible for inclusion in the FTSE® 100 Index.

Stocks must also be sufficiently liquid to trade. The following criteria, among others, are used to exclude illiquid securities from the FTSE® 100 Index:

•

Price. The FTSE® Europe/Middle East/Africa Regional Committee must be satisfied that an accurate and reliable price for the purposes of determining the market value of a company exists. This requires a Sterling denominated price on SETS, which is the London Stock Exchange’s electronic order book trading service for U.K. blue-chip securities.

•

Liquidity. Securities which do not turn over at least 0.035% of their shares in issue, after the application of any investability weightings, based on their median daily trade per month for ten of the twelve months prior to the FTSE® Europe/Middle East/Africa Regional Committee’s annual June review will not be eligible for inclusion in the reference group. An existing constituent failing to trade at least 0.025% of its shares in issue, after the application of any investability weightings, based on its median daily trade per month for more than four of the twelve months prior to the annual review, will be removed and will not be eligible for inclusion in the reference group until the next annual review. Companies that are large enough to be components of the FTSE® 100 Index but do not pass the liquidity test are not included.

•

New Issues. New issues must have a minimum trading record of at least 20 days prior to the date of a review and turnover of a minimum of 0.035% of their shares in issue, after the application of any investability weightings, based on their median daily trade per month in each month since their listing.

At the discretion of the FTSE® Europe/Middle East/Africa Regional Committee, the percentage requirements discussed above may be adjusted by up to 0.01% in order for the FTSE® 100 Index to reflect more accurately the liquid investable market.

The FTSE® Europe/Middle East/Africa Regional Committee meets quarterly to review the components of the FTSE® 100 Index. This review is then presented to the FTSE® Europe/Middle East/Africa Regional Committee for approval. The meetings to review the constituents are held on the Wednesday after the first Friday in March, June, September and December. Any constituent changes will be implemented on the next trading day following the expiry of the London International Financial Futures Exchange futures and options contracts that normally takes place on the third Friday of the same month.

To maintain stability, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted at the quarterly review if it has fallen to 111th place or below, with rankings determined in each case on the basis of full market capitalization. A constant number of components is maintained for the FTSE® 100 Index. When a greater number of companies qualify to be inserted in the FTSE® 100 Index than those qualifying to be deleted, the lowest ranking constituents included in the FTSE® 100 Index will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review. Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted, the securities of the highest ranking companies that are then not included in the FTSE® 100 Index will be inserted to match the number of companies being deleted at the periodic review.

Changes to the constituents of the FTSE® 100 Index may also be prompted outside of the FTSE® Europe/Middle East/Africa Regional Committee’s periodic review procedure for certain new issues where omission to promptly include such new issue in the FTSE® 100 Index would compromise the effectiveness of the FTSE® 100 Index as a market indicator, for certain corporate actions (e.g., mergers and acquisitions) or in the case of delisting.

Computation of the FTSE® 100 Index

The value of the FTSE® 100 Index will be equal to (1) the sum of the products of (a) the price of each FTSE® 100 Index component, (b) the exchange rate for each such component, if any, (c) shares in issue for each such component and (d) a free float factor for each such component that allows amendments to each such component’s weighting to reflect the free float restrictions described below, divided by (2) a divisor which represents the total issued share capital of the FTSE® 100 Index at the base date, which may be adjusted as necessary to allow for changes in issued share capital of individual securities without distorting the FTSE® 100 Index.

Under this formula, the investable market capitalization, not the full market capitalization, of each FTSE® 100 Index constituent is used to determine the value of the FTSE® 100 Index. This reflects the “float-adjusted” aspect of the FTSE® 100 Index because, whereas full market capitalization depends on shares in issue, investable market capitalization depends on free float. The following are excluded from free float: trade investments in a FTSE® 100 Index constituent company by either another constituent or a non-constituent entity or company; significant long-term holdings by founders, directors and/or their families; employee share schemes (if restricted); government holdings; and portfolio investments subject to lock-in clauses (for the duration of the clause). Free float restrictions are calculated using available published information. The initial weighting of a FTSE® 100 Index component is applied in bands, as follows:

Free float as a percentage of full market capitalization	Free float band
Greater than 5% but less than or equal to 15%	Eligible if full market capitalization exceeds US$5 billion
Greater than 15% but less than or equal to 20%	20%
Greater than 20% but less than or equal to 30%	30%
Greater than 30% but less than or equal to 40%	40%
Greater than 40% but less than or equal to 50%	50%
Greater than 50% but less than or equal to 75%	75%
Greater than 75%	100%

Following the application of an initial free float restriction, a FTSE® 100 Index component’s free float will only be changed if its actual free float is more than 5 percentage points above the minimum or 5 percentage points below the maximum of an adjacent band. This 5 percentage point threshold does not apply if the initial free float is less than or equal to 15%.

The FTSE® 100 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the FTSE® 100 Index. A stock’s free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the FTSE® 100 Index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event.

Additional information on the FTSE® 100 Index is available on the following website:

http://www.ftse.com.

License Agreement

We have entered into a non-exclusive license agreement with FTSE® whereby we, in exchange for a fee, are permitted to use the FTSE® 100 Index in connection with certain securities, including the notes and warrants. We are not affiliated with FTSE®; the only relationship between FTSE® and us is any licensing of the use of FTSE’s® indices and trademarks relating to them.

The license agreement between FTSE® and us provides that the following language must be set forth herein:

“The securities are not in any way sponsored, endorsed, sold or promoted by FTSE International Limited (“FTSE”) or by the London Stock Exchange Plc (the “Exchange”) or by The Financial Times Limited (“FT”) and neither FTSE nor the Exchange nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE® 100 Index (the “Index”) and/or the figure at which the said Index stands at any particular time on the particular day or otherwise. The Index is compiled and calculated by FTSE. However, neither FTSE nor the Exchange nor FT shall be liable (whether in negligence or otherwise) to any person for any error in the Index and neither FTSE or the Exchange or FT shall be under any obligation to advise any person of any error therein.”

““FTSE®”, “FT-SE®” and “Footsie®” are trade marks of the London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited under license. “All-World”, “All-Share” and “All-Small” are trade marks of FTSE International Limited.”

FTSE® China 25 Index

All information regarding the FTSE® China 25 Index (the “FTSE® China 25 Index”) set forth in this index supplement reflects the policies of, and is subject to change by, FTSE® International Limited (“FTSE®”). The FTSE® China 25 Index is calculated, published and disseminated by FTSE®. The FTSE® China 25 Index is reported by Bloomberg under the ticker symbol “XIN0I <Index>”.

The FTSE® China 25 Index is a real-time, tradable index designed to represent the performance of the mainland Chinese market that is available to international investors. The FTSE® China 25 Index is quoted in Hong Kong dollars and currently is based on the 25 largest and most liquid “H-Shares” and “Red Chips” listed and trading on the Stock Exchange of Hong Kong Limited (the “SEHK”). H-Shares are Hong Kong listed shares of companies incorporated in mainland China and nominated by the Chinese government for listing and trading on the SEHK. Red Chips are securities of companies incorporated outside of the People’s Republic of China that trade on the SEHK, are substantially owned, directly or indirectly, by Chinese state-owned enterprises and derive over 55% of revenue or operating assets from the People’s Republic of China. Both H-Shares and Red Chips are quoted and traded in Hong Kong dollars. They are available only to Chinese investors approved by the government of the People’s Republic of China; however, there are no restrictions on international investors.

Composition of the FTSE® China 25 Index

In order to be eligible for inclusion in the FTSE® China 25 Index, a stock must generally have a free float (as described below) greater than 15%, although stocks with a free float greater than 5% but less than or equal to 15% are eligible if their full market capitalization exceeds US$2.5 billion (or local currency equivalent).

Stocks must also be sufficiently liquid to trade. The following criteria, among others, are used to exclude illiquid securities from the FTSE® China 25 Index:

•

Price. The FTSE® Asia Pacific Advisory Committee, a committee of the FTSE® Policy Group, must be satisfied that an accurate and reliable price for the purposes of determining the market value of a company exists.

•

Liquidity. Each stock is tested for liquidity on an annual basis in March by calculating its median daily trading volume per month. The median daily trading volume is determined by ranking the total trading volume for each day and selecting the middle ranking day. Daily totals with a zero trading volume are included in the ranking; therefore a stock that fails to trade for more than half of the days in a month will have a zero median trading volume.

A) Stocks which do not turnover at least 0.05% of their free float adjusted shares based on their median daily trading volume per month in ten of the twelve months prior to any annual review, are not eligible for inclusion in the FTSE® China 25 Index.

B) Stocks that fail to trade at least 0.04% of their free float adjusted shares based on their median daily trading volume per month for more than four of the twelve months prior to the annual review are not eligible for inclusion in the FTSE® China 25 Index.

•

New Issues. New issues that do not have a twelve month trading record must have a minimum three month trading record when reviewed. They must turnover at least 0.05% of their free float adjusted shares based on their median daily trading volume per month in each month since their listing.

The FTSE® Asia Pacific Advisory Committee meets quarterly to review the components of the FTSE® China 25 Index. The secretary of the FTSE® Policy Group conducts periodic reviews of the constituents and recommends companies to be included or excluded from the FTSE® China 25 Index using the close of business data from the next trading day following the third Friday in February, May, Auguest and November. This review is then presented to the FTSE® Asia Pacific Advisory Committee for approval. The meetings to review the constituents are held on the Tuesday after the first Friday in February, May, August and November. Any constituent changes will be implemented on the next trading day following the third Friday of the same month.

To maintain stability, a stock will be added at the quarterly review if it has risen to 15th place or above, ranked on the basis of full market capitalization (before the application of any investability weightings), and a stock will be deleted if at the quarterly review it has fallen to 36th place or below, ranked on the basis of full market value (before the application of any investability weightings), in each case using all share classes, not simply H-Shares and Red Chips. A constant number of components is maintained for the FTSE® China 25 Index. Where a greater number of companies qualify to be inserted in the FTSE® China 25 Index than those qualifying to be deleted, the lowest ranking constituents presently included in the FTSE® China 25 Index will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review. Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted the securities of the highest ranking companies that are presently not included in the FTSE® China 25 Index will be inserted to match the number of companies being deleted at the periodic review.

Changes to the constituents of the FTSE® China 25 Index may also be prompted outside of the FTSE® Asia Pacific Advisory Committee’s periodic review procedure for certain new issues where omission to promptly include would compromise the effectiveness of the FTSE® China 25 Index as a market indicator, for certain corporate actions (e.g., mergers and acquisitions) or in the case of delisting.

Computation of the FTSE® China 25 Index

The value of the FTSE® China 25 Index will be equal to (1) the sum of the products of (a) the price of each FTSE® China 25 Index component, (b) the exchange rate for each such component, if any, (c) shares in issue for each such component, (d) the free float factor for each such component, which allows amendments to the weighting of each such component to reflect the free float restrictions described below and (e) the capping factor for each such component, if any, divided by (2) a divisor which represents the total issued share capital of the FTSE® China 25 Index at the base date, which may be adjusted as necessary to allow for changes in issued share capital of individual securities without distorting the FTSE® China 25 Index.

The FTSE® China 25 Index is calculated using trade prices from the SEHK for all components. Because the FTSE® China 25 Index is denominated in Hong Kong dollars, those securities denominated in a currency other than Hong Kong Dollars will be converted to Hong Kong dollars in order to calculate the Index. Reuters real-time spot currency rates will be used for this purpose.

Under the formula described above, the investable market capitalization, not the full market capitalization, of each FTSE® China 25 Index constituent is used to determine the value of the FTSE® China 25 Index. This reflects the “float-adjusted” aspect of the FTSE® China 25 Index because, whereas full market capitalization depends on shares in issue, investable market capitalization depends on free float. The following are excluded from free float: trade investments in a FTSE® China 25 Index constituent company by either another constituent or a non-constituent entity or company; significant long-term holdings by founders, their families and/or directors; employee share schemes (if restricted); government holdings; foreign ownership limits; and portfolio investments subject to lock-in clauses (for the duration of the clause). Free float restrictions are calculated using available published information. The initial weighting of a FTSE® China 25 Index component is applied in bands, as follows:

Free float as a percentage of full market capitalization	Free float band
Less than or equal to 5%	Ineligible for inclusion
Greater than 5% but less than or equal to 15%	If full market capitalization exceeds US$2.5 billion, the next whole percentage number (rounding up)
Greater than 15% but less than or equal to 20%	20%
Greater than 20% but less than or equal to 30%	30%
Greater than 30% but less than or equal to 40%	40%
Greater than 40% but less than or equal to 50%	50%
Greater than 50% but less than or equal to 75%	75%
Greater than 75%	100%

These bands are narrow at the lower end to ensure that there is sufficient sensitivity in order to maintain accurate representation and broader at the higher end in order to ensure that the weightings of larger companies do not fluctuate absent a significant corporate event. Following the application of an initial free float restriction, a FTSE® China 25 Index stock’s free float will only be changed if its actual free float is more than 5 percentage points above the minimum or 5 percentage points below the maximum of an adjacent band. This 5 percentage point threshold does not apply if the initial free float is less than or equal to 15%. Foreign ownership limits, if any, are applied after calculating the actual free float restriction, but before applying the bands shown above. If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied, subject to the bands shown above.

The FTSE® China 25 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the FTSE® China 25 Index. A stock’s free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the FTSE® China 25 Index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event.

The FTSE® China 25 Index is also subject to a capping mechanism at each quarterly review. The weight of each FTSE® China 25 Index component (i.e., the investable market capitalization of such component as a proportion of the investable market capitalization of the FTSE® China 25 Index) will be capped, as needed, at such time by means of a four stage process that aims to ensure that the aggregate weight of index components that individually weigh more than 5% do not, together, exceed 40% (the “5%-40% target”). In the first stage, FTSE® China 25 Index components whose weights exceed 10% are capped at 10%, and all lower weighted index components are increased correspondingly (with further caps at 10% and corresponding increases if the initial (or subsequent) increases cause any component to rise above a 10% weighting). In the second stage, a determination is made: if the 5%-40% target has not been achieved, the procedure moves to a third stage; otherwise, no further action is taken. In the third stage, the weights of each index component in descending order of weight are capped in a sequential manner (and lower-ranking index components increased) in the following manner, but only until the 5%-40% target is achieved: first, if the second-highest weighted index component has a weight above 9%, it will be capped at 9% (and all lower ranking index components increased); then, if further capping is necessary and the third-highest weighted index component has a weight above 8%, it will be capped at 8% (and all lower ranking index components increased); then, if further capping is necessary and the fourth-highest weighted index component has a weight above 7%, it will be capped at 7% (and all lower ranking index components increased); then, if further capping is necessary and the fifth-highest weighted index component has a weight above 6%, it will be capped at 6% (and all lower ranking index components increased); and finally, if, following this, the 5%-40% target has still not been achieved, then the sixth-highest weighted index component (as well as all other index components ranked below it) will be capped at 4%. The fourth stage will repeat the first and third stages as necessary, until such time as the 5%-40% target is achieved.

Additional information on the FTSE® China 25 Index is available on the following website:

http://www.ftse.com/Indices/FTSE_China_Index_Series/index.jsp.

The Stock Exchange of Hong Kong Limited

For a description of the SEHK, see the section entitled “NYSE Arca Hong Kong 30 IndexSM—The Stock Exchange of Hong Kong Limited” below.

License Agreement

We have entered into a non-exclusive license agreement with FTSE whereby we, in exchange for a fee, are permitted to use the FTSE® China 25 Index in connection with certain securities, including the notes and warrants. We are not affiliated with FTSE; the only relationship between FTSE and us is any licensing of the use of FTSE’s indices and trademarks relating to them.

The license agreement between FTSE and Barclays Bank PLC provides that the following disclaimer must be set forth herein:

“The securities are not in any way sponsored, endorsed, sold or promoted by FTSE® International Limited (“FTSE®”) or by the London Stock Exchange PLC (“the Exchange”) or by The Financial Times Limited (“FT”) and neither FTSE nor Exchange nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE® China 25 Index (the “Index”) and/or the figure at which the said Index stands at any particular time on any particular day or otherwise. The Index is compiled and calculated by or on behalf of FTSE. However, neither FTSE nor Exchange or FT shall be liable (whether in negligence or otherwise) to any person for any error in the Index and FTSE or Exchange or FT shall be under any obligation to advise any person of any error therein.”

““FTSE™” is a trade mark jointly owned by the London Stock Exchange PLC and The Financial Times Limited.”

Hang Seng Index

All information regarding the Hang Seng Index (the “Hang Seng Index”) set forth in this index supplement reflects the policies of, and is subject to change by, Hang Seng Indexes Company Limited, a wholly-owned subsidiary of Hang Seng Bank. The Hang Seng Index is compiled, published and maintained by Hang Seng Indexes Company Limited and was launched on November 24, 1969. The Hang Seng Index is reported by Bloomberg under the ticker symbol “HSI <Index>”.

The HSI is a free float-adjusted market capitalization weighted stock market index in the Stock Exchange of Hong Kong Limited (the “SEHK”) and purports to be an indicator of the performance of the Hong Kong stock market. For more information about the SEHK, see the section entitled “NYSE Arca Hong Kong 30 IndexSM—The Stock Exchange of Hong Kong Limited” below. Constituent stocks of the Hang Seng Index are selected by a rigorous process of detailed analysis, supported by extensive external consultations.

Only companies with a primary listing on the Main Board of the SEHK are eligible as constituents of the Hang Seng Index. Mainland China enterprises that have an H-Share listing in Hong Kong are eligible for inclusion in the Hang Seng Index when they meet any one of the following conditions: (1) the H-Share company has 100% of its ordinary share capital in the form of H-Shares which are listed on the SEHK; (2) the H-Share company has completed the process of Share Reform, with the result that there is no unlisted share capital in the company; or (3) for new H-Share initial public offerings, the company has no unlisted share capital. For any H-Share company included in the Hang Seng Index, only the H-Share portion of the share capital of the company will be used for index calculation, subject to free float adjustment. H-Shares are Hong Kong listed shares, traded in Hong Kong dollars, of companies incorporated in mainland China and nominated by the Chinese government for listing and trading on the SEHK.

To be eligible for selection, a company: (1) must be among those companies that constitute the top 90% of the total market value of all primary listed shares on the SEHK (market value is expressed as an average of the past 12 months); (2) must be among those companies that constitute the top 90% of the total turnover of all eligible shares listed on the SEHK (turnover is aggregated and individually assessed for eight quarterly sub-periods for the past 24 months); and (3) should normally have a listing history of 24 months.

For large-cap stocks that have been listed for less than 24 months, the minimum listing time required for inclusion in the Hang Seng Index is as follows:

Average Market Value Ranking at Time of Review	Minimum Listing History
Top 5	3 months
6 – 15	6 months
16 – 20	12 months
21 – 25	18 months
Below 25	24 months

From the many eligible candidates, final selections are based on the following: (1) the market value and turnover rankings of the companies; (2) the representation of the sub-sectors within the Hang Seng Index directly reflecting that of the market; and (3) the financial performance of the companies.

Calculation Methodology. The calculation methodology of the Hang Seng Index is a free float-adjusted market capitalization weighting. Under this calculation methodology, shares held by any entities (excluding custodians, trustees, mutual funds and investment companies) which control more than 5% of shares are excluded for index calculation:

•	Strategic holdings (governments and affiliated entities or any other entities which hold substantial shares in the company would be considered as non-freefloat unless otherwise proved);

•	Directors’ and management holdings (directors, members of the board committee, principal officers or founding members);

•	Corporate cross holdings (publicly traded companies or private firms / institutions); and

•	Lock-up shares (shareholdings with a publicly disclosed lock-up arrangement.

A free float-adjusted factor, representing the proportion of shares that is free floated as a percentage of the issued shares, is rounded up to the nearest 1% where the free float is below 10% and otherwise it is rounded up to the nearest 5% for the calculation of the Hang Seng Index and is updated quarterly.

A cap of 15% on individual stock weightings is applied, and a cap factor calculated quarterly to ensure no individual constituent is weighted in excess of the cap on a given index capping date.

Additional information on the Hang Seng Index is available on the following website:

http://www.hsi.com.hk/.

License Agreement

We have entered into a non-exclusive license agreement with Hang Seng Indexes Company Limited and Hang Seng Data Services Limited whereby we, in exchange for a fee, are permitted to use the Hang Seng Index in connection with certain securities, including the notes and warrants. We are not affiliated with Hang Seng Indexes Company Limited or Hang Seng Data Services Limited; the only relationship between Hang Seng Indexes Company Limited and Hang Seng Data Services Limited, on the one hand, and us, on the other hand, is any licensing of the use of their indices and trademarks relating to them.

The license agreement provides that the following language must be set forth herein:

“The Hang Seng Index (the “Hang Seng Index”) is published and compiled by Hang Seng Indexes Company Limited pursuant to a license from Hang Seng Data Services Limited. The mark and name “Hang Seng Index” are proprietary to Hang Seng Data Services Limited. Hang Seng Indexes Company Limited and Hang Seng Data Services Limited have agreed to the use of, and reference to, the Hang Seng Index by Barclays Bank PLC in connection with the securities, BUT NEITHER HANG SENG INDEXES COMPANY LIMITED NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR REPRESENTS OR GUARANTEES TO ANY BROKER OR HOLDER OF THE SECURITIES OR ANY OTHER PERSON (i) THE ACCURACY OR COMPLETENESS OF THE HANG SENG INDEX AND ITS COMPUTATION OR ANY INFORMATION RELATED THERETO; OR (ii) THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF THE HANG SENG INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT; OR (iii) THE RESULTS WHICH MAY BE OBTAINED BY ANY PERSON FROM THE USE OF THE HANG SENG INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO THE HANG SENG INDEX IS GIVEN OR MAY BE IMPLIED. The process and basis of computation and compilation of the Hang Seng Index and any of the related formula or formulae, constituent stocks and factors may at any time be changed or altered by Hang Seng Indexes Company Limited without notice. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HANG SENG INDEXES COMPANY LIMITED OR HANG SENG DATA SERVICES LIMITED (i) IN RESPECT OF THE USE OF AND/OR REFERENCE TO THE HANG SENG INDEX BY BARCLAYS BANK PLC IN CONNECTION WITH THE SECURITIES; OR (ii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HANG SENG INDEXES COMPANY LIMITED IN THE COMPUTATION OF THE HANG SENG INDEX; OR (iii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION OF THE HANG SENG INDEX WHICH IS SUPPLIED BY ANY OTHER PERSON; OR (iv) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF THE SECURITIES OR ANY OTHER PERSON DEALING WITH THE SECURITIES AS A RESULT OF ANY OF THE AFORESAID, AND NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE BROUGHT AGAINST HANG SENG INDEXES COMPANY LIMITED AND/OR HANG SENG DATA SERVICES LIMITED in connection with the securities in any manner whatsoever by any broker, holder or other person dealing with the securities. Any broker, holder or other person dealing with the securities does so therefore in full knowledge of this disclaimer and can place no reliance whatsoever on Hang Seng Indexes Company Limited and Hang Seng Data Services Limited. For the avoidance of doubt, this disclaimer does not create any contractual or quasi-contractual relationship between any broker, holder or other person and Hang Seng Indexes Company Limited and/or Hang Seng Data Services Limited and must not be construed to have created such relationship.”

Hang Seng China Enterprises Index

All information relating to the Hang Seng China Enterprises Index (the “H-Shares Index”) set forth in this index supplement reflects the policies of, and is subject to change by, Hang Seng Indexes Company Limited, a wholly-owned subsidiary of Hang Seng Bank. The H-Shares Index is compiled, published and managed by Hang Seng Indexes Company Limited and was first calculated and published on August 8, 1994. The H-Shares Index is reported by Bloomberg under the ticker symbol “HSCEI <Index>”.

The H-Shares Index is intended to track the performance of all the Hong Kong listed H-Shares of Chinese enterprises, one year after the first H-Share company was listed on the Stock Exchange of Hong Kong Limited (the “SEHK”). For more information about the SEHK, see the section entitled “NYSE Arca Hong Kong 30 IndexSM—The Stock Exchange of Hong Kong Limited” below. H-Shares are Hong Kong listed shares, traded in Hong Kong dollars, of companies incorporated in mainland China. The H-Shares Index had a base index of 1,000 at launch, but was rebased with a value of 2,000 as at January 3, 2000 to align with the Hang Seng Composite Index Series. The H-Shares Index is reviewed quarterly.

To be eligible for inclusion in the H-Shares Index, a stock must have a primary listing on the Main Board of the SEHK.

A component stock is selected or removed from the H-Shares Index in the quarterly review process based on the following selection criteria:

•	Listing history requirement. Stocks should be listed for at least one month prior to the review cut-off date.

•

Turnover screening. Stocks must have 0.1% turnover velocity for at least 10 out of the latest 12 months to maintain their inclusion or to be newly included in the H-Shares Index. New entrants must also have 0.1% turnover velocity in each of the latest three months. Turnover velocity for a given month is calculated as the median of shares traded daily over that month divided by the total free float-adjusted issued shares at month end.

•

Ranking by combined market capitalization. Of the stocks satisfying the listing history requirement and turnover screening test, the 40 eligible stocks with the highest combined market capitalization will be selected as constituents of the H-Shares Index. Combined market capitalization is calculated for each stock by adding 50% of full market capitalization to 50% of free float-adjusted market capitalization.

Calculation methodology. The H-Shares Index is calculated using a free float-adjusted market capitalization weighting. Under this calculation methodology, shares held by any entities (excluding custodians, trustees, mutual funds and investment companies) which control more than 5% of shares are excluded for index calculation:

•	Strategic holdings (governments and affiliated entities or any other entities which hold substantial shares in the company would be considered as non-freefloat unless otherwise proved);

•	Directors’ and management holdings (directors, members of the board committee, principal officers or founding members);

•	Corporate cross holdings (publicly traded companies or private firms / institutions); and

•	Lock-up shares (shareholdings with a publicly disclosed lock-up arrangement.

A free float-adjusted factor, representing the proportion of shares that is free floated as a percentage of the issued shares, is rounded up to the nearest 1% where the free float is below 10% and otherwise rounded up to the nearest 5% for the calculation of the H-Shares Index and is updated quarterly.

A cap of 10% on individual stock weightings is applied and a cap factor calculated quarterly to ensure no individual constituent is weighted in excess of the cap on a given index capping date.

Additional information on the H-Shares Index is available on the following website:

http://www.hsi.com.hk/.

License Agreement

We have entered into a non-exclusive license agreement with Hang Seng Indexes Company Limited and Hang Seng Data Services Limited whereby we, in exchange for a fee, are permitted to use the H-Shares Index in connection with certain securities, including the notes and warrants. We are not affiliated with Hang Seng Indexes Company Limited or Hang Seng Data Services Limited; the only relationship between Hang Seng Indexes Company Limited and Hang Seng Data Services Limited, on the one hand, and us, on the other hand, is any licensing of the use of their indices and trademarks relating to those indices.

The license agreement provides that the following language must be set forth herein:

“The Hang Seng China Enterprises Index (the “H-Shares Index”) is published and compiled by Hang Seng Indexes Company Limited pursuant to a license from Hang Seng Data Services Limited. The mark and name “Hang Seng China Enterprises Index” are proprietary to Hang Seng Data Services Limited. Hang Seng Indexes Company Limited and Hang Seng Data Services Limited have agreed to the use of, and reference to, the H-Shares Index by Barclays Bank PLC in connection with the securities, BUT NEITHER HANG SENG INDEXES COMPANY

LIMITED NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR REPRESENTS OR GUARANTEES TO ANY BROKER OR HOLDER OF THE SECURITIES OR ANY OTHER PERSON (i) THE ACCURACY OR COMPLETENESS OF THE H-SHARES INDEX AND ITS COMPUTATION OR ANY INFORMATION RELATED THERETO; OR (ii) THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF THE H-SHARES INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT; OR (iii) THE RESULTS WHICH MAY BE OBTAINED BY ANY PERSON FROM THE USE OF THE H-SHARES INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO THE H-SHARES INDEX IS GIVEN OR MAY BE IMPLIED. The process and basis of computation and compilation of the H-Shares Index and any of the related formula or formulae, constituent stocks and factors may at any time be changed or altered by Hang Seng Indexes Company Limited without notice. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HANG SENG INDEXES COMPANY LIMITED OR HANG SENG DATA SERVICES LIMITED (i) IN RESPECT OF THE USE OF AND/OR REFERENCE TO THE H-SHARES INDEX BY BARCLAYS BANK PLC IN CONNECTION WITH THE SECURITIES; OR (ii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HANG SENG INDEXES COMPANY LIMITED IN THE COMPUTATION OF THE H-SHARES INDEX; OR (iii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION OF THE H-SHARES INDEX WHICH IS SUPPLIED BY ANY OTHER PERSON; OR (iv) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF THE SECURITIES OR ANY OTHER PERSON DEALING WITH THE SECURITIES AS A RESULT OF ANY OF THE AFORESAID, AND NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE BROUGHT AGAINST HANG SENG INDEXES COMPANY LIMITED AND/OR HANG SENG DATA SERVICES LIMITED in connection with the securities in any manner whatsoever by any broker, holder or other person dealing with the securities. Any broker, holder or other person dealing with the securities does so therefore in full knowledge of this disclaimer and can place no reliance whatsoever on Hang Seng Indexes Company Limited and Hang Seng Data Services Limited. For the avoidance of doubt, this disclaimer does not create any contractual or quasi-contractual relationship between any broker, holder or other person and Hang Seng Indexes Company Limited and/or Hang Seng Data Services Limited and must not be construed to have created such relationship.”

KOSPI 200

All information regarding the Korea Composite Stock Price Index 200 or KOSPI 200 (the “KOSPI 200”) set forth in this index supplement reflects the policies of, and is subject to change by, the Korea Exchange (the “KRX”), which was established on January 27, 2005 by the consolidation of three domestic exchanges: the Korea Stock Exchange, KOSDAQ and the Korea Futures Exchange. The KOSPI 200 is determined, composed and calculated by the KRX. The KOSPI 200 is reported by Bloomberg under the ticker symbol “KOSPI2 <Index>”.

The KOSPI 200 is a market capitalization-weighted index of 200 Korean blue-chip stocks, covering approximately 90% of the market capitalization of the Korean Exchange-Stock Market (the “KRX-Stock Market”). The constituent stocks are selected on a basis of the market value of the individual stocks, liquidity and their relative positions in their respective industry groups.

Composition of the KOSPI 200

Index universe

All common stocks listed on the KRX-Stock Market will be included in the selection process, except for the stocks which fall into one of the following categories:

•	stocks initially listed or relisted after May 1 of the year preceding the year of a regular realignment review date (as described below), subject to certain exceptions;

•	stocks issued by securities investment companies;

•	stocks designated as administrative issues;

•	stocks issued during a liquidation sale; and

•	stocks otherwise deemed unsuitable to be constituents of the index.

However, if the market capitalization of any newly issued stock of a company that belongs to one of the industry sectors indicated below under “—Selection criteria” exceeds 1% of the total market capitalization of the KRX-Stock Market, the stock will be included in the KOSPI 200 universe even if one year has not elapsed since listing.

Selection criteria

The stocks in the KOSPI 200 universe are first classified into the following eight industry sectors and the stocks in each industry sector are ranked according to market capitalization in descending order, from largest to smallest: fisheries; mining; manufacturing; construction; electricity and gas; services; post and communication; and finance.

The constituents from each of the non-manufacturing industry sectors are selected first as constituent stocks of KOSPI 200 in descending order of market capitalization until the accumulated market capitalization of the selected stocks reaches 70% of the total market capitalization of each industry sector. However, stocks whose annual trading volume is below 85% of the stocks within the same industry group are excluded and a stock that is next in market capitalization ranking, but which satisfies the trading volume criteria, is chosen instead. After making selections from the non-manufacturing industry sectors, the remaining constituent stocks are selected from the manufacturing industry sector in descending order of market capitalization, while excluding stocks whose ranking of trading volume in descending order is below 85% of all stocks within the manufacturing sector.

Notwithstanding the above, a stock whose market capitalization is within the top 50 in terms of market capitalization may be included in the KOSPI 200 following a review by the KOSPI Maintenance Committee of, among other things, the influence that the industry group in which such stock is classified has on the KOSPI 200 and the liquidity of the relevant stock.

The constituents of the KOSPI 200 are realigned on regular realignment review dates which occur annually in June, based on predetermined rules that seek to maintain the consistency of the index. The regular realignment date is the trading day following the last trading day for June contracts in the futures and options markets. In addition to regular realignment, special realignment is possible between regular realignment dates in response to delisting, designation of an existing constituent of the KOSPI 200 as an administrative issue, certain corporate actions (e.g., mergers) and in certain other instances. When this occurs, stocks will be selected in ranking order from a replacement list by industry group chosen beforehand during regular realignment. In the event that the replacement list includes no stock for a specific industry, a stock is replenished from the manufacturing industry group.

Calculation methodology

The KOSPI 200 is computed by multiplying (1) the quotient of (a) the market capitalization as of the calculation time divided by (b) the market capitalization as of the base date, by (2) 100. The base date of the KOSPI 200 is January 3, 1990 with a base index of 100. Market capitalization is obtained by multiplying the number of listed common shares of a constituent stock by the price of the common shares.

Free float adjustments

As of December 14, 2007, the calculation of the KOSPI 200 has been based on a fully implemented free float methodology. Under the free float methodology, the following shareholdings are viewed as “non-free” and excluded for calculation:

•	shares owned by the government when the holding is greater than or equal to 5% of total shares;

•	shares owned by the largest shareholders and affiliated persons;

•	shares owned by employees (i.e., through the employees’ stock ownership plan);

•	treasury stocks; and

•	shares construed as non-free float by KRX.

Additional information on the KOSPI 200 is available on the following website: http://eng.krx.co.kr.

Korea Exchange-Stock Market

The KRX-Stock Market’s predecessor, the Daehan Stock Exchange, was established in 1956. The KRX-Stock Market is a typical order-driven market, where buy and sell orders compete for best prices. The KRX-Stock Market seeks to maintain a fair and orderly market for trading and regulates and supervises its member firms.

Throughout the trading hours, orders are matched at a price satisfactory to both buy and sell sides, according to price and time priorities. The opening and closing prices, however, are determined by call auctions: at the market opening and closing, orders received for a certain period of time are pooled and matched at the price at which the most number of shares can be executed. The KRX-Stock Market uses electronic trading procedures, from order placement to trade confirmation. The KRX-Stock Market is open from 9:00 a.m. to 3:00 p.m., Korean time, during weekdays. Investors can submit their orders from 8:00 a.m., one hour before the market opening. Orders delivered to the market during the period from 8:00 a.m. to 9:00 a.m. are queued in the order book and matched by call auction method at 9:00 a.m. to determine opening prices. After opening prices are determined, the trades are conducted by continuous auctions until 2:50 p.m. (10 minutes before the market closing). Besides the regular session, the KRX-Stock Market conducts pre-hours and after-hours sessions for block trading and basket trading.

The KRX-Stock Market sets a limit on the range that the price of individual stocks can change during a day. In addition, when the price and/or trading activities of a stock are expected to show an abnormal movement in response to an unidentified rumor or news, or when an abnormal movement is observed in the market, the KRX-Stock Market may halt the trading of the stock. In such cases, the KRX-Stock Market requests the company concerned to make a disclosure regarding the matter. If the disclosure is determined to be satisfactory, trading can resume in the next session; however, if the KRX-Stock Market deems that the situation was not fully resolved by the disclosure, trading resumption may be delayed.

The KRX-Stock Market introduced circuit breakers in December 1998. The trading in the equity markets is halted for 20 minutes when the KOSPI 200 falls by 10% or more from the previous day’s closing and the situation lasts for one minute or longer. The trading resumes by call auction where the orders submitted during the 10 minutes after the trading halt ended are matched at a single price.

As a result of the foregoing, variations in the KOSPI 200 may be limited by suspension of trading of the constituent stocks of the KOSPI 200, individually or in the aggregate, which may in turn adversely affect the value of the securities.

Additional information on the KRX-Stock Market is available on the following website:

http://eng.krx.co.kr.

License Agreement

We have entered into a non-exclusive license agreement with KRX whereby we, in exchange for a fee, are permitted to use the KOSPI 200 in connection with certain securities, including the notes and warrants. We are not affiliated with KRX; the only relationship between KRX and us is any licensing of the use of KRX’s indices and trademarks relating to them.

The license agreement provides that the following language must be set forth herein:

““KOSPI”, “KOSPI 200” and “KOSDAQ” are trademarks/servicemarks of the Korea Exchange (the “KRX”) and have been licensed for use by Barclays Bank PLC.

The securities are not sponsored, endorsed, sold or promoted by KRX. KRX makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the KOSPI 200 to track general stock market performance. KRX’s only relationship to Barclays Bank PLC is the licensing of certain trademarks and trade names of KRX and of the KOSPI 200 which is determined, composed and calculated by KRX without regard to Barclays Bank PLC or the securities. KRX has no obligation to take the needs of Barclays Bank PLC or the owners of the securities into consideration in determining, composing or calculating the KOSPI 200. KRX is not responsible for and has not participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash. KRX has no obligation or liability in connection with the administration, marketing or trading of the securities.

KRX DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE KOSPI 200 OR ANY DATA INCLUDED THEREIN AND KRX SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. KRX MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE KOSPI 200 OR ANY DATA INCLUDED THEREIN. KRX MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE KOSPI 200 OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL KRX HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.”

MSCI Indices

We may offer notes linked to one or more indices that are part of the “MSCI Global Investable Market Indices” calculated and maintained by MSCI, Inc. (“MSCI”) (the “MSCI Indices”), including the MSCI Singapore Index (the “MSCI Singapore Index”), the MSCI Taiwan Index (the “MSCI Taiwan Index”), the MSCI Thailand Index (the “MSCI Thailand Index”), the MSCI EAFE Index (the “MSCI EAFE Index”) and the MSCI Emerging Markets Index (the “MSCI EM Index”).

The MSCI Indices were founded in 1969 by Capital International as the first international performance benchmarks constructed to facilitate accurate comparison of world markets. Morgan Stanley acquired the rights to license the MSCI Indices in 1986. In November 1998, Morgan Stanley transferred all rights to the MSCI Indices to MSCI, a Delaware corporation of which Morgan Stanley is the controlling shareholder. In 2004, MSCI acquired Barra, Inc., a provider of risk analytics, performance measurement and attribution systems and services to managers of portfolio and firm-wide investment risk and merged this with MSCI. In 2010, MSCI acquired RiskMetrics Group, Inc. and its subsidiary Institutional Shareholder Services, Inc., providers of risk management and corporate governance products and services. Later that year MSCI acquired Measurisk LLC, a provider of independent risk transparency and risk measurement tools for hedge fund investors. The MSCI single country standard equity indices have covered the world’s developed markets since 1969, and in 1988, MSCI commenced coverage of the emerging markets.

All information regarding the MSCI Indices contained in this index supplement reflects the policies of, and is subject to change by, MSCI. For a detailed explanation of methodology underlying the indices and other information about how the MSCI Indices are maintained, see the “MSCI Global Investable Market Indices Methodology”, which is available at www.msci.com.

Description of the indices

MSCI Singapore Index

The MSCI Singapore Index offers a representation of the Singaporean market by targeting all companies with a market capitalization within the top 85% of the Singaporean investable equity universe, subject to a global minimum size requirement. It is based on the Global Investable Market Indices methodology. The MSCI Singapore Free Price Index in SGD is reported by Bloomberg under the ticker symbol “MXSG <Index>”, and the MSCI Singapore Free USD Index is reported by Bloomberg under the ticker symbol “NDDUSGF <Index>”.

MSCI Taiwan Index

The MSCI Taiwan Index offers a representation of the Taiwanese market by targeting all companies with a market capitalization within the top 85% of the Taiwanese investable equity universe, subject to a global minimum size requirement. It is based on the Global Investable Market Indices methodology. The MSCI Taiwan Price Index in TWD is reported by Bloomberg under the ticker symbol “TAMSCI <Index>”, and the MSCI EM Net Taiwan USD is reported by Bloomberg under the ticker symbol “NDEUSTW <Index>”.

MSCI Thailand Index

The MSCI Thailand Index offers a representation of the Thai market by targeting all companies with a market capitalization within the top 85% of the Thai investable equity universe, subject to a global minimum size requirement. It is based on the Global Investable Market Indices methodology. The MSCI Thailand Price Index in THB is reported by Bloomberg under the ticker symbol “MXTH <Index>”, and the MSCI EM Net Thailand USD is reported by Bloomberg under the ticker symbol “NDEUTHF <Index>”.

MSCI EAFE Index

The MSCI EAFE Index offers a representation of developed markets (Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and United Kingdom) by targeting all companies with a market capitalization within the top 85% of their investable equity universe, subject to a global minimum size requirement (each, an “MSCI EAFE Constituent Country Index”). It is based on the Global Investable Market Indices methodology.

The MSCI EAFE Price Index in USD is reported by Bloomberg under the ticker symbol “MXEA <Index>”, and the MSCI Net EAFE USD is reported by Bloomberg under the ticker symbol “NDDUEAFE <Index>”.

MSCI EM Index

The MSCI EM Index offers a representation of emerging markets (Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, Turkey) by targeting all companies with a market capitalization within the top 85% of their investable equity universe, subject to a global minimum size requirement (each, an “MSCI EM Constituent Country Index”). It is based on the Global Investable Market Indices methodology.

The MSCI EM Price Index in USD is reported by Bloomberg under the ticker symbol “MXEF <Index>”, and the MSCI Daily TR Net Emerging Mkts USD Index is reported by Bloomberg under the ticker symbol “NDUEEGF <Index>”.

The Country Indices

The MSCI Singapore Index, MSCI Taiwan Index, MSCI Thailand Index, each MSCI EAFE Constituent Country Index and each MSCI EM Constituent Country Index are referred to individually as a “Country Index” and collectively as the “Country Indices”. Under the MSCI methodology, each Country Index is an “MSCI Global Standard Index”.

The components of each Country Index used to be selected by MSCI from among the universe of securities eligible for inclusion in the Country Index so as to target an 85% free float-adjusted market representation level within each of a number of industry groups, subject to adjustments to (i) provide for sufficient liquidity, (ii) reflect foreign investment restrictions (only those securities that can be held by non-residents of the country corresponding to the relevant Country Index are included) and (iii) meet certain other investability criteria (as noted above, for a more detailed discussion of such criteria, see the “MSCI Global Investable Market Indices Methodology”, which is available at www.msci.com). Following a change in MSCI’s methodology implemented in May 2008, the 85% target is now measured at the level of the country universe of eligible securities rather than the industry group level—so each Country Index will seek to include the securities that represent 85% of the free float-adjusted market capitalization of all securities eligible for inclusion—but will still be subject to liquidity, foreign investment restrictions and other investability adjustments. MSCI defines “free float” as total shares excluding shares held by strategic investors such as governments, corporations, controlling shareholders and management, and shares subject to foreign ownership restrictions.

Calculation of the indices

Calculation of the Country Indices

Each Country Index is a free float-adjusted market capitalization index that is designed to measure the market performance, including price performance of the equity securities in that country (such equity securities are referred to individually as an “Index Component” and collectively as “Index Components”). Each Country Index is calculated in the relevant local currency as well as in U.S. dollars, with price, gross and net returns.

MSCI’s “price indices” measure market performance, including price performance, whereas MSCI’s “total return indices” measure market performance, including price performance, as well as income from dividend payments. For a more detailed discussion of how the country indices are calculated, see the “MSCI Index Calculation Methodology”, which is available at www.msci.com.

Each Index Component is included in the relevant Country Index at a weight that reflects the ratio of its free float-adjusted market capitalization (i.e., free public float multiplied by price) to the free float-adjusted market capitalization of all the Index Components in that Country Index.

Calculation of the MSCI EAFE Index and MSCI EM Index

The performance of the MSCI EAFE Index on any given day represents the weighted performance of all of the Index Components included in all of the MSCI EAFE Constituent Country Indices. Each Index Component in the MSCI EAFE Index is included at a weight that reflects the ratio of its free float-adjusted market capitalization (i.e., free public float multiplied by price) to the free float-adjusted market capitalization of all the Index Components included in all of the MSCI EAFE Constituent Country Indices.

Similarly, the performance of the MSCI EM Index on any given day represents the weighted performance of all of the Index Components included in all of the MSCI EM Constituent Country Indices. Each Index Component in the MSCI EM Index is included at a weight that reflects the ratio of its free float-adjusted market capitalization (i.e., free public float multiplied by price) to the free float-adjusted market capitalization of all the Index Components included in all of the MSCI EM Constituent Country Indices.

Maintenance of and changes to the MSCI Indices

MSCI maintains the MSCI Indices with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets and segments. In maintaining the MSCI Indices, emphasis is also placed on continuity, continuous investability of constituents, replicability, index stability and minimizing turnover in the indices.

As part of the changes to MSCI’s methodology which became effective in May 2008, maintenance of the indices falls into three broad categories:

•

semi-annual reviews, which will occur each May and November and will involve a comprehensive reevaluation of the market, the universe of eligible securities and other factors involved in composing the indices;

•	quarterly reviews, which will occur each February and August and will focus on significant changes in the market since the last semi-annual review; and

•

ongoing event-related changes, which will generally be reflected in the indices at the time of the event and will include changes resulting from mergers, acquisitions, spin-offs, bankruptcies, reorganizations, issuances and other extraordinary transactions, corporate actions and events.

Based on these reviews, additional components may be added, and current components may be removed, at any time. MSCI generally announces all changes resulting from semi-annual reviews, quarterly reviews and ongoing events in advance of their implementation, although in exceptional cases they may be announced during market hours for same or next day implementation.

Prices and exchange rates

Prices

The prices used to calculate the MSCI Indices are the official exchange closing prices or those figures accepted as such. MSCI reserves the right to use an alternative pricing source on any given day.

Exchange rates

MSCI uses the foreign exchange rates published by WM / Reuters at 4:00 p.m., London time. MSCI uses WM / Reuters rates for all developed and emerging markets.

In case WM/Reuters does not provide rates for specific markets on given days (for example Christmas Day and New Year Day), the previous business day’s rates are normally used.

MSCI continues to monitor exchange rates independently and may, under exceptional circumstances, elect to use an alternative exchange rate if the WM / Reuters rates are not available, or if MSCI determines that the WM / Reuters rates are not reflective of market circumstances for a given currency on a particular day. In such circumstances, an announcement would be sent to clients with the related information. If appropriate, MSCI may conduct a consultation with the investment community to gather feedback on the most relevant exchange rate.

Additional information on the MSCI Indices, including the MSCI Singapore Index, MSCI Taiwan Index, MSCI Thailand Index, MSCI EAFE Index and MSCI EM Index, is available on the following website: http://www.msci.com.

License Agreement

We have entered into a non-exclusive license agreement with MSCI whereby we, in exchange for a fee, are permitted to use the MSCI Indices in connection with certain securities, including the notes. We are not affiliated with MSCI; the only relationship between MSCI and us is any licensing of the use of MSCI’s indices and trademarks relating to them.

The license agreement provides that the following language must be set forth herein:

“THE NOTES ARE NOT SPONSORED OR ENDORSED BY MSCI, ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE NOTES ARE NOT SOLD OR PROMOTED BY MSCI, ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI INDICES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARKS OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY BARCLAYS BANK PLC. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY

MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE NOTES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THE NOTES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDICES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE NOTES OR TO BARCLAYS BANK PLC OR ANY OWNER OF THE NOTES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF BARCLAYS BANK PLC OR OWNERS OF THE NOTES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDICES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE NOTES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE NOTES ARE REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THE NOTES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FINANCIAL PRODUCT. NOTWITHSTANDING THE FOREGOING, CERTAIN AFFILIATES OF MSCI MAY ACT AS DEALERS IN CONNECTION WITH THE SALE OF THE NOTES AND, AS SUCH, MAY SELL OR PROMOTE THE NOTES OR MAY BE INVOLVED IN THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FINANCIAL PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, BARCLAYS BANK PLC’S CUSTOMERS OR COUNTERPARTIES, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the notes, nor any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote the notes without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.”

NASDAQ-100 Index®

All information regarding the NASDAQ-100 Index® (the “NASDAQ-100 Index”) set forth in this index supplement reflects the policies of, and is subject to change by, The NASDAQ OMX Group, Inc. (“NASDAQ OMX”). The NASDAQ-100 Index was developed by NASDAQ OMX and is calculated, maintained and published by NASDAQ OMX. The NASDAQ-100 Index is reported by Bloomberg under the ticker symbol “NDX <Index>”.

First published in January 1985, the NASDAQ-100 Index is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The NASDAQ Stock Market (“NASDAQ”). The NASDAQ-100 Index includes companies across a variety of major industry groups.

Composition of the NASDAQ-100 Index

To be eligible for initial inclusion in the NASDAQ-100 Index, a security must be listed on NASDAQ and meet the following eligibility criteria, which may be revised by NASDAQ OMX from time to time:

•

the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing);

•	the security must be issued by a non-financial company;

•	the security may not be issued by an issuer currently in bankruptcy proceedings;

•	the security must have average daily trading volume of at least 200,000 shares;

•

if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then such security must have listed options on a recognized options market in the United States or be eligible for listed-options trading on a recognized options market in the United States;

•	only one class of security per issuer may be included in the NASDAQ-100 Index;

•	the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being eligible for inclusion;

•	the annual financial statements of the issuer of the security may not be subject to an audit opinion that is currently withdrawn;

•

the issuer of the security must be “seasoned” on a recognized market (generally, a company is considered to be seasoned if it has been listed on a market for at least two years; in the case of spin-offs, the operating history of the spin-off will be considered); and

•

if the security would otherwise qualify to be in the top 25% of the securities included in the NASDAQ-100 Index by market capitalization for the six prior consecutive month-ends, then a one-year “seasoning” criterion would apply.

In addition, to be eligible for continued inclusion, a security must meet the following criteria:

•

the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing);

•	the security must be issued by a non-financial company;

•	the security may not be issued by an issuer currently in bankruptcy proceedings;

•	the security must have average daily trading volume of at least 200,000 shares (measured annually during the ranking review process);

•

if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then such security must have listed options on a recognized options market in the United States or be eligible for listed-options trading on a recognized options market in the United States (measured annually during the ranking review process);

•

the security must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the NASDAQ-100 Index at each month-end. In the event a company does not meet this criterion for two consecutive month-ends, it will be removed from the NASDAQ-100 Index effective after the close of trading on the third Friday of the following month; and

•	the annual financial statements of the issuer of the security may not be subject to an audit opinion that is currently withdrawn.

The composition of the securities underlying the NASDAQ-100 Index is, save under extraordinary circumstances, reviewed on an annual basis (the “annual ranking review”). Securities which meet the eligibility criteria discussed above are ranked by market value using their closing prices as of the end of October and publicly available statements of total shares outstanding submitted through to the end of November. Eligible securities that remain ranked in the top 100 eligible securities based on market capitalization are retained in the NASDAQ-100 Index. Securities that rank between 101 and 125 are also retained, provided that such securities were ranked in the top 100 eligible securities as of the previous annual ranking review or was added to the NASDAQ-100 Index subsequent to the previous ranking review. Securities not meeting such criteria are replaced with securities that are eligible but not currently included in the NASDAQ-100 Index in order of largest market capitalization. Generally, the list of deletions and additions to be made pursuant to annual ranking reviews is publicly announced by NASDAQ OMX by means of a press release in early December, with such replacements made effective after the close of trading on the third Friday in December. Moreover, a security that fails to meet the criteria for continued inclusion will be replaced with the largest market capitalization security not currently included in the NASDAQ-100 Index.

Calculation of the NASDAQ-100 Index

On January 31, 1985, the NASDAQ-100 Index began with a base of 250.00. On January 1, 1994, the base was reset by division of a factor of 2.00 to 125.00. At any given point in time, the value of the NASDAQ-100 Index is equal to the aggregate value of the share weights of each of the securities underlying the NASDAQ-100 Index, multiplied by each such security’s last sale price on the NASDAQ, and then divided by a divisor which serves to scale such aggregate value (otherwise in the trillions) to a lower order of magnitude. Share weights are based on the total number of outstanding shares, subject to rebalancing in certain cases (as described in further detail below) to meet minimum pre-established requirements for a diversified portfolio.

The equity securities underlying the NASDAQ-100 Index are monitored daily by NASDAQ OMX with respect to changes in total shares outstanding arising from secondary offerings, stock repurchases, conversions, or other corporate actions. NASDAQ OMX has adopted the following weight adjustment procedures with respect to such changes. Changes in total shares outstanding arising from stock splits, stock dividends, and certain spin-offs and rights issuances are generally made to the NASDAQ-100 Index on the evening prior to the effective date of such corporate action. If the change in total shares outstanding arises from other corporate actions, then: (1) if such change is greater than or equal to 10% of total shares outstanding, the change will be made as soon as practicable, normally within ten days of such action; and (2) if such change is less than 10% of total shares outstanding, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September, and December. In either case, the NASDAQ-100 Index share weights for such underlying stock are adjusted by the same percentage amount by which their total shares outstanding have changed.

Ordinarily, whenever there is a change in NASDAQ-100 Index share weights or a change in a stock underlying the NASDAQ-100 Index, NASDAQ OMX adjusts the divisor to assure continuity in the value of the NASDAQ-100 Index following such change.

As of the close of trading on December 18, 1998, the NASDAQ-100 Index has been calculated under a “modified capitalization-weighted” methodology. Modified-capitalization weighting is a hybrid between equal weighting and conventional capitalization weighting that is expected to retain in general the economic attributes of capitalization-weighting while providing enhanced diversification. Under this methodology, the equity securities underlying the NASDAQ-100 Index are categorized on a quarterly basis as either “Large Stocks” or “Small Stocks” based on whether their current percentage weights in the NASDAQ-100 Index (after taking into account any scheduled weight adjustments due to stock repurchases, secondary offerings, or other corporate actions) are greater than or less than the average percentage weight of the 100 securities underlying the NASDAQ-100 Index (i.e., greater than or less than 1% of the market capitalization of the NASDAQ-100 Index as a whole). Such quarterly examination will result in rebalancing if it is determined that either (1) the current share weight of the single largest stock underlying the NASDAQ-100 Index in terms of market capitalization is greater than 24% of the market capitalization of the NASDAQ-100 Index as a whole or (2) the aggregate weight of those securities whose individual weights exceed 4.5% exceeds 48% of the market capitalization of the NASDAQ-100 Index as a whole.

If either one or both of these weight distribution thresholds is crossed upon quarterly review, a weight rebalancing will be performed in accordance with the following plan. If weight distribution requirement (1) is crossed, then the weights of all Large Stocks will be scaled down proportionately towards 1% by enough for the adjusted weight of the single largest stock to be set to 20%. If weight distribution requirement (2) is crossed, then the weights of all Large Stocks will be scaled down proportionately towards 1% by enough for the “collective weight”, so adjusted, to be set to 40%.

The aggregate weight reduction among the Large Stocks resulting from either or both of the above rescaling procedures will then be distributed to the Small Stocks in the following iterative manner. In the first iteration, the weight of the largest Small Stock will be scaled upwards by a factor that sets it equal to the average NASDAQ-100 Index weight of 1%. The weights of each of the smaller remaining Small Stocks will be scaled up by the same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that the smaller the underlying stock in the ranking, the less the scale-up of its weight. This is intended to reduce the market impact of the weight rebalancing on the smallest component securities in the NASDAQ-100 Index.

In the second iteration, the weight of the second largest Small Stock, already adjusted in the first iteration, will be scaled upwards by a factor that sets it equal to the average index weight of 1%. The weights of each of the smaller remaining Small Stocks will be scaled up by this same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that, once again, the smaller the stock in the ranking, the less the scale-up of its weight.

Additional iterations will be performed until the accumulated increase in weight among the Small Stocks exactly equals the aggregate weight reduction among the Large Stocks from the rebalancing.

To complete the rebalancing procedure, once the final percent weights of each stock underlying the NASDAQ-100 Index are set, the NASDAQ-100 Index share weights will be determined anew based upon the last sale prices and aggregate capitalization of the NASDAQ-100 Index at the close of trading on the last day in February, May, August and November. Changes to the NASDAQ-100 Index share weights will be made effective after the close of trading on the third Friday in March, June, September and December and an adjustment to the NASDAQ-100 Index divisor will be made to ensure continuity of the NASDAQ-100 Index.

In addition to the above, a special rebalancing of the NASDAQ-100 Index may be conducted by NASDAQ OMX at any time if it is determined necessary to maintain the integrity of the NASDAQ-100 Index.

Additional information on the NASDAQ-100 Index is available on the following website:

http://dynamic.nasdaq.com/dynamic/nasdaq100_activity.stm.

License Agreement

For any specific issuance of securities, we will enter into a non-exclusive license agreement with NASDAQ OMX whereby we, in exchange for a fee, will be permitted to use the NASDAQ-100 Index in connection with such securities. We are not affiliated with NASDAQ OMX; the only relationship between NASDAQ OMX and us is any licensing of the use of NASDAQ OMX’s indices and trademarks relating to them.

We expect that the license agreement will provide that the following language must be set forth herein:

“The securities are not sponsored, endorsed, sold or promoted by The NASDAQ OMX Group, Inc. (the “NASDAQ OMX”) (including its affiliates) (NASDAQ OMX, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representations or warranty, express or implied to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the NASDAQ-100 Index® (the “NASDAQ-100 Index”) to track general stock market performance. The Corporations’ only relationship to Barclays Bank PLC is in the licensing of the NASDAQ®, OMX®, NASDAQ OMX®, NASDAQ-100® and NASDAQ-100 Index® trademarks or service marks, and certain trade names of the Corporations and the use of the NASDAQ-100 Index which is determined, composed and calculated by NASDAQ OMX without regard to Barclays Bank PLC or the securities.

NASDAQ OMX has no obligation to take the needs of Barclays Bank PLC or the owners of the securities into consideration in determining, composing and calculating the NASDAQ-100 Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.”

Nikkei® 225 Index

All information regarding the Nikkei® 225 Stock Average or the Nikkei® 225 Index (the “Nikkei 225 Index”) set forth in this index supplement reflects the policies of, and is subject to change by, Nikkei Inc. Nikkei Inc. calculates and disseminates the Nikkei 225 Index. Nikkei Inc. is the “Nikkei Index Sponsor”. The Nikkei 225 Index is reported by Bloomberg under the ticker symbol “NKY <Index>”.

The Nikkei 225 Index is a modified price-weighted stock index that measures the composite price performance of 225 underlying stocks (the “Underlying Stocks”) trading on the First Section of the Tokyo Stock Exchange, Inc. (“TSE”), representing a broad cross-section of Japanese industries. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. For more information about the TSE, see “Equity Indices—TOPIX® Index—The Tokyo Stock Exchange”. The Nikkei 225 Index’s composition rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index.

The 225 companies included in the Nikkei 225 Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

•	Technology—Pharmaceuticals, Electrical Machinery, Automobiles, Precision Machinery, Telecommunications;

•	Financials—Banks, Miscellaneous Finance, Securities, Insurance;

•	Consumer Goods—Marine Products, Food, Retail, Services;

•	Materials—Mining, Textiles, Paper and Pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous Metals, Trading House;

•	Capital Goods / Others—Construction, Machinery, Shipbuilding, Transportation Equipment, Miscellaneous Manufacturing, Real Estate; and

•	Transportation and Utilities—Railroads and Buses, Trucking, Shipping, Airlines, Warehousing, Electric Power, Gas.

The Nikkei 225 Index is a modified, price-weighted index (i.e., an Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (1) multiplying the per share price of each Underlying Stock by the corresponding weighting factor for such Underlying Stock (a “Weight Factor”), (2) calculating the sum of all these products and (3) dividing such sum by a divisor (the “Divisor”). The Divisor was initially set at 225 for the date of May 16, 1949 using historical numbers from May 16, 1949, the date on which the TSE was reopened. The Divisor was 24.656 as of April 2, 2009 and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing ¥50 by the par value of the relevant Underlying Stock, so that the share price of each Underlying Stock, when multiplied by its Weight Factor, corresponds to a share price based on a uniform par value of ¥50.

In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change.

An Underlying Stock may be deleted or added by the Nikkei Index Sponsor. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Underlying Stocks: (1) bankruptcy of the issuer, (2) merger of the issuer with, or acquisition of the issuer by, another company, (3) delisting of such stock, (4) transfer of such stock to the “Seiri-Post” because of excess debt of the issuer or because of any other reason or (5) transfer of such stock to the Second Section or Mothers. In addition, a component stock transferred to the “Kanri-Post” (Post for stocks under supervision) is in principle a candidate for deletion. Upon deletion of a stock from the Underlying Stocks, the Nikkei Index Sponsor will select a replacement for such deleted Underlying Stock in accordance with certain criteria.

Additional information concerning the Nikkei 225 Index may be obtained on the following website: http://e.nikkei.com/e/cf/fr/market/nikkeiindex.cfm.

License Agreement

For any specific issuance of securities, we will enter into a non-exclusive license agreement with Nikkei Inc., whereby we, in exchange for a fee, will be permitted to use the Nikkei 225 Index in connection with such securities. We are not affiliated with the Nikkei Index Sponsor; the only relationship between the Nikkei Index Sponsor and us is any licensing of the use of the Nikkei Index Sponsor’s indices and trademarks relating to them.

We expect that the license agreement will provide that the following language must be set forth herein:

The copyright relating to the Nikkei Stock Average and intellectual property rights as to the indications for “Nikkei”, “Nikkei Stock Average” and “Nikkei 225” and any other rights shall belong to Nikkei Inc. Nikkei Inc. shall be entitled to change the details of the Nikkei Stock Average and to suspend the announcement thereof. All the businesses and implementation relating to this Agreement shall be conducted exclusively at the risk of the Licensee and the Issuing Parties, and Nikkei Inc. and the Licensor shall assume no obligation or responsibility therefor.”

NYSE Arca Hong Kong 30 IndexSM

All information on the NYSE Arca Hong Kong 30 IndexSM (the “HK Index”) set forth in this index supplement reflects the policies of, and is subject to change by, NYSE Euronext. The HK Index is reported by Bloomberg under the ticker symbol “HKX <Index>”.

The HK Index is a broad-market index that measures the composite price performance of 30 stocks actively traded on The Stock Exchange of Hong Kong Limited (the “SEHK”). The HK Index aims to reflect the movement of the SEHK as a whole. Business sector representation of the stocks comprising the HK Index generally consists of finance, energy, property development, utilities and conglomerates, hotel/leisure, property investment, airlines, telecommunications, transportation and publishing.

Composition and maintenance of the HK Index

The HK Index is maintained by NYSE Arca and will contain at least 30 stocks at all times. NYSE Arca selects stocks comprising the HK Index on the basis of their market weight, trading liquidity and representation of the business industries reflected on the SEHK. Each stock in the HK Index must meet certain listing and maintenance standards, as discussed below. NYSE Arca requires that each stock be issued by an entity with major business interests in Hong Kong, be listed for trading on the SEHK and have its primary trading market located in a country with which NYSE Arca has an effective surveillance sharing agreement. NYSE Arca will remove any stock failing to meet the above listing and maintenance criteria within 30 days after such failure occurs.

In addition, in order to ensure that the HK Index does not contain a large number of thinly capitalized, low-priced securities with small public floats and low trading volumes, NYSE Arca has also established additional qualification criteria for the inclusion and maintenance of stocks, based on the following standards: all stocks selected for inclusion in the HK Index must have, and thereafter maintain, (1) an average daily capitalization, as calculated by the total number of shares outstanding times the latest price per share (in Hong Kong dollars), measured over the prior 6-month period, of at least HK$3,000,000,000; (2) an average daily closing price, measured over the prior 6-month period, not lower than HK$2.50; (3) an average daily trading volume, measured over the prior 6-month period, of more than 1,000,000 shares per day, although up to, but no more than, three stocks may have an average daily trading volume, measured over the prior 6-month period, of less than 1,000,000 shares per day, but in no event less than 500,000 shares per day; and (4) a minimum “free float” value (total freely tradable outstanding shares minus insider holdings), based on a monthly average measured over the prior 3-month period, of US$238,000,000, although up to, but no more than, three stocks may have a free float value of less than US$238,000,000 but in no event less than US$150,000,000, measured over the same period.

NYSE Arca reviews and applies the above qualification criteria relating to the stocks comprising the HK Index on a quarterly basis, conducted on the last business day in January, April, July and October. Any stock failing to meet the above listing and maintenance criteria will be reviewed on the second Friday of the second month following the quarterly review to again determine compliance with the above criteria. Any stock failing this second review will be replaced by a “qualified” stock effective upon the close of business on the following Friday, provided, however, that if such Friday is not a New York business day, the replacement will be effective at the close of business on the first preceding New York business day. NYSE Arca will notify its membership immediately after it determines that a stock is to be replaced.

NYSE Arca may change the composition of the HK Index at any time in order to more accurately reflect the composition and track the movement of the Hong Kong stock market. Any replacement stock must also meet the stock listing and maintenance standards discussed below. Further, NYSE Arca may replace stocks in the event of certain corporate events, such as takeovers or mergers, that change the nature of the security.

HK Index calculation

The HK Index is a capitalization-weighted index. A company’s market capitalization is calculated by multiplying the number of shares outstanding by the company’s current share price (in Hong Kong dollars). For valuation purposes, one HK Index unit is assigned a fixed value of one U.S. dollar. The HK Index measures the average changes in price of the stocks comprising the HK Index, weighted according to their respective market capitalizations so that the effect of a percentage price change in a stock will be greater the larger the stock’s market capitalization. The HK Index was established by the American Stock Exchange (“AMEX”) on June 25, 1993, on which date it was set at 350.00. The daily calculation and public dissemination by AMEX of the HK Index value commenced on September 1, 1993. The data relating to the HK Index was back-calculated by AMEX from January 2, 1989 to August 31, 1993. Following the completion of the acquisition of AMEX by NYSE Euronext on October 1, 2008, NYSE Arca, Inc. (“NYSE Arca”), an indirect wholly-owned subsidiary of NYSE Euronext, now publishes, calculates and disseminates the HK Index.

The HK Index is calculated by (1) aggregating the market capitalization of each stock comprising the HK Index and (2) dividing such sum by an adjusted base market capitalization or divisor. On June 25, 1993, the market value of the Underlying Stocks was approximately HK$1,152,829,149,500 and the divisor used to calculate the HK Index was 3,293,797,570. AMEX selected that particular divisor in order, among other things, to ensure that the HK Index was set at a general price level consistent with other well recognized stock market indices. The divisor is subject to periodic adjustments as set forth below. The HK Index is calculated once each day by NYSE Arca based on the most recent official closing prices of each of the stocks comprising the HK Index reported by the SEHK. Pricing of the HK Index is disseminated before the opening of trading via the Consolidated Tape Authority Network-B and continuously during each New York business day. The dissemination value, however, remains the same throughout the New York trading day because the trading hours of the SEHK do not overlap with New York trading hours. Accordingly, updated price information is unavailable during New York trading hours.

In order to maintain continuity in the level of the HK Index in the event of certain changes due to non-market factors affecting the stocks comprising the HK Index, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits, distributions of assets to stockholders or other capitalization events, the divisor used in calculating the HK Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the HK Index and in order that the value of the HK Index immediately after such change will equal the level of the HK Index immediately prior to the change. Thereafter, the divisor remains at its new value until a further adjustment is necessary as the result of another change. Nevertheless, changes in the identities and characteristics of the stocks comprising the HK Index may significantly affect the behavior of the HK Index over time.

The Stock Exchange of Hong Kong Limited

Trading on the SEHK is fully electronic through an Automatic Order Matching and Execution System. The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book and on the basis of time/price priority. On-line real-time order entry and execution have eliminated the previous limitations of telephone-based trading. Trading takes place through trading terminals on the trading floor of the SEHK or through the off-floor trading devices at exchange participants’ offices. Trading is generally undertaken from 10:00 a.m. to 4:00 p.m., Hong Kong time, every Hong Kong day except Saturdays, Sundays and other days on which the SEHK is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trades is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the SEHK currently will cease at 4:00 a.m., Eastern Daylight Savings Time, or 3:00 a.m., Eastern Standard Time. Using the last reported closing prices of the stocks underlying the HK Index on the SEHK, the closing level of the HK Index on any such trading day generally will be calculated, published and disseminated in the United States by the opening of business in New York on the same business day.

The SEHK has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the SEHK considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The SEHK may also do so where: (1) an issuer fails, in a manner which the SEHK considers material, to comply with the SEHK Listing Rules; (2) the SEHK considers there are insufficient securities in the hands of the public; (3) the SEHK considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer’s securities; or (4) the SEHK considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the SEHK may suspend the trading of individual stocks in certain limited and extraordinary circumstances until certain price-sensitive information has been disclosed to the public. Trading will not be resumed until a formal announcement has been made. Trading of a company’s shares may also be suspended if there is unusual trading activity in such shares.

An issuer may apply for suspension of its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the SEHK, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions in such cases will normally only be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required; (5) where the issuer is no longer suitable for listing, or becomes a “cash” company; (6) for issuers going into receivership or liquidation; or (7) where the issuer confirms that it will be unable to meet its obligations to disclose periodic financial information in accordance with the SEHK Listing Rules. As a result of the foregoing, variations in the HK Index may be limited by suspension of trading of individual stocks which comprise the HK Index which may, in turn, adversely affect the value of any applicable securities.

Additional information on the HK Index is available on the following website:

http://www.amex.com/othProd/prodInf/OpPiIndMain.jsp?Product_Symbol=HKX.

License Agreement

For any specific issuance of securities we will enter into a non-exclusive license agreement with NYSE Arca whereby we, in exchange for a fee, will be permitted to use the HK Index in connection with such securities. We are not affiliated with NYSE Arca; the only relationship between NYSE Arca and us is any licensing of the use of the HK Index and trademarks or service marks relating to it.

We expect that the license agreement will provide that the following language must be set forth herein:

“The NYSE Arca Hong Kong 30 IndexSM (HKX) (“Index”) is sponsored by, and is a service mark of, NYSE Euronext or its affiliates (“NYSE Euronext”). The Index is being used with the permission of the NYSE Euronext.

NYSE Euronext in no way sponsors, endorses or is otherwise involved in the transactions specified and described in this document (“Transaction”) and NYSE Euronext disclaims any liability to any party for any inaccuracy in the data on which the NYSE Arca Hong Kong 30 IndexSM (HKX) is based, for any mistakes, errors, or omissions in the calculation and/or dissemination of the Index, or for the manner in which it is applied in connection with the Transaction.”

Russell 2000® Index

All information regarding the Russell 2000® Index (the “Russell 2000 Index”) set forth in this index supplement reflects the policies of, and is subject to change by, Frank Russell Company (“Russell”). The Russell 2000 Index was developed by Russell and is calculated, maintained and published by Russell. The Russell 2000 Index is reported by Bloomberg under the ticker symbol “RTY <Index>”.

The Russell 2000 Index is designed to track the performance of the small capitalization segment of the U.S. equity market. As a subset of the Russell 3000® Index (the “Russell 3000”), it consists of approximately 2,000 of the smallest companies (based on a combination of their market capitalization and the current index membership) included in the Russell 3000 and represented, as of December 31, 2010, approximately 10% of the total market capitalization of the Russell 3000. The Russell 3000, in turn, comprises the 3,000 largest U.S. companies as measured by total market capitalization, which together represented, as of December 31, 2010, approximately 98% of the U.S. equity markets open to public investment.

Selection of stocks underlying the Russell 2000

Security inclusion criteria

Below are the requirements to be eligible for inclusion in the Russell 3000, and, consequently, the Russell 2000 Index:

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U.S. company. All companies eligible for inclusion in the Russell 2000 Index must be classified as a U.S. company under Russell’s country-assignment methodology. If a company is incorporated, has a stated headquarters location, and company stock trades in the same country (American Depositary Receipts and American Depositary Shares are not eligible for this purpose), then the company is assigned to its country of incorporation. If any of the three factors are not the same, Russell defines three Home Country Indicators (“HCIs”): country of incorporation, country of headquarters, and country of the most liquid exchange (as defined by a two-year average daily dollar trading volume) (“ADDTV”). Using the HCIs, Russell compares the primary location of the company’s assets with the three HCIs. If the primary location of its assets matches any of the HCIs, then the company is assigned to the primary location of its assets. If there is insufficient information to determine the country in which the company’s assets are primarily located, Russell will use the country from which the company’s revenues are primarily derived for purposes of the comparison with the three HCIs. For the 2010 reconstitution, Russell will use one year of assets or revenues data to determine the country for the company. Beginning in 2011, Russell will use the average of two years of assets or revenues data, in order to reduce potential turnover. Assets and revenues data are retrieved from each company’s annual report as of the last trading day in May. If conclusive country details cannot be derived from assets or revenues data, Russell will assign the company to the country of its headquarters, which is defined as the address of the company’s principal executive offices, unless that country is a Benefit Driven Incorporation “BDI” country, in which case the company will be assigned to the country of its most liquid stock exchange. BDI countries include: Anguilla, Antigua and Barbuda, Bahamas, Barbados, Belize, Bermuda, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Faroe Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Netherlands Antilles, Panama, and Turks and Caicos Islands.

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Trading requirements. All securities eligible for inclusion in the Russell 3000 must trade on a major U.S. exchange. Bulletin Board, pink-sheets or over-the-counter traded securities are not eligible for inclusion.

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Minimum closing price. Stock must trade at or above US$1.00 on their primary exchange on the last trading day in May to be eligible for inclusion in the Russell 3000 during annual reconstitution or during initial public offering (IPO) eligibility. If a stock’s closing price is less than US$1.00 on the last day of May, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the month of May is equal to or greater than US$1.00. Nonetheless, a stock’s closing price (on its primary exchange) on the last trading day in May will be used to calculate market capitalization and index membership. Initial public offerings are added each quarter and must have a closing price at or above US$1.00 on the last day of their eligibility period in order to qualify for index inclusion. If a stock, new or existing, does not have a closing price at or above US$1.00 (on its primary exchange) on the last trading day in May, but does have a closing price at or above US$1.00 on another major U.S. exchange, that stock will be eligible for inclusion, but the lowest price from a non-primary exchange will be used to calculate market capitalization and index membership.

•	Minimum total market capitalization. Companies with a total market capitalization of less than US$30 million are not eligible for the Russell 2000 Index.

•	Minimum float requirement. Companies with 5% or less of their shares available in the marketplace are not eligible for the Russell 2000 Index.

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Company structure. Royalty trusts, limited liability companies, closed-end investment companies, blank check companies, special purpose acquisition companies (SPACs) and limited partnerships are excluded from inclusion in the Russell 3000® Index. Business development companies (BDCs) are eligible.

•	Shares excluded. Preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights and trust receipts are not eligible for inclusion.

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Deadline for inclusion. Stocks must be listed on the last trading day in May and Russell must have access to documentation verifying the company’s eligibility for inclusion. This information includes corporate description, incorporation, shares outstanding and other information needed to determine eligibility. IPOs will be considered for inclusion quarterly.

All Russell indices, including the Russell 2000 Index, are reconstituted annually to reflect changes in the marketplace. The companies that meet the eligibility criteria are ranked on the last trading day of May of every year based on market capitalization using data available at that time, with the reconstitution taking effect as of the first trading day following the last Friday of June of that year. If the last Friday in June is the 28th, 29th or 30th day of June, reconstitution will occur the Friday prior.

Market capitalization

The primary criteria used to determine the initial list of common stocks eligible for inclusion in the Russell 3000, and thus the Russell 2000, is total market capitalization, which is calculated by multiplying the total outstanding shares by the market price as of the last trading day in May for those securities being considered for the purposes of the annual reconstitution. IPO eligibility is determined each quarter.

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Determining total shares outstanding. Only common stock is used to determine market capitalization for a company. Any other form of shares, including preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights or trust receipts, are excluded from the calculation. If multiple share classes of common stock exist, they are combined. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately.

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Determining price. During each annual reconstitution, the last traded price on the last trading day in May of that year from the primary exchange is used to determine market capitalization. If a security does not trade on its primary exchange, the lowest price from another major U.S. exchange is used. In the case where multiple share classes exist, the primary trading vehicle is identified and used to determine price. For new members, the common share class with the highest trading volume will be considered the primary trading vehicle, and its associated price and trading symbol will be included in the Russell 2000 Index.

Capitalization adjustments

A security’s shares are adjusted to include only those shares available to the public, often referred to as “free float”. The purpose of this adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set. Stocks are weighted in all Russell indices, including the Russell 2000 Index, by their float-adjusted market capitalization, which is calculated by multiplying the primary closing price by the available shares.

The following types of shares are removed from total market capitalization to arrive at free float or available market capitalization:

•	Cross ownership. Shares held by another member of a Russell index are considered cross-owned and all such shares will be adjusted regardless of percentage held.

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Large corporate and private holdings. Shares held by another listed company (non-member) or private individuals will be adjusted if greater than 10% of shares outstanding. Share percentage is determined either by those shares held by an individual or a group of individuals acting together. For example, officers and directors holdings would be summed together to determine if they exceed 10%. However, not included in this class are institutional holdings, including investment companies, partnerships, insurance companies, mutual funds, banks or venture capital funds.

•	Employee stock ownership plan shares. Corporations that have employee stock ownership plans that comprise 10% or more of the shares outstanding are adjusted.

•	Unlisted share classes. Classes of common stock that are not traded on a U.S. exchange are adjusted.

•	IPO lock-ups. Shares locked-up during an IPO are not available to the public and are thus excluded from the market value at the time the IPO enters the Russell indices.

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Government holdings. Holdings listed as “government of” are considered unavailable and will be removed entirely from available shares. Shares held by government investment boards and/or investment arms will be treated similar to large private holdings and removed if the holding is greater than 10%. Any holding by a government pension fund is considered institutional holdings and will not be removed from available shares.

Corporate actions affecting the Russell 2000 Index

Changes to all Russell U.S. indices, including the Russell 2000 Index, are made when an action is final.

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“No replacement” rule. Securities that leave the Russell 2000 Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 2000 Index over a year may fluctuate according to corporate activity.

•	Mergers and acquisitions. Merger and acquisition activity results in changes to the membership and weighting of members within the Russell 2000 Index.

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Re-incorporations. Members of the Russell 2000 Index that are re-incorporated to another country are analyzed for country assignment the following year during reconstitution, as long as they continue to trade in the U.S. Companies that re-incorporate and no longer trade in the U.S. are immediately deleted from the Russell 2000 Index and placed in the appropriate country within the Russell Global Index. Those that re-incorporate to the U.S. during the year will be assessed during reconstitution for membership.

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Re-classifications of shares (primary vehicles). Primary vehicles will not be assessed or change outside of a reconstitution period unless the existing class ceases to exist. In the event of extenuating circumstances signaling a necessary primary vehicle change, proper notification will be made.

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Rights offerings. Rights offered to shareholders are reflected in the Russell 2000 Index the date the offer expires for nontransferable rights and on the ex-date for transferable rights. In both cases, the price is adjusted to account for the value of the right on the ex-date, and shares are increased according to the terms of the offering on that day. Rights issued in anticipation of a takeover event, or “poison pill” rights are excluded from this treatment and no price adjustment is made for their issuance or redemption.

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Changes to shares outstanding. Changes to shares outstanding due to buyback (including Dutch Auctions), secondary offerings, merger activity with a non-Russell 2000 Index member and other potential changes are updated at the end of the month (with the sole exception of June) which the change is reflected in vendor supplied updates and verified by Russell using an SEC filing. For a change in shares to occur, the cumulative change to available shares must be greater than 5%.

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Spin-offs. The only additions between reconstitution dates are as a result of spin-offs, reincorporations and IPOs. Spin-off companies are added to the Russell 2000 Index if warranted by the market capitalization of the spin-off company.

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Tender offers. A company acquired as the result of a tender offer is removed when the tender offer has fully expired and it is determined the company will finalize the process with a short form merger. Shares of the acquiring company, if a member of the Russell 2000 Index, will be increased simultaneously.

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Delisting. Only companies listed on U.S. exchanges are included in the Russell 2000 Index. Therefore, when a company is delisted from a U.S. exchange and moved to over-the-counter trading, the company is removed from the Russell 2000 Index.

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Bankruptcy and voluntary liquidations. Companies who file for Chapter 7 liquidation bankruptcy or file any other liquidation plan will be removed from the Russell 2000 Index at the time of the filing. Companies filing for a Chapter 11 re-organization bankruptcy will remain a member of the Russell 2000 Index, unless delisted from their primary exchange. In that case, normal delisting rules will apply.

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Stock distributions. Stock distributions can take two forms: (1) a stated amount of stock distributed on the ex-date or (2) an undetermined amount of stock based on earnings and profits on a future date. In both cases, a price adjustment is made on the ex-date of the distribution. Shares are increased on the ex-date for category (1) and on the pay-date for category (2).

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Dividends. Gross dividends are included in the daily total return calculation of the Russell 2000 Index based on their ex-dates. The ex-date is used rather than the pay-date because the market place price adjustment for the dividend occurs on the ex-date. Monthly, quarterly and annual total returns are calculated by compounding the reinvestment of dividends daily. The reinvestment and compounding is at the total index level, not at the security level. Stock prices are adjusted to reflect special cash dividends on the ex-date. If a dividend is payable in stock and cash and the stock rate cannot be determined by the ex-date, the dividend is treated as cash.

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Halted securities. Halted securities are not removed from the Russell 2000 Index until the time they are actually delisted from the exchange. If a security is halted, it remains in the Russell 2000 Index at the last traded price from the primary exchange until the time the security resumes trading or is officially delisted.

Additional information on the Russell 2000 Index is available on the following website: http://www.russell.com.

License Agreement

Barclays Bank PLC has entered into a non-exclusive license agreement with the Frank Russell Company (“Russell”) whereby we, in exchange for a fee, are permitted to use the Russell 2000 Index and its related trademarks in connection with certain securities, including the Securities. We are not affiliated with Russell; the only relationship between Russell and us is any licensing of the use of Russell’s indices and trademarks relating to them.

The license agreement between Russell and Barclays Bank PLC provides that the following language must be set forth in the free writing prospectus:

“The Securities are not sponsored, endorsed, sold, or promoted by Frank Russell Company (“Russell”). Russell makes no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the Russell 2000® Index (the “Russell 2000 Index”) to track general stock market performance or a segment of the same. Russell’s publication of the Russell 2000 Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000 Index is based. Russell’s only relationship to Barclays Bank PLC and its affiliates is the licensing of certain trademarks and trade names of Russell and of the Russell 2000 Index which is determined, composed and calculated by Russell without regard to Barclays Bank PLC and its affiliates or the Securities. Russell is not responsible for and has not reviewed the Securities nor any associated literature or publications and Russell makes no representation or warranty, express or implied, as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000 Index. Russell has no obligation or liability in connection with the administration, marketing or trading of the Securities.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000 INDEX OR ANY DATA

INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC AND/OR ITS AFFILIATES, INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.”

“Russell 2000® Index” and “Russell 3000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the Securities.

S&P 500® Index

All information regarding the S&P 500® Index (the “S&P 500 Index”) set forth in this index supplement reflects the policies of, and is subject to change by, Standard & Poor’s Financial Services LLC (“S&P”). The S&P 500 Index is calculated, maintained and published by S&P. The S&P 500 Index is reported by Bloomberg under the ticker symbol “SPX <Index>”.

The S&P 500 Index is intended to provide an indication of the pattern of stock price movement in the U.S. equities market. The daily calculation of the level of the S&P 500 Index, discussed below in further detail, is based on the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.

Composition of the S&P 500 Index

S&P chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equities market. Relevant criteria employed by S&P for new additions include the financial viability of the particular company, the extent to which that company represents the industry group to which it is assigned, adequate liquidity and reasonable price, an unadjusted market capitalization of US$3.5 billion or more, U.S. domicile, a public float of at least 50% and company classification (i.e. U.S. common equities listed on the NYSE and the NASDAQ stock market and not closed-end funds, holding companies, tracking stocks, partnerships, investment vehicles, royalty trusts, preferred shares, unit trusts, equity warrants, convertible bonds or investment trusts). The ten main groups of companies that comprise the S&P 500 Index include: Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Telecommunication Services and Utilities. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above.

The S&P 500 Index does not reflect the payment of dividends on the stocks included in the S&P 500 Index. Because of this the return on the securities will not be the same as the return you would receive if you were to purchase those stocks and hold them for a period equal to the term of the securities.

Computation of the S&P 500 Index

As of September 16, 2005, S&P has used a full float-adjusted formula to calculate the S&P 500 Index. With a float-adjusted index, the share counts used in calculating the S&P 500 Index will reflect only those shares that are available to investors, not all of a company’s outstanding shares.

The float-adjusted S&P 500 Index is calculated as the quotient of (1) the sum of the products of (a) the price of each common stock, (b) the total shares outstanding of each common stock and (c) the investable weight factor and (2) the index divisor.

The investable weight factor is calculated by dividing (1) the available float shares by (2) the total shares outstanding. Available float shares reflect float adjustments made to the total shares outstanding. Float adjustments seek to distinguish strategic shareholders (whose holdings depend on concerns such as maintaining control rather than the economic fortunes of the company) from those holders whose investments depend on the stock’s price and their evaluation of the company’s future prospects. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the United States or foreign countries; and

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holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

In cases where holdings in a group as described above exceed 10% of the outstanding shares of a company, the holdings of that group are excluded from the float-adjusted count of shares to be used in the S&P 500 Index’s calculation. In addition, treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. Shares held by mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares held in a trust to allow investors in countries outside the country of domicile (such as ADRs and Canadian exchangeable shares), shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are, however, considered part of the float.

Changes in a company’s total shares outstanding of 5.0% or more due to public offerings, tender offers, Dutch auctions, or exchange offers are made as soon as reasonably possible. Other changes of 5.0% or more (for example, due to company stock repurchases, private placements, an acquisition of a privately held company, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations, or other recapitalizations) are made weekly and are announced on Wednesdays for implementation after the close of trading on the following Wednesday (one week later). Changes of less than 5.0% are accumulated and made quarterly on the third Friday of March, June, September, and December. Changes due to mergers or acquisitions of publicly held companies are made as soon as reasonably possible, regardless of the size of the change, although de minimis merger and acquisition share changes may be accumulated and implemented with the quarterly share rebalancing. Corporate actions such as stock splits, stock dividends, spinoffs and rights offerings are generally applied after the close of trading on the day prior to the ex-date. Share changes resulting from exchange offers are made on the ex-date. Changes in investable weight factors of more than five percentage points caused by corporate actions will be made as soon as possible. Changes in investable weight factors of less than five percentage points will be made annually, in September when revised investable weight factors are reviewed. A share freeze is implemented the week of the rebalancing effective date, the third Friday of the last month of each quarter, during which shares are not changed except for certain corporate actions (merger activity, stock splits, rights offerings and certain dividend payable events).

As discussed above, the value of the S&P 500 Index is the quotient of (1) the total float-adjusted market capitalization of the S&P 500 Index’s constituents (i.e., the sum of the products of (a) the price of each common stock, (b) the total shares outstanding of each common stock and (c) the investable weight factor) and (2) the index divisor. Continuity in index values is maintained by adjusting the divisor for all changes in the constituents’ share capital after the base date, which is the period from 1941 to 1943. This includes additions and deletions to the index, rights issues, share buybacks and issuances, and spin-offs. The index divisor’s time series is, in effect, a chronological summary of all changes affecting the base capital of the S&P 500 Index since the base date. The index divisor is adjusted such that the index value at an instant just prior to a change in base capital equals the index value at an instant immediately following that change. Some corporate actions, such as stock splits require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require adjustments to the index divisor.

Additional information on the S&P 500 Index is available on the following website:

http://www.standardandpoors.com.

License Agreement

We have entered into a non-exclusive license agreement with S&P whereby we, in exchange for a fee, are permitted to use the S&P 500 Index in connection with certain securities, including the notes and warrants. We are not affiliated with S&P; the only relationship between S&P and us is any licensing of the use of S&P’s indices and trademarks relating to them.

The license agreement between S&P and Barclays Bank PLC provides that the following disclaimer must be set forth herein:

“The securities are not sponsored, endorsed, sold or promoted by Standard & Poor’s Financial Services LLC (“S&P”). S&P makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the S&P 500® Index (the “S&P 500 Index”) to track general stock market performance. S&P’s only relationship to Barclays Bank PLC is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to Barclays Bank PLC or the securities. S&P has no obligation to take the needs of Barclays Bank PLC or the owners of the securities into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the securities.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.”

“Standard & Poor’s®”, “S&P®”, “S&P 500®” and “500” are registered trademarks of Standard & Poor’s Financial Services, LLC, and have been licensed for use by Barclays Bank PLC. The securities are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the securities.

S&P 500® Dynamic VEQTOR™ Index

Substantially all information regarding the S&P 500® Dynamic VEQTORTM Index set forth in this index supplement has been taken from publicly available sources. Such information reflects the policies of, and is subject to change by, Standard & Poor’s Financial Services LLC (“S&P”). The S&P 500® Dynamic VEQTORTM Index is calculated, maintained and published by S&P.

We may offer notes that are linked either to the excess return version or the total return version of the S&P 500® Dynamic VEQTORTM Index, and we refer herein to such indices collectively as the “VEQTOR Indices” or each individually as a “VEQTOR Index”.

The S&P 500® Dynamic VEQTORTM Excess Return Index (the “VEQTOR ER Index”) is reported by Bloomberg under the ticker symbol “SPVQDER<Index>”. The S&P 500® Dynamic VEQTORTM Total Return Index (the “VEQTOR TR Index”) is reported by Bloomberg under the ticker symbol “SPVQDTR<Index>”.

The VEQTOR Indices seek to provide investors with broad equity market exposure with an implied volatility hedge by dynamically allocating their notional investments among three components: equity, volatility and cash. The so-called “volatility hedge” component of the VEQTOR Indices is premised on the observation that historically (1) volatility in the equity markets tends to correlate negatively to the performance of U.S. equity markets (i.e., volatility increases in periods of negative market returns, and vice versa) and (2) rapid declines in the performance of the U.S. equity markets generally tend to be associated with particularly high volatility in such markets. The VEQTOR Indices, therefore, seek to reflect such historically-observed trends by allocating a greater proportion of their notional value to investments in the U.S. equity markets during periods of low market volatility with the ability to allocate a greater proportion of their notional value to investments in a reference asset that tracks implied volatility during periods of high market volatility (but in no case will the weighting of the volatility component exceed a 40% allocation of the relevant VEQTOR Index). The VEQTOR Indices also incorporate a “stop loss” mechanic, whereby each VEQTOR Index will move into a 100% cash position if the value of the VEQTOR ER Index has fallen by an amount greater than or equal to 2% over the immediately preceding five index business days. An “index business day” is any day on which the applicable S&P 500 Index (as defined below) and Short-Term VIX Index (as defined below) are calculated.

The equity component of the VEQTOR Indices is represented by the S&P 500® Excess Return Index (the “S&P 500 ER”) in the case of the VEQTOR ER Index and the S&P 500® Total Return Index (the “S&P 500 TR”) in the case of the VEQTOR TR Index. The volatility component of the VEQTOR Indices is represented by the S&P 500 VIX Short-Term Futures™ Index ER (the “Short-Term VIX ER”) in the case of the VEQTOR ER Index and the S&P 500 VIX Short-Term Futures™ Index TR (the “Short-Term VIX TR”) in the case of the VEQTOR TR Index.

We refer herein to (i) the S&P 500 ER and the S&P 500 TR collectively as the “S&P 500 Indices” and each individually as a “S&P 500 Index”; (ii) the Short-Term VIX ER and the Short-Term VIX TR collectively as the “Short-Term VIX Indices” and each individually as a “Short-Term VIX Index”; and (iii) the S&P 500 Indices and the Short-Term VIX Indices collectively as the “Constituent Indices.”

The S&P 500 Indices are intended to provide a performance benchmark for the U.S. equity markets, and the Short-Term VIX Indices seek to model the return from a daily rolling long position in the first and second month CBOE Volatility Index® (the “VIX Index”) futures contracts. Each of the equity and volatility components is discussed in further detail below.

The VEQTOR ER Index is calculated on an excess return basis because its constituent indices are excess return indices, specifically the S&P 500 ER and the Short-Term VIX ER, and because there is no interest accrual on the Short-Term VIX ER or the allocation to cash and no reinvestment of dividend income from the stocks underlying the S&P 500 ER. The VEQTOR TR Index is calculated on a total return basis because its constituent indices are total return indices, specifically the S&P 500 TR and the Short-Term VIX TR, and because the Index is based upon interest accrual on the Short-Term VIX TR at the most recent weekly high discount rate for 91-day US Treasury bills effective on the preceding business day, interest accrual on the allocation to cash at the overnight LIBOR rate and reinvestment of dividend income from the stocks underlying the S&P 500 TR. For more information on the S&P 500 Indices and the Short-Term VIX Indices, see “—The Constituent Indices” below.

Subject to the occurrence of a stop loss event (as described below), the VEQTOR Indices allocate weightings to the equity and volatility components based on a combination of realized volatility levels and implied volatility trends in accordance with the rules described herein. These allocations are evaluated on a daily basis, although changes in allocation may occur less frequently.

Overview of Volatility

Volatility is a statistical measure of the degree of movement of the price of an asset over a period of time and is considered the market standard for expressing the riskiness of an asset. Volatility is generally calculated based on the natural logarithm of the return of an asset over a specified period of time.

Realized volatility is an historical calculation of this degree of movement based on prices or values of the asset observed periodically in the market over a specified period. The realized volatility of an asset is characterized by the frequency of the observations of the asset price used in the calculation and the period over which observations are made. For example, one-month daily realized volatility denotes realized volatility calculated from daily closing asset prices over a one-month period.

Implied volatility is a market estimate of the volatility an asset will realize over a future period of time. The implied volatility of an asset is calculated by reference to the market prices of listed options on the asset. Implied volatility has generally had a strongly negative correlation to equity market returns.

Composition of the VEQTOR Indices

Each VEQTOR Index is comprised of three components:

1.	Equity, represented by the S&P 500 ER, in the case of the VEQTOR ER Index, or the S&P 500 TR, in the case of the VEQTOR TR Index;

2.	Volatility, represented by the Short-Term VIX ER, in the case of the VEQTOR ER Index, or the Short-Term VIX TR, in the case of the VEQTOR TR Index; and

3.	Cash.

Equity and Volatility Component Allocations

On any index business day, t, each VEQTOR Index allocates weightings to the equity and volatility components based on a combination of realized and implied volatility trend decision variables as described below. While the allocations are reviewed at the close of each index business day, they may change on a less frequent basis.

Subject to the occurrence of a stop loss event (as described below), the equity and volatility components make up 100% of the notional portfolio included in the VEQTOR Indices.

Stop Loss Feature

As described in further detail below, each VEQTOR Index will allocate into a 100% cash position if the value of the VEQTOR ER Index has fallen by an amount greater than or equal to 2% over the immediately preceding five index business days.

Calculation of the VEQTOR Indices

Step 1: Determine the Realized Volatility

On any index business day, t, each VEQTOR Index uses the annualized one-month realized volatility level of the S&P 500® Index (the “S&P 500”) as the indicator of the realized volatility environment, calculated as of the immediately preceding index business day as follows:

where:

RVt-1 =	the annualized one-month realized volatility, calculated as of the immediately preceding index business day; and

SPX =	the S&P 500.

Step 2: Determine the Implied Volatility Trend

Each VEQTOR Index aims to anticipate changes in the volatility environment by observing 5-day and 20-day moving averages of one-month implied volatility. Implied volatility is calculated by reference to the VIX Index.

Determining the implied volatility trend involves three steps: (a) first, calculating the 5-day implied volatility average and the 20-day implied volatility average (each, as defined below), (b) next, evaluating the applicable daily implied volatility trend indicators (as defined below) and (c) finally, using the daily implied volatility trend indicators to determine the implied volatility trend (as defined below).

Part (a): Calculate the 5-day and 20-day implied volatility averages

On any index business day, t,

the “5-day implied volatility average” is equal to:

and the “20-day implied volatility average” is equal to:

where:

5IVt-1	=	the 5-day implied volatility average, calculated as of the immediately preceding index business day;

20IVt-1	=	the 20-day implied volatility average, calculated as of the immediately preceding index business day; and

VIX =		the CBOE Volatility Index®. For a description of the CBOE Volatility Index®, please see “—The Constituent Indices—The S&P 500 Short-Term VIX Futures™ Index ER and the S&P 500 Short-Term VIX Futures™ Index TR—CBOE Volatility Index® (VIX)”.

Part (b): Evaluate the applicable daily implied volatility trend indicators

For any index business day, t, the “daily implied volatility trend indicator” is deemed to be “up” (+1) if the 5-day implied volatility average on the immediately preceding index business day is greater than or equal to the 20-day implied volatility average on the immediately preceding index business day, and is deemed to be “down” (-1) if the 5-day implied volatility average on the immediately preceding index business day is less than the 20-day implied volatility average on the immediately preceding index business day. This concept is expressed as follows:

where:

DIVTt-1 =	the daily implied volatility trend indicator as of the immediately preceding index business day.

Part (c): Determine the implied volatility trend

An “implied volatility trend” is established if the daily implied volatility trend indicators remain constant for at least 10 consecutive index business days. Therefore, on any index business day, t, the implied volatility trend (IVTt) will exhibit:

Step 3: Determine the Target Weightings of the Equity Component and Volatility Component

On each index business day, t, once the realized volatility and the implied volatility trend have been determined for that day, the weightings of each of the equity and volatility components for purposes of calculating the VEQTOR Indices will be allocated in accordance with the pre-defined weightings set forth below:

Realized Volatility (RVt-1)	Target Equity Component / Volatility Component Allocation (wteq / wtvol)
	Implied Volatility Downtrend (IVTt-1 = -1)	No Implied Volatility Trend (IVTt-1 = 0)	Implied Volatility Uptrend (IVTt-1 = +1)
Less than 10%	97.5% / 2.5%	97.5% / 2.5%	90% / 10%
10% ≤ RVt-1 < 20%	97.5% / 2.5%	90% / 10%	85% / 15%
20% ≤ RVt-1 < 35%	90% / 10%	85% / 15%	75% / 25%
35% ≤ RVt-1 < 45%	85% / 15%	75% / 25%	60% / 40%
More than 45%	75% / 25%	60% / 40%	60% / 40%

where:

=	in the case of the VEQTOR ER Index, the weight of the S&P 500 ER within the VEQTOR ER Index, and in the case of the VEQTOR TR Index, the weight of the S&P 500 TR within the VEQTOR TR Index;

=	in the case of the VEQTOR ER Index, the weight of the Short-Term VIX ER within the VEQTOR ER Index, and in the case of the VEQTOR TR Index, the weight of the Short-Term VIX TR within the VEQTOR TR Index; and

Although the allocations to the equity and volatility components of the VEQTOR Indices are evaluated daily, changes in allocation may occur less frequently if the realized volatility and/or implied volatility trend on any given index business day, calculated in accordance with Steps 1 and 2, have not changed sufficiently from the prior index business day to require a change in allocation in accordance with the table above.

Step 4: Evaluate Whether a Stop Loss Event Has Occurred

On each index business day, t, the performance of each of the VEQTOR ER Index over the immediately preceding five index business days (the “5-day return”) is evaluated. If the 5-day return for the VEQTOR ER Index is equal to or less than -2.0%, as calculated in accordance with the formula set forth below, each VEQTOR Index will be deemed to have experienced a “stop loss event”. Following the occurrence of a stop loss event, 100% of each VEQTOR Index will be shifted into a cash position at the close of that index business day, t, meaning that the weightings of each of the equity and volatility components will equal 0%. Such cash position is non-interest bearing, in the case of the VEQTOR ER Index, and interest bearing in the case of the VEQTOR TR Index.

On each index business day, t, the 5-day return, expressed as a percentage, is calculated as follows:

where:

Indext-1 =	the closing value of the VEQTOR ER Index on the immediately preceding index business day; and

Indext-6 =	the closing value of the VEQTOR ER Index on the sixth index business day preceding the day on which the 5-day return is calculated.

The 5-day return for purposes of determining whether a stop-loss event has occurred is based on the closing values of the VEQTOR ER Index because unlike the VEQTOR TR Index, which is calculated on a total return basis, the VEQTOR ER Index does not reflect the impact of interest accruals.

The stop loss event will terminate once the 5-day return is greater than -2.0% (e.g., -1.9%). The period during which the VEQTOR Indices will be in a stop loss position can be as short as one (1) index business day (e.g., if on the following index business day, the 5-day return is greater than -2.0% (e.g., -1.9%)) and no longer than five (5) consecutive index business days (given that five consecutive index business days in a cash position will necessarily result in a 5-day return of 0%). Following the termination of a stop loss event, 100% of each VEQTOR Index will be allocated back into its respective equity and volatility components at the close of that index business day, t, in accordance with Steps 1 through 3 above.

Step 5: Calculate the Values of the VEQTOR Indices

Part (a): Calculation of the values of the VEQTOR Indices assuming no stop loss event

On any index business day, t, on which no stop loss event has occurred, the values of the VEQTOR Indices are calculated, respectively, as follows:

VEQTOR ER Index:

VEQTOR TR Index:

where:

Indext = the closing value of the applicable VEQTOR Index on day t;

Indext-1 = the closing value of the applicable VEQTOR Index on the immediately preceding index business day;

EquityDRt = the daily return of the equity component, as determined by the following formulas:

in the case of the VEQTOR ER Index:

in the case of the VEQTOR TR Index:

where:

weight of the equity component on the immediately preceding index business day (determined in accordance with Step 3 above); and

SPXE =	the closing level of the S&P 500 ER. Please see the section entitled “—The Constituent Indices—S&P 500® Index, S&P 500® Total Return Index™ and S&P 500® Excess Return Index™—S&P 500® Excess Return Index™” below for a description of the calculation of the S&P 500 ER;

SPXT =	the closing level of the S&P 500 TR. Please see the section entitled “—The Constituent Indices—S&P 500® Index, S&P 500® Total Return Index™ and S&P 500® Excess Return Index™—S&P 500® Total Return Index™” below for a description of the calculation of the S&P 500 TR;

VolDRt =	the daily return of the volatility component, as determined by the following formulas:

in the case of the VEQTOR ER Index:

where:

	=	weight of the volatility component on the immediately preceding index business day (determined in accordance with Step 3 above);

SPVXSP	=	the closing value of the Short-Term VIX ER; and

SPVXSTR	=	the closing value of the Short-Term VIX TR;

and; in the case of the VEQTOR TR Index:

CashDRt	=	Cash Daily Return, calculated based on an overnight deposit rate.

where:

where:

Datet =	the valuation date;

Datet-1 =	the immediately preceding valuation date; and

Ratet-1 =	the previous day value of the USD Overnight London Interbank Offered Rate, expressed as a percentage.

The “USD Overnight London Interbank Offered Rate” is the daily measure of the rate at which large banks will lend U.S. dollars to each other in the London market as calculated and published by the British Bankers’ Association. The Bloomberg ticker is US00O/N Index.

Part (b): Calculation of the values of the VEQTOR Indices assuming the occurrence of a stop loss event

Following the occurrence of a stop loss event on any index business day, t, the daily return of both the equity component (EquityDRt) and the volatility component (VolDRt) will equal zero. This is because, as described in Step 4 above, following the occurrence of a stop loss event, 100% of the applicable VEQTOR Index will be shifted into a cash position at the close of that index business day, t, meaning that the weightings of each of the equity component and the volatility component will equal zero.

Therefore, if S&P has determined that a stop loss event has occurred on the current index business day, t, the closing values of the VEQTOR Indices on the immediately following index business day, t+1, will be calculated, respectively, as follows:

VEQTOR ER Index:

VEQTOR TR Index:

As described in Step 4 above, following the termination of a stop loss event, 100% of the applicable VEQTOR Index will be allocated back into the equity and volatility components at the close of that index business day, t.

The Constituent Indices

S&P 500® Index, S&P 500® Total Return Index™ and S&P 500® Excess Return Index™

S&P 500® Index

For a description of the S&P 500, see “Non-Proprietary Indices—Equity Indices—S&P 500® Index.” The S&P 500 TR and the S&P 500 ER are versions of the S&P 500.

S&P 500® Total Return Index

The level of the S&P 500 TR is reported by Bloomberg under the ticker symbol “SPXT <Index>”.

The total return version of the S&P 500, the S&P 500 TR, is calculated in the same manner as the S&P 500 referenced above; however, the difference between the S&P 500 and the S&P 500 TR is that the S&P 500 reflects changes in the prices of its underlying stocks, while the S&P 500 TR reflects both changes in stock prices and the reinvestment of the dividend income from its underlying stocks.

Specifically, in calculating the S&P 500 TR, ordinary cash dividends are applied on the ex-dividend date. “Special dividends” are those dividends that are outside of the normal payment pattern established historically by the issuing corporation. These may be described by the corporation as “special”, “extra”, “year-end”, or “return of capital”. Whether a dividend is funded from operating earnings or from other sources of cash does not affect the determination of whether it is ordinary or special. “Special dividends” are treated as corporate actions with offsetting price and divisor adjustments; the S&P 500 TR reflects both ordinary and special dividends.

S&P 500® Excess Return Index

The excess return version of the S&P 500, the S&P 500 ER, is calculated in the same manner as the S&P 500 TR described above; however, the difference between the S&P 500 ER and the S&P 500 TR is that the S&P 500 ER is designed to track an unfunded investment in the S&P 500.

Specifically, the S&P 500 ER calculates the return on an investment in the S&P 500 TR where the investment was made through the use of borrowed funds. Therefore, the return of the S&P 500 ER will be equal to that of the S&P 500 TR minus the associated borrowing costs, which are represented by the overnight LIBOR.

The level of the S&P 500 ER is not currently published.

The S&P 500 Short-Term VIX Futures™ Index ER and the S&P 500 Short-Term VIX Futures™ Index TR

All information regarding the Short-Term VIX Indices set forth in this index supplement reflects the policies of, and is subject to change by, S&P. The Short-Term VIX Indices are calculated, maintained and published by S&P. The level of the Short-Term VIX ER is reported by Bloomberg under the ticker symbol “SPVXSP <Index>”. The level of the Short-Term VIX TR is reported by Bloomberg under the ticker symbol “SPVXSTR <Index>”.

The Short-Term VIX Indices seek to provide investors with exposure to one or more maturities of futures contracts on the VIX Index, which reflects forward implied volatility of the S&P 500 at various points along the volatility forward curve. The VIX Index is calculated based on the prices of put and call options on the S&P 500.

The Short-Term VIX Indices are indices composed of futures contracts on the VIX Index with a daily rolling long position in contracts of specified maturities and is intended to reflect the returns that are potentially available through an unleveraged investment in those contracts, plus, in the case of the Short-Term VIX TR, the rate of interest that could be earned on the return on the notional value of the Short-Term VIX TR at the specified US Treasury Bills rate, which is then reinvested in the Short-Term VIX TR.

The Short-Term VIX Indices are rolling indices, which roll on a daily basis. One of the effects of daily rolling is to maintain a constant weighted average maturity for the underlying futures contracts. The Short-Term VIX Indices are composed of futures contracts on the VIX Index. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, futures contracts normally specify a certain date for the delivery of the underlying asset or financial instrument or, in the case of futures contracts relating to indices such as the VIX Index, a certain date for payment in cash of an amount determined by the level of the underlying index. As described in more detail below, the Short-Term VIX Indices operate by selling futures contracts on the VIX Index on a daily basis, specifying cash settlement on a nearby date and purchasing futures contracts on the VIX Index on a daily basis specifying cash settlement on a later date. The roll for each contract occurs on each Short-Term VIX index business day (as defined below) according to a pre-determined schedule that has the effect of keeping constant the weighted average maturity of the relevant futures contracts. This process is known as “rolling” a futures position, and each Short-Term VIX Index is a “rolling index”. The constant weighted average maturity for the futures underlying the Short-Term VIX Indices is one month.

A “Short-Term VIX index business day” is a day on which (1) it is a business day in New York and (2) the CBOE is open.

CBOE Volatility Index® (VIX)

All information regarding the VIX Index set forth in this index supplement reflects the policies of, and is subject to change by, the Chicago Board Options Exchange® (the “CBOE”). The VIX Index is calculated, maintained and published by the CBOE. The level of the VIX Index is reported by Bloomberg under the ticker symbol “VIX <Index>”.

The VIX Index is a benchmark index designed to measure the market price of volatility in large cap U.S. stocks over 30 days in the future, and calculated based on the prices of certain put and call options on the S&P 500. The VIX Index measures the premium paid by investors for certain options linked to the level of the S&P 500. During periods of market instability, the implied level of volatility of the S&P 500 typically increases and, consequently, the prices of options linked to the S&P 500 typically increase (assuming all other relevant factors remain constant or have negligible changes). This, in turn, causes the level of the VIX Index to increase. Because the VIX Index may increase in times of uncertainty, The VIX Index is known as the “fear gauge” of the broad U.S. equities market. The VIX Index has historically had negative correlations to the S&P 500.

The calculation of the VIX Index involves a formula that uses the prices of a weighted series of out-of-the money put and call options on the level of the S&P 500 (“SPX Options”) with two adjacent expiry terms to derive a constant 30-day forward measure of market volatility. The VIX Index is calculated independently of any particular option pricing model and in doing so seeks to eliminate any biases which may otherwise be included in using options pricing methodology based on certain assumptions.

Although the VIX Index measures the 30-day forward volatility of the S&P 500 as implied by the SPX Options, 30-day options are only available once a month. To arrive at the VIX Index level, a broad range of out-of-the money SPX Options expiring on the two closest nearby months (“near term options” and “next term options,” respectively) are selected in order to bracket a 30-day calendar period. SPX Options having a maturity of less than eight days are excluded at the outset and, when the near term options have eight days or less left to expiration, the VIX Index rolls to the second and third contract months in order to minimize pricing anomalies that occur close to expiration. The model-free implied volatility using prices of the near term options and next term options are then calculated on a strike price weighted average basis in order to arrive at a single average implied volatility value for each month. The results of each of the two months are then interpolated to arrive at a single value with a constant maturity of 30 days to expiration.

Futures on the VIX Index were first launched for trading by the CBOE in 2004. The VIX Index futures have expirations ranging from the front month consecutively out to the tenth month. Futures on the VIX Index allow investors the ability to invest in forward market volatility based on their view of the future direction or movement of the VIX Index. Investors that believe the implied volatility of the S&P 500 will increase may buy futures on the VIX Index, expecting that the level of the VIX Index will increase. Conversely, investors that believe that the implied volatility of the S&P 500 will decline may sell futures on the VIX Index, expecting that the level of the VIX Index will fall.

Calculation of the Short-Term VIX Indices

The Short-Term VIX Indices measure the return from a rolling long position in the first and second month VIX Index futures contracts. The Short-Term VIX Indices roll continuously throughout each month from the first month VIX Index futures contract into the second month VIX Index futures contract. The Short-Term VIX Indices are intended to reflect the returns that are potentially available through an unleveraged investment in certain futures contracts on the VIX Index, plus, in the case of the Short-Term VIX TR, the specified US Treasury Bill rate that could be earned on the return on the notional value of the Short-Term VIX TR, which would then be reinvested at that rate in the Short-Term VIX TR. On any Short-Term VIX index business day, t, the Short-Term VIX Indices are calculated as follows:

Short-Term VIX ER:

Indext = Indext-1 * (1+ CDRt); and

Short-Term VIX TR:

Indext = Indext-1 * (1+ CDRt + TBRt)

where:

Indext-1	=	in the case of the Short-Term VIX ER, the level of the Short-Term VIX ER on the preceding Short-Term VIX index business day, and in the case of the Short-Term VIX TR, the level of the Short-Term VIX TR on the preceding Short-Term VIX index business day;

CDRt	=	Contract Daily Return, as determined by the following formula:

where:

t-1	=	the preceding Short-Term VIX index business day;

TWDOt Total Dollar Weight Obtained on t, as determined by the following formula for the Short-Term VIX Indices:

TWDIt-1 Total Dollar Weight Obtained on t-1, as determined by the following formula for the Short-Term VIX Indices:

where:

CRWi,t	=	Contract Roll Weight of the ith VIX Futures Contract on date t; and

DCRPi,t	=	Daily Contract Reference Price of the ith VIX Futures Contract on date t;

and; in the case of the Short-Term VIX TR:

TBRt = Treasury Bill Return, as determined by the following formula:

where:

Deltat	=	the number of calendar days between the current and previous business days; and

TBARt-1	=	the most recent weekly high discount rate for 91-day US Treasury bills effective on the preceding business day. Generally the rates are announced by the US Treasury on each Monday. On Mondays that are bank holidays, Friday’s rates will apply. The Bloomberg ticker is “USB3MTA <Index>”.

Contract Rebalancing

The roll period starts on the Tuesday prior to the monthly CBOE VIX Futures Settlement Date (the Wednesday falling 30 calendar days before the S&P 500 option expiration for the following month), and runs through the Tuesday prior to the subsequent month’s CBOE VIX Futures Settlement Date (“roll period”). Thus, the Short-Term VIX Indices are rolling on a continual basis. On the Short-Term VIX index business day after the current roll period ends the following roll period will begin. In calculating each of the Short-Term VIX ER and Short-Term VIX TR, the Contract Roll Weights (CRWi,t) of each of the contracts in the Short-Term VIX Indices, on a given Short-Term VIX index business day, t, are determined as follows:

where:

dt	=	The total number of business days in the current roll period beginning with and including, the starting CBOE VIX Futures Settlement Date and ending with, but excluding, the following CBOE VIX Futures Settlement Date. The number of business days stays constant in cases of a new holiday introduced intra-month or an unscheduled market closure; and

dr	=	The total number of business days within a roll period beginning with, and including the following business day and ending with, but excluding, the following CBOE VIX Futures Settlement Date. The number of business days includes a new holiday introduced intra-month up to the business day preceding such a holiday.

At the close on the Tuesday, corresponding to the start of the roll period, all of the weight is allocated to the first month contract. Then on each subsequent business day a fraction of the first month VIX Index futures holding is sold and an equal notional amount of the second month VIX Index futures is bought. The fraction, or quantity, is proportional to the number of first month VIX Index futures contracts as of the previous index roll day, and inversely proportional to the length of the current roll period. In this way the initial position in the first month contract is progressively moved to the second month contract over the course of the month, until the following roll period starts when the old second month VIX Index futures contract becomes the new first month VIX Index futures contract.

In addition to the transactions described above, the weight of each index component of each of the Short-Term VIX Indices is also adjusted every day to ensure that the change in total dollar exposure for each Short-Term VIX Index is only due to the price change of each contract and not due to using a different weight for a contract trading at a higher price.

Base Date and Launch Date of the VEQTOR Indices

The base date for each VEQTOR Index is December 20, 2005 at a base value of 100,000. The launch date for each VEQTOR Index was November 18, 2009 at a value of 177,795.625 for the VEQTOR ER Index and a value of 201,932.3 for the VEQTOR TR Index.

Index Governance

The S&P U.S. Index Committee maintains the VEQTOR Indices. There are eight members of the committee; all are full-time professional members of the S&P’s staff. The committee meets monthly. At each meeting, the committee reviews pending corporate actions that may affect index constituents, statistics comparing the composition of the indices to the market, companies that are being considered as candidates for addition to an index, and any significant market events. In addition, the committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

S&P considers information about changes to its U.S. indices and related matters to be potentially market moving and material. Therefore, all committee discussions are confidential.

Modifications to the VEQTOR Indices

S&P may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters as described above under “—Index Governance”. S&P may also make determinations relating to market disruption and force majeure events as described below.

If S&P determines, in its sole discretion, that an exchange is forced to close early due to unforeseen events, such as computer or electric power failures, weather conditions or other events, S&P will calculate the value of (1) the S&P 500, S&P 500 TR and S&P 500 ER based on (a) the closing prices published by the exchange, or (b) if no closing price is available, the last regular trade reported for each stock before the exchange closed, and (2) each Short-Term VIX Index based on the most recent prior closing futures prices published by the CBOE, and the roll of each Short-Term VIX Index for that day will be carried to the next Short-Term VIX index business day as described above under “—The Constituent Indices—The S&P 500 Short-Term VIX Futures™ Index ER and the S&P 500 Short-Term VIX Futures™ Index TR—Contract Rebalancing”. In the case of the S&P 500, S&P 500 TR and S&P 500 ER, if an exchange fails to open due to unforeseen circumstances, S&P will use the prior day’s closing prices. If all exchanges fail to open, S&P may determine not to publish the S&P 500 and/or S&P 500 TR, or calculate the S&P 500 ER, for that day. In the case of the Short-Term VIX Indices, if an exchange fails to open due to unforeseen circumstances, S&P may determine not to publish the Short-Term VIX TR and/or the Short-Term VIX ER for that day.

In the case of the Short-Term VIX Indices, if an exchange introduces a holiday during the month of a calculation of a Short-Term VIX Index, that Short-Term VIX Index will not be published on that holiday and the roll for that day will be carried to the next Short-Term VIX index business day as described above under “—The Constituent Indices—The S&P 500 Short-Term VIX Futures™ Index ER and the S&P 500 Short-Term VIX Futures™ Index TR—Contract Rebalancing”.

If S&P does not publish the Short-Term VIX TR, Short-Term VIX ER, S&P 500 and/or S&P 500 TR, and/or does not calculate the S&P 500 ER, S&P may determine not to publish the VEQTOR Indices for that day.

License Agreement

We have entered into an agreement with S&P that provides us and our affiliates with a non-transferable, limited, non-exclusive (except as provided below) and worldwide license, for a fee, with the right to use the VEQTOR Indices in connection with certain securities.

S&P expressly agrees and acknowledges that the grant of rights to use a VEQTOR Index as a component of certain securities shall be on an exclusive basis for a two (2) year period commencing on the effective date of the license agreement.

The license agreement between S&P and Barclays Bank PLC provides that the following disclaimer must be set forth herein:

“The securities are not sponsored, endorsed, sold or promoted by S&P or third party licensors. Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the VEQTOR Indices to track general stock market performance. S&P’s and its third party licensor’s only relationship to Barclays Bank PLC is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the VEQTOR Indices which are determined, composed and calculated by S&P or its third party licensors without regard to Barclays Bank PLC or the securities. S&P and its third party licensors have no obligation to take the needs of Barclays Bank PLC or the owners of the securities into consideration in determining, composing or calculating the VEQTOR Indices. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the securities.

NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE VEQTOR INDICES OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO ITS TRADEMARKS, THE VEQTOR INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.”

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “500”, “S&P 500 VIX Short-Term Futures™”, “S&P 500® Total Return Index”, “S&P 500® Excess Return Index” and “S&P 500® Dynamic VEQTORTM” are trademarks of S&P. “VIX” is a registered trademark of the CBOE and has been licensed for use by S&P.

S&P/ASX 200 Index

All information regarding the S&P/ASX 200 Index (the “S&P/ASX 200 Index”) set forth in this index supplement reflects the policies of, and is subject to change by, Standard & Poor’s Financial Services LLC (“S&P”). The S&P/ASX 200 Index is maintained by the S&P Australian Index Committee, which is made up of representatives of the Australian Securities Exchange (“ASX”) and S&P. The S&P/ASX 200 Index is reported by Bloomberg under the ticker symbol “AS51 <Index>”.

The S&P/ASX indices are real-time, market-capitalization-weighted indices that include the largest and most liquid stocks in the Australian market. The S&P/ASX 200 Index covers approximately 80% of the Australian equity market by capitalization, with a constituency that is highly liquid and tradable. Such characteristics ensure that the S&P/ASX 200 Index is representative of the Australian market while maintaining a limited number of eligible securities.

Upon its introduction in April 2000, the S&P/ASX 200 Index replaced the All Ordinaries index as the primary gauge for the Australian equity market. The S&P/ASX 200 Index measures the performance of the 200 largest index-eligible stocks listed on the ASX by float-adjusted market capitalization. Representative, liquid and tradable, it is widely considered Australia’s preeminent benchmark index. The index is float-adjusted, covering approximately 80% of Australian equity market capitalization.

Only securities listed on the Australian Securities Exchange are considered for inclusion in the S&P/ASX 200 Index. The S&P/ASX 200 Index only includes securities that are considered to be institutionally investable, and market capitalization is a key criterion for stock selection. Stocks are included if they are large enough to meet the minimum ranking requirements for the representative indices within the Australian market.

The S&P/ASX index series is calculated using a base-weighted aggregate methodology. That means the level of an index reflects the total market value of all the component stocks relative to a particular base period. The total market value of a company is determined by multiplying the price of its stock by the number of shares available after float (investable weight factor or IWF) adjustment. An indexed number is used to represent the result of this calculation in order to make the value easier to work with and track over time.

On any given day, the index value is the quotient of the total available market capitalization of the index’s constituents and its divisor. Continuity in the index value is maintained by adjusting the divisor for all changes in the constituents’ share capital after the base date. This includes additions and deletions to the index, rights issues, share buybacks and issuances, spin-offs and adjustments in availability. The divisor’s time series is, in effect, a chronological summary of all changes affecting the base capital of the index. The divisor is adjusted such that the index value at an instant just prior to a change in base capital equals the index value at an instant immediately following that change.

Changes in the index level reflect changes in the total market capitalization of the index that are caused by price movements in the market. They do not reflect changes in the market capitalization of the index, or of the individual stocks, that are caused by corporate actions such as dividend payments, stock splits, distributions to shareholders, mergers, or acquisitions. When a corporate action affects the price of a security – such as when the price drops on a special distribution ex-date – the price of the security is adjusted to reflect the ex-date and the index divisor is adjusted to offset any change in the total market value of the index.

When a stock is replaced by another stock, the index divisor is adjusted so that the change in index market value that results from the addition or deletion does not change the index level.

Rebalancing

The S&P/ASX 200 Index constituents are rebalanced quarterly to ensure adequate market capitalization and liquidity. Quarterly rebalancing changes take effect on the third Friday of March, June, September and December. Both market capitalization and liquidity are assessed using the previous six months’ worth of data to determine index eligibility. Shares and investable weight factors updates are also applied regularly.

Maintaining the S&P/ASX 200 Index includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to restructurings or spin-offs. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the index. Other corporate actions, such as share issuances, change the market value of an index and require an index divisor adjustment to prevent the value of the index from changing.

Adjusting the index divisor for a change in market value leaves the value of the index unaffected by the corporate action. This helps keep the value of the index accurate as a barometer of stock market performance, and ensures that the movement of the index does not reflect the corporate actions of the companies in it. Divisor adjustments are made after the close of trading and after the calculation of the closing value of the index. Any change in the index divisor also affects the corresponding sub-indices and divisors. Each sub-index is maintained in the same manner as the headline index.

Corporate actions such as splits, stock dividends, spin-offs, rights offerings and share changes are normally applied on the ex-date.

Additional information on the S&P/ASX 200 Index is available on the following website: www.standardandpoors.com.

License Agreement

We have entered into a non-exclusive license agreement with S&P whereby we, in exchange for a fee, are permitted to use the S&P/ASX 200 Index in connection with certain securities, including the notes and warrants. We are not affiliated with S&P; the only relationship between S&P and us is any licensing of the use of S&P’s indices and trademarks relating to them.

The license agreement between S&P and Barclays Bank PLC provides that the following disclaimer must be set forth herein:

“The securities are not sponsored, endorsed, sold or promoted by Standard & Poor’s Financial Services LLC (“S&P”) or the Australian Stock Exchange (“ASX”). S&P and ASX make no representation, condition or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P/ASX 200 Index to track general stock market performance. S&P’s only relationship to Barclays Bank PLC is the licensing of certain trademarks and trade names of S&P and of the S&P/ASX 200 Index which is determined, composed and calculated by S&P without regard to Barclays Bank PLC or the securities. S&P has no obligation to take the needs of Barclays Bank PLC or the owners of the securities into consideration in determining, composing or calculating the S&P/ASX 200 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P and ASX have no obligation or liability in connection with the administration, marketing or trading of the securities.

S&P SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE S&P/ASX 200 INDEX FROM SOURCES THAT S&P CONSIDERS RELIABLE, BUT S&P ACCEPTS NO RESPONSIBILITY FOR, AND SHALL HAVE NO LIABILITY FOR, ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P AND ASX DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN. S&P AND ASX MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY ANY PERSON OR ENTITY FROM THE USE OF THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN. S&P AND ASX MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL CONDITIONS AND WARRANTIES IMPLIED BY STATUTE, GENERAL LAW OR CUSTOM WITH RESPECT TO THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN EXCEPT ANY IMPLIED CONDITION OR WARRANTY THE EXCLUSION OF WHICH WOULD CONTRAVENE ANY STATUTE OR CAUSE ANY PART OF THIS SECTION TO BE VOID.”

“Standard & Poor’s®” and “S&P®” are registered trademarks of Standard & Poor’s Financial Services, LLC, and have been licensed for use by Barclays Bank PLC. The securities are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the securities.

S&P BRIC 40 Index

All information regarding the S&P BRIC 40 Index (the “BRIC 40 Index”) set forth in this index supplement reflects the policies of, and is subject to change by, Standard & Poor’s Financial Services LLC (“S&P”). The BRIC 40 Index was developed by S&P and is calculated, maintained and published by S&P. The BRIC 40 Index is reported by Bloomberg under the ticker symbol “SBR <Index>”.

The BRIC 40 Index is a market capitalization weighted index designed to provide exposure to 40 leading companies domiciled in the emerging markets of Brazil, Russia, India and China through liquid stocks trading on developed market exchanges – specifically the Hong Kong Stock Exchange, the London Stock Exchange, NASDAQ and the NYSE Euronext. To be eligible for the BRIC 40 Index, companies must first be constituents of the S&P/IFC Investable (S&P/IFCI) country indices for Brazil, Russia, India or China. The S&P/IFCI Index series is designed to measure the type of returns foreign portfolio investors might receive from investing in emerging market stocks that are legally and practically available to them. Constituents for the S&P/IFCI series are drawn from the S&P/IFC Global stock universe based on size, liquidity and their legal and practical availability to foreign institutional investors. The BRIC 40 Index is “float adjusted”, meaning that only those shares publicly available to investors are included in the BRIC 40 Index calculation. As of October 29, 2010, the BRIC 40 Index was comprised of 40 securities.

Additional information on the BRIC 40 Index is available on www.indices.standardandpoors.com.

Index Criteria and Methodology

The BRIC 40 Index is modified market capitalization weighted and adjusted for free float, meaning that only those shares publicly available for trading are used in calculation of index values.

The methodology stipulates that, at rebalancing, no stock can have a weight of more than 10% in the index and the minimum initial portfolio size that can be turned over in a single day (based on recent trading volumes) cannot be lower than US$600 million. In order to uphold these parameters, the BRIC 40 Index uses a modified market capitalization weighting scheme. Modifications are made to market capitalization weights, if required, to reflect available float, reduce single stock concentration and enhance index basket liquidity.

There are basically two steps in the creation of the BRIC 40 Index. The first is the selection of the 40 companies; the second is the weighting of the index constituents as follows:

1.	All constituents of the S&P/IFCI country indices for Brazil, Russia, India and China comprise the initial selection universe.

2.	All companies that do not have a developed market listing are removed from the list.

3.	Three-month average daily value traded (hereafter referred to as “liquidity”) and float-adjusted market capitalization, as of the reference date, are measured.

4.	All stocks with a market capitalization of less than US$1 billion (the “Market Cap Threshold”) and/or liquidity of less than US$5 million (the “Liquidity Threshold”) are removed.

5.	If a company has multiple share classes, the share class with the lower liquidity is removed.

6.	The remaining stocks are sorted in decreasing order of their float-adjusted market capitalization. The top 40 stocks become index members. There is no minimum number of stocks from any of the four countries potentially represented in the BRIC 40 Index.

No companies are added between rebalancings. Between rebalancings, companies are removed from the BRIC 40 Index due to corporate events such as mergers, acquisitions, takeovers or delistings.

Index Maintenance and Issue Changes

The S&P BRIC 40 Index Committee meets as needed to maintain the BRIC 40 Index. The Index Committee members are all full-time professional members of S&P’s staff. At each meeting, the Index Committee reviews pending corporate actions that may affect index constituents, statistics comparing the composition of the indices to the market, and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting companies, share counts, the Liquidity Threshold, the Market Cap Threshold, Basket Liquidity and Maximum Weight, or other matters. In the rare event that less than 40 stocks qualify for inclusion at the rebalancing, S&P may modify the criteria to include multiple share classes or reduce the market capitalization limit, in that order.

Index Rebalancing/Structural Changes

The BRIC 40 Index is rebalanced once a year in December. The annual rebalancing of the index will be effective after the market close of the third Friday of December. The reference date for the data used in the review is the third Friday of November. New constituents and index shares are made available to clients two to five business days prior to the rebalancing date.

In addition to the annual rebalancing, there is a mid-year review. A semi-annual rebalancing occurs only if three of the 30 largest stocks from the eligible universe are not in the BRIC 40 Index at the mid-year review. There will not be a semi-annual rebalancing in years when this condition is not satisfied. The cut-off date for the data used in the mid-year review is the third Friday of May, with a mid-year rebalancing being made, if necessary, after the market close on the third Friday of June. If a mid-year rebalancing is required, new constituents and index shares are made available to clients two to five business days prior to the rebalancing date.

Additions

No companies are added between rebalancings.

Deletions

Between rebalancings, a company can be deleted from the BRIC 40 Index due to corporate events such as mergers, acquisitions, takeovers or delistings.

Index Availability

The BRIC 40 Index rebalancing announcements are made at 5:15 p.m. (Eastern Time) three to five business days before the effective date to clients via FTP. No separate announcements are made for routine corporate actions whose index implications are discussed in the Index Methodology document, which can be found on S&P’s website at www.indices.standardandpoors.com. If required, special or unusual events may warrant a special announcement to clients.

Index Pricing

The pricing of index members is taken from the stocks included in the BRIC 40 index – specifically, their developed market listing. If a single stock is trading in multiple developed markets, only the listing from the market with most liquidity is considered. All calculations to arrive at the membership and weightings are made in U.S. dollars. The BRIC 40 Index is calculated in U.S. dollars, with the Reuters/WM London closing fix being used to convert the local market prices to U.S. dollars. The BRIC 40 Index is also calculated in Euros.

Holiday Schedule

The BRIC 40 Index is calculated daily, throughout the calendar year. The only days the index is not calculated are on days when all exchanges where the index constituents are listed (NYSE Euronext, NASDAQ, HKSE, and LSE) are officially closed or if WM Reuters’ exchange rates services are not published. A complete holiday schedule for the year is available on S&P’s Web site at: www.indices.standardandpoors.com.

Unscheduled Market Closures

In situations where an exchange is forced to close early due to unforeseen events, such as computer or electric power failures, weather conditions or other events, S&P will calculate the closing price of the indices based on (1) the closing prices published by the exchange, or (2) if no closing price is available, the last regular trade reported for each stock before the exchange closed. In all cases, the prices will be from the exchange listing included in the BRIC 40 index. If an exchange fails to open due to unforeseen circumstances, the index will use the prior day’s closing prices. If all exchanges fail to open, S&P may determine not to publish the BRIC 40 index for that day.

Additional information on the BRIC 40 Index is available on the following website: www.indices.standardandpoors.com.

License Agreement

S&P and Barclays Bank PLC have entered into a non-exclusive license agreement providing for the license to Barclays Bank PLC, in exchange for a fee, of the right to use the BRIC 40 Index in connection with the Notes. Barclays Bank PLC is not affiliated with S&P. The only relationship between S&P and Barclays Bank PLC is any licensing of the use of S&P indices and trademarks relating to them.

The license agreement between S&P and Barclays Bank PLC provides that the following language must be set forth in this index supplement:

The Notes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly, or the ability of the S&P BRIC 40 Index to track general stock market performance. S&P’s only relationship to Barclays Bank PLC is the licensing of certain trademarks and trade names of S&P and of the S&P BRIC 40 Index which is determined, composed and calculated by S&P without regard to Barclays Bank PLC or the Notes. S&P has no obligation to take the needs of Barclays Bank PLC or the owners of the Notes into consideration in determining, composing or calculating the S&P BRIC 40 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Notes.

NEITHER S&P NOR ITS AFFILIATES GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P BRIC 40 INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P AND ITS AFFILIATES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P BRIC 40 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P BRIC 40 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P OR ITS AFFILIATES HAVE ANY LIABILITY FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

“Standard & Poor’s®”, “S&P®” and “S&P BRIC 40” are registered trademarks of Standard and Poor’s Financial Services LLC and have been licensed for use by Barclays Bank PLC. The Notes are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the Notes.

Information regarding the BRIC 40 Index was obtained from various public sources including, but not limited to, press releases, newspaper articles, the S&P website and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of the information referred to above relating to the Index or any other publicly available information regarding S&P.

SET50 Index

The SET50 Index (the “SET50 Index”) is calculated by The Stock Exchange of Thailand (“SET”). To accommodate the issuing of index futures and options in the future, and to provide a benchmark of investment in SET, the SET50 Index was launched in 1995. The SET50 Index is calculated from the stock prices of the top 50 companies listed on SET in terms of large market capitalization, high liquidity and compliance with requirements regarding the distribution of shares to minor shareholders. The calculation methodology used for the SET50 Index is a market capitalization-weighted price index. The base date used for the SET50 Index is August 16, 1995, and the base value was set at 1,000 points. The base market value is continually adjusted to correspond to changes in the values of securities resulting from changes in the number of stocks due to various events such as public offerings, exercised warrants and conversions of preferred to common shares. The SET50 Index is reported by Bloomberg under the ticker symbol “SET50 <Index>”.

The lists of component stocks in the SET50 Index are reviewed every six months in order to adjust for any changes that have occurred in the stock market such as new listings or public offerings. After the review, stocks that meet the necessary qualifications are then selected to become part of the SET50 Index and others are removed. Stocks that have been suspended for at least 20 trading days are excluded. Stock selection is conducted semi-annually between December 1—31 and June 1—30. During these two periods, SET will select stocks based on its pre-stipulated criteria.

The revised stock lists for the SET50 Index will be announced to the general public as soon as the lists become available. The new SET50 Index will take effect on the first trading day in January and July of each year. For every revision, the index calculations will treat stocks which have been withdrawn as a delisting case and stocks which have been added as a new listing case. Whenever a stock is removed from the SET50 Index, a new stock will be added to replace it and to ensure the continuity of the SET50 Index. Also, adjustments will be made whenever the market value of a component stock changes including due to the conversion of convertible bonds, the exercising of warrants, or issuing of new shares for capital increase of the component stock.

Additional information on the SET50 Index is available on the following website: http://www.set.or.th/en/.

License Agreement

For any specific issuance of securities, we will enter into a non-exclusive license agreement with SET, whereby we, in exchange for a fee, will be permitted to use the SET50 Index in connection with such securities. We are not affiliated with the SET50 Index sponsor; the only relationship between the SET50 Index sponsor and us is any licensing of the use of the SET50 Index sponsor’s indices and trademarks relating to them. The securities are not sponsored, endorsed, sold or promoted by SET. The trademarks, service marks or registered trademarks of the index sponsor are the property of their respective owners. SET does not: (i) make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in the securities, (ii) have any obligation to take the needs of Barclays Bank PLC or the owners of the securities into consideration in determining, composing or calculating the SET50 Index, (iii) take responsibility for nor has it participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities may be converted if applicable, into cash, nor (iv) have any obligation or liability in connection with the administration, operation, marketing, sale or trading of the securities.

SET DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE SET50 INDEX OR ANY DATA INCLUDED THEREIN AND SET SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. SET MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SET50 INDEX OR ANY DATA

INCLUDED THEREIN. SET MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE SET50 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL SET HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

SMI® Index

All information regarding the SMI® Index (the “SMI”) set forth in this index supplement reflects the policies of, and is subject to change by, the SIX Swiss Exchange (the “SIX Swiss Exchange”). The SMI Index is calculated, maintained and published by the SIX Swiss Exchange. The SMI Index is reported by Bloomberg under the ticker symbol “SMI <Index>”.

As a blue-chip index, the SMI is Switzerland’s key equity index. It represents about 85% of the free-float capitalization of the Swiss equity market. The SMI comprises the 20 largest and most liquid equities of the Swiss Performance Index or SPI® (the “SPI”). It is also equivalent to the SPI® Large. As a price index, the SMI is not adjusted for dividends; however, a separate performance index that takes account of such distributions is available.

Because the SMI represents the Swiss equity market, it is used as an underlying index for many financial products such as options, futures, structured products and exchange-traded funds.

The SMI was standardized on June 30, 1988 with an initial baseline value of 1,500 points. Its composition is reviewed once a year. Calculation takes place in real-time, i.e. each new transaction involving a stock included in the SMI causes the index to be recalculated.

The SMI is calculated according to the Laspeyres method using a weighted arithmetic mean over a defined selection of securities. The current index level can be calculated by dividing the sum of the market capitalizations of the securities contained in the SMI by the divisor.

The divisor is a technical number used to calculate the index. If the market capitalization changes due to a corporate event, the divisor changes while the index value remains the same. The new divisor is calculated on the evening of the day before the corporate event takes effect.

The securities included in the SMI are weighted according to their free float. This means that large share packages that reach or exceed the threshold of 5% are subtracted from the total market capitalization.

The free float is calculated on the basis of outstanding shares. Issued and outstanding equity capital is, as a rule, the total amount of equity capital that has been fully subscribed and wholly or partially paid in and documented in the Commercial Registry. Neither conditional nor authorized capital is counted as issued and outstanding equity capital.

The free float is calculated on the basis of listed shares only. Where a company has different categories of listed participation rights, these are considered separately for the purposes of calculating the SMI.

In principle, shares that have been reported to the SIX Swiss Exchange by a person or group of persons whose shareholding has exceeded the relevant threshold values under Article 20 of the Swiss Federal Act on Stock Exchanges and Securities Trading (“SESTA”) are deemed to be shares in fixed ownership.

Shares of persons and groups of persons who are subject to a shareholder agreement which is binding for more than 5% of the listed shares or who, according to publicly known facts, have a long-term interest in a company are also deemed to be in fixed ownership.

The SIX Swiss Exchange may use sources in addition to the reports pursuant to SESTA to calculate shares in fixed ownership. In particular, the SIX Swiss Exchange may use data gained from issuer surveys that it conducts itself.

Exceptions

In principle, shares held by the following groups are deemed free-floating regardless of whether a report has been made pursuant to the above:

•	Custodian nominees

•	Trustee companies

•	Investment funds

•	Pension funds

•	Investment companies

The SIX Swiss Exchange classifies at its own discretion persons and groups of persons who, because of their area of activity or the absence of important information, cannot be clearly assigned.

The free-float rule applies only to bearer shares and registered shares. Capital issued in the form of participation certificates (“Partizipationsscheine”) and bonus certificates (“Genussscheine”) is taken into full account in calculating the SMI because it does not confer voting rights.

Calculation interval and publication

The SMI is calculated in real time. The SMI is recalculated immediately upon any changes in the price of any security. The shortest calculation interval is one second.

All index data is distributed by SIX Exfeed Ltd (subsidiary of SIX Group Ltd) via information service providers (e.g. Reuters, Telekurs and Bloomberg).

Prices used

In calculating the SMI, the last-paid price is taken into account. If no price has been paid on the day of calculation, the previous day’s price is used. Only the prices achieved via the electronic order book of the SIX Swiss Exchange are used.

Trading hours

The trading hours for Swiss equities, participation certificates and bonus certificates are determined by the SIX Swiss Exchange.

Since the opening phase usually causes strong price fluctuations, the SMI is first calculated two minutes after the start of on order book trading. This index level is called the “open”.

A closing auction takes place ten minutes before close of trading. At the close of trading, the final closing prices used in calculating the closing level of the SMI are established.

Determination of rankings and identification of candidates

A selection list in which all SPI securities are ranked and which forms the basis for the rankings can be downloaded from the SIX Swiss Exchange website. The position of each security is determined by a combination of the following criteria:

•	Average free-float capitalization (compared to the capitalization of the entire SPI).

•	Cumulated on order book turnover (compared to the total turnover of the SPI).

The average market capitalization in per cent and the turnover in per cent are each given a weighting of 50% and yield the so-called weighted market share.

The time period used for making the calculation is July 1 through June 30 of the following year.

The current selection list is available on the following website: www.six-swiss-exchange.com/index_info/online/share_indices/equity_index_selectionlist.xls

A provisional interim selection list is published following the end of the quarter on September 30, December 31 and March 31.

Ordinary adjustment dates

The number of securities and free-float shares are adjusted on two ordinary adjustment dates a year:

•	The third Friday in March (after close of trading)

•	The third Friday in September (after close of trading)

The SIX Swiss Exchange may conduct a capital survey among issuers in order to obtain the required data.

The announcement of the provisional new securities occurs at least one month before the adjustment date. The SIX Swiss Exchange reserves the right to take account of recent changes before the adjustment date, so the definite new securities are announced only five trading days before the adjustment date.

Extraordinary adjustment of the number of shares

In order to maintain the stability of the index and avoid frequent minor changes to the weighting, a change of the total number of outstanding securities leads to an extraordinary adjustment only if it is equal to or greater than five percent.

If an increase amounts to a change of less than five percent, it is taken into account in the next event and added to it. If the cumulative change is equal to or greater than five percent, the total number of outstanding securities is adjusted outside the ordinary dates on the day of the corporate event responsible for the cumulative change. A notification period of 10 trading days applies.

If the free float changes by ten percentage points or more in a given year, the extraordinary adjustment is made immediately. A notification period of 10 trading days applies.

In exceptional cases, the SIX Swiss Exchange reserves the right to make the adjustments described above without observing the relevant notification periods.

If the free float changes as a result of an extraordinary adjustment of the number of shares, the free float is adjusted at the same time as the number of shares even if the free float changes by less than ten percentage points.

After a takeover, the SIX Swiss Exchange may, in exceptional cases, adjust the free float of the company in question upon publication of the end result. A five-day notification period applies. At the same time, the SIX Swiss Exchange may exclude the security from the relevant index family.

Dividend payments

Regular cash dividend payments do not result in adjustments to the divisors of price indices. Dividends are, however, fully taken account of in performance indices.

Repayments of capital through the reduction of a share’s par value, which can take the place of a regular cash dividend or constitute a component of the regular distribution, are treated in the same way as a normal dividend payment (i.e. no adjustment to the price index divisor). However, distributions (e.g. special dividends and anniversary bonuses) that, contrary to the company’s usual dividend policy, are paid out or declared extraordinary dividends, are not deemed dividends in the above sense. These distributions are considered corporate events and also result in adjustments to the divisors of price indices.

At variance to the treatment of dividends and other distributions in extraordinary situations, SIX Swiss Exchange reserves the right in justifiable instances to diverge from those provisions.

Dividend payments are always treated as gross amounts, including the withholding tax portion.

Information on corporate events

Any relevant forthcoming extraordinary corporate events that result in an adjustment to the indices are published by e-mail via Investor Service Equity. This service is offered free of charge by the SIX Swiss Exchange Indices department.

The registration form is available on the SIX Swiss Exchange website. The SIX Swiss Exchange accepts no liability for Investor Service Equity.

Additional information on the SMI is available on the following website:

http://www.six-swiss-exchange.com/indices/shares/smi_en.html.

Licensing

SIX Swiss Exchange has had the names of all the indices created by it protected under trademark law. They have been registered in Switzerland as well as in key markets both in Europe and overseas. Under certain conditions, SIX Swiss Exchange permits third parties to use the trademarks of its index family for commercial purposes. It has levied a license fee for such use since 1999.

We have entered into a non-exclusive license agreement with the SIX Swiss Exchange whereby we, in exchange for a fee, are permitted to use the SMI in connection with certain securities, including the notes and warrants. We are not affiliated with the SIX Swiss Exchange; the only relationship between the SIX Swiss Exchange and us is any licensing of the use of the SMI and trademarks relating to them.

Any transactions specified or described in this index supplement or the applicable pricing supplement are not in any way sponsored, endorsed, sold or promoted by the SIX Swiss Exchange and the SIX Swiss Exchange makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the SMI and/or the figure at which the SMI stands at any particular day or otherwise. However, the SIX Swiss Exchange shall not be liable (whether in negligence or otherwise) to any person for any error in the SMI and the SIX Swiss Exchange shall not be under any obligation to advise any person of any error therein.

SIX Group, SIX Swiss Exchange, SPI, Swiss Performance Index (SPI), SPI EXTRA, SPI ex SLI, SMI, Swiss Market Index (SMI), SMI MID (SMIM), SMI Expanded, SXI, SXI Real Estate, SXI Swiss Real Estate, SXI Life Sciences, SXI Bio+Medtech, SLI, SLI Swiss Leader Index, SBI, SBI Swiss Bond Index, SAR, SAR SWISS AVERAGE RATE, SARON, SCR, SCR SWISS CURRENT RATE, SCRON, SAION, SCION, VSMI and SWX Immobilienfonds Index are trademarks that have been registered in Switzerland and/or abroad by SIX Group Ltd respectively SIX Swiss Exchange Ltd. Their use is subject to a license.

TOPIX® Index

All information regarding the Tokyo Stock Price Index or TOPIX® Index (the “TOPIX Index”) set forth in this index supplement reflects the policies of, and is subject to change by, the Tokyo Stock

Exchange, Inc. (the “TSE”). The TOPIX Index is calculated, maintained and published by the TSE. The TOPIX Index is reported by Bloomberg under the ticker symbol “TPX <Index>”.

The TOPIX Index was developed by the TSE. The TSE can add, delete or substitute the stocks underlying the TOPIX Index or make other methodological changes that could change the value of the TOPIX Index. Publication of the TOPIX Index began on July 1, 1969, with a base point of 100 as of the base date of January 4, 1968.

Composition and maintenance of the TOPIX Index

The TOPIX Index is a free float-adjusted market-capitalization weighted index comprised of all domestic common stocks listed on the First Section of the TSE.

Additions to the component stocks can occur (1) as a result of assignments from the TSE Second Section and alteration of listing markets from the Mothers market of the TSE, with such changes taking effect one business day before the last business day of the month after such assignment or alternation, as applicable; (2) through the initial listing of a company (directly or via another stock exchange), with such changes taking effect one business day before the last business day of the month after such initial listing; or (3) through the initial listing of a new company created through, among other things, a stock swap, stock transfer or merger, with such changes taking effect one business day before the listing date. Deletions of constituents are conducted due to (1) de-listing due to a stock-swap or the like when the surviving company re-lists with the TSE, with such changes taking effect one business day before the initial listing date of the new company (normally two business days after the de-listing date); (2) de-listing of a company for reasons other than a stock-swap or the like, with such changes taking effect one business day before the de-listing date; (3) designation of securities to be de-listed, with such changes taking effect three business days after such designation; or (4) reassignment of the listing to the Second Section of the TSE from the First Section of the TSE, with such changes taking effect one business day before such reassignment.

Calculation of the TOPIX Index

The TOPIX Index is not expressed in Japanese yen, but is indicated in terms of points (as a decimal figure) rounded off to the second decimal place. The TOPIX Index is calculated as (1) the quotient of (a) the current free float-adjusted market value, which is the sum of the products of the price of each component stock and the number of free float-adjusted shares of each such component stock (the “TOPIX Current Market Value”) divided by (b) the base market value (the “TOPIX Base Market Value”), times (2) the base point of 100. If trading in a TOPIX Index component is suspended, for the purposes of index calculation, it is regarded as having no change in its share price.

The number of free float-adjusted shares at the time of the index calculation is the number of common shares listed on the First Section of the TSE at the same instance multiplied by the free float weight. The free float weight reflects the weight of listed shares deemed to be available for trading and is calculated by the TSE for each listed company for purposes of index calculation, and is determined on the basis of securities reports and statutory documents required by the Financial Instruments and Exchange Act of Japan and publicly available documents issued by the listed companies themselves. In determining the free float weight, the TSE deems the following shares as non-free float shares: shares held by the top 10 major shareholders (subject to certain exceptions), treasury stocks (including certain cross-shareholdings), shares held by board members of the relevant company and other shares TSE deems not available for trading in the market. In the case of some companies with low liquidity, the TSE may adjust their free float downwards by applying a “liquidity factor”.

The free float weight assigned to each listed company is reviewed annually, with timings that vary according to the settlement terms of each such listed company. Free float weights may also be subject to extraordinary review in the case of certain corporate actions (e.g., allocation of new shares, conversion of preferred shares or exercise of subscription warrants, spin-offs, mergers, take-overs) and for other reasons the TSE believes appropriate.

In order to maintain continuity, the TOPIX Base Market Value is adjusted from time to time to ensure that it reflects only price movements resulting from auction market activity, and to eliminate the effects of other factors in the level of the TOPIX Index. Such factors include, without limitation: new listings; delistings; new share issues either through public offerings or through rights offerings to shareholders; issuance of shares as a consequence of exercise of convertible bonds or warrants; and assignment of listed securities to the First Section of the TSE from the Second Section, alteration of listing markets to the First Section of the TSE from Mothers or reassignment to the Second Section from the First Section of the TSE.

Following any such adjustments, the new TOPIX Base Market Value will be equal to the quotient of (1) the product of (a) the old TOPIX Base Market Value, times (b) the sum of the free-float adjusted market value on the business day before the adjustment date plus the adjustment amount, and (2) the free-float adjusted market value on the business day before the adjustment date. The adjustment amount is the amount (whether positive or negative) that is equal to the product of the change (whether positive or negative) in the number of shares for index calculation times the appropriate price used for adjustment.

The TOPIX Base Market Value remains at the new value until a further adjustment is necessary as a result of another change. As a result of such change affecting the TOPIX Current Market Value or any stock underlying the TOPIX Index, the TOPIX Base Market Value is adjusted in such a way that the new value of the TOPIX Index will equal the value of the TOPIX Index immediately prior to such change.

No adjustment is made to the TOPIX Base Market Value in the case of events such as stock splits and decreases in paid in capital which theoretically do not affect market value. In such cases, the new stock price multiplied by the increased (or decreased) number of shares is the same as the old stock price multiplied by the old number of shares and no adjustment is thought necessary.

Additional information on the TOPIX Index is available on the following website: http://www.tse.or.jp/english.

The Tokyo Stock Exchange

The TSE is one of the world’s largest securities exchanges in terms of market capitalization. There are three separate sections within the TSE: the First Section, the Second Section and Mothers. Listings of stocks on the TSE are divided between these three sections, with the First Section typically limited to larger, longer established and more actively traded issues, the Second Section to smaller and newly listed companies and Mothers, which was established in 1999, to newer, innovative venture enterprises, both in Japan and overseas. Trading hours are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special offer quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks that make up the Nikkei Index, and these limitations, in turn, may adversely affect the value of the securities.

Additional information concerning the Tokyo Stock Exchange may be obtained on the following website: http://www.tse.or.jp/english/.

License Agreement

We have entered into a non-exclusive license agreement with the Tokyo Stock Exchange, Inc. whereby we, in exchange for a fee, are permitted to use the TOPIX Index in connection with certain securities, including the notes and warrants. We are not affiliated with the Tokyo Stock Exchange, Inc.; the only relationship between the Tokyo Stock Exchange, Inc. and us is any licensing of the use of the TOPIX indices and trademarks relating to them.

The license agreement between the Tokyo Stock Exchange, Inc. and Barclays Bank PLC provides that the following disclaimer must be set forth herein:

“(i) The TOPIX Index Value and the TOPIX Index Marks are subject to the rights owned by the Tokyo Stock Exchange, Inc. and the Tokyo Stock Exchange, Inc. owns all rights relating to the TOPIX Index such as calculation, publication and use of the TOPIX Index Value and relating to the TOPIX Index Marks.

(ii) The Tokyo Stock Exchange, Inc. shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX Index Value or to change the TOPIX Index Marks or cease the use thereof.

(iii) The Tokyo Stock Exchange, Inc. makes no warranty or representation whatsoever, either as to the results stemmed from the use of the TOPIX Index Value and the TOPIX Index Marks or as to the figure at which the TOPIX Index Value stands on any particular day.

(iv) The Tokyo Stock Exchange, Inc. gives no assurance regarding accuracy or completeness of the TOPIX Index Value and data contained therein. Further, the Tokyo Stock Exchange, Inc. shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX Index Value.

(v) No securities are in any way sponsored, endorsed or promoted by the Tokyo Stock Exchange, Inc.

(vi) The Tokyo Stock Exchange, Inc. shall not bear any obligation to give an explanation of the securities or an advice on investments to any purchaser of the securities or to the public.

(vii) The Tokyo Stock Exchange, Inc. neither selects specific stocks or groups thereof nor takes into account any needs of the issuing company or any purchaser of the securities for calculation of the TOPIX Index Value.

(viii) Including but not limited to the foregoing, the Tokyo Stock Exchange, Inc. shall not be responsible for any damage resulting from the issue and sale of the securities.”

COMMODITY INDICES

We may offer notes linked to the following commodity indices. We have no current intention to offer warrants linked to such commodity indices due to regulatory restrictions. Accordingly, this section “Commodity Indices” is limited in its applicability to notes, unless otherwise specified in the applicable pricing supplement.

Dow Jones-UBS Commodity IndexSM

All information regarding the Dow Jones-UBS Commodity IndexSM (the “DJ-UBS Commodity Index”) set forth in this index supplement reflects the policies of, and is subject to change by, UBS Securities LLC (“UBS”), and CME Group Index Services LLC (“CME Indexes”). The DJ-UBS Commodity Index was designed by AIG International Inc (“AIGI”), is calculated and maintained by CME Indexes in conjunction with UBS, and is published by UBS together with CME Indexes. The DJ-UBS Commodity Index is reported by Bloomberg under the ticker symbol “DJUBS <Index>” or “DJUBSTR <Index>”.

UBS acquired AIG Financial Product Corp.’s commodity business as of May 6, 2009. As such, the Dow Jones-AIG Commodity IndexSM was re-branded as the Dow Jones-UBS Commodity IndexSM as of May 7, 2009. The DJ-UBS Commodity Index has an identical methodology to the Dow Jones-AIG Commodity IndexSM and takes the identical form and format of the Dow Jones-AIG Commodity IndexSM. In addition to changing the index name to reflect the Dow Jones-UBS brand, the suggested ticker symbols were modified.

The DJ-UBS Commodity Index was introduced in 1998 to provide a liquid and diversified benchmark for commodities as an asset class. The DJ-UBS Commodity Index currently is composed of the prices of nineteen exchange-traded futures contracts on physical commodities. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. The 19 DJ-UBS Commodity Index commodities selected for 2011 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gasoline, wheat and zinc. The methodology for determining the composition and weighting of the DJ-UBS Commodity Index and for calculating its value is subject to modification by CME Indexes and UBS, at any time. At present, the value of the DJ-UBS Commodity Index is disseminated approximately every fifteen (15) seconds (assuming the DJ-UBS Commodity Index value has changed within such fifteen-second interval) from 8:00 a.m. to 3:30 p.m., New York City time, and a daily settlement price for the DJ-UBS Commodity Index is published at approximately 5:00 p.m., New York City time, on each DJ-UBS Business Day at the website http://www.djindexes.com and on Reuters page .DJUBS. A “DJ-UBS Business Day” is a day on which the sum of the DJ-UBS Commodity Index Percentages (as defined below in “—Determination of relative weightings”) for the DJ-UBS Commodity Index commodities that are open for trading is greater than 50%. For example, based on the weighting of the DJ-UBS Commodity Index commodities for 2010, if the CME Group which, following CME’s merger with the CBOT in July 2007, now includes the CBOT and the New York Mercantile Exchange (“NYMEX”) are closed for trading on the same day, a DJ-UBS Business Day will not exist.

One or more of UBS and its affiliates may engage in trading in futures contracts and options on futures contracts on the commodities that underlie the DJ-UBS Commodity Index, as well as commodities, including commodities included in the DJ-UBS Commodity Index, the DJ-UBS Commodity Index, related indexes and sub-indexes of the DJ-UBS Commodity Index, and other investments relating to commodities included in the DJ-UBS Commodity Index, related indexes and sub-indexes of the DJ-UBS Commodity Index on a regular basis as part of its general business, for proprietary accounts, for other accounts under management, to facilitate transactions for customers or to hedge obligations under products linked to the DJ-UBS Commodity Index, related indexes or sub-indexes of the DJ-UBS Commodity Index. Although they are not intended to, any of these activities could adversely affect the market price of the DJ-UBS Commodity Index components or the value of the DJ-UBS Commodity Index, related indexes and sub-indexes of the DJ-UBS Commodity Index. It is possible that one or more of UBS and its affiliates could receive substantial returns from these hedging activities while the market value of the commodities that underlie the DJ-UBS Commodity Index and the value of the DJ-UBS Commodity Index, related indexes or sub-indexes of the DJ-UBS Commodity Index decline.

With respect to any of the activities described above, neither UBS nor its affiliates has any obligation to take into consideration at any time the needs of any buyer, seller, holder, issuer, market maker of any product linked to the DJ-UBS Commodity Index, including the notes.

UBS or its affiliates may also issue or underwrite securities or financial or derivative instruments with returns linked or related to changes in the performance of any of the foregoing.

The DJ-UBS Commodity Index Supervisory and Advisory Committees

CME Indexes and UBS use a two-tier structure, comprised of a Supervisory Committee and an Advisory Committee, to oversee the DJ-UBS Commodity Index. The purpose of the two-tier structure is to expand the breadth of input into the decision-making process in respect of the DJ-UBS Commodity Index, while also providing a mechanism for more rapid reaction in the event of any market disruptions or extraordinary change in market conditions that may affect the DJ-UBS Commodity Index. The Supervisory Committee is comprised of three members, two of whom are appointed by UBS and one of whom is appointed by CME Indexes. The Supervisory Committee will make all final decisions relating to the DJ-UBS Commodity Index, given any advice and recommendations from the Advisory Committee. The Advisory Committee consists of six to twelve members drawn from the financial and academic communities. Both the Supervisory Committee and the Advisory Committee meet annually to consider any changes to be made to the DJ-UBS Commodity Index for the coming year. These committees may also meet at other times as may be necessary for purposes of their respective responsibilities in connection with the oversight of the DJ-UBS Commodity Index.

As described in more detail below, the DJ-UBS Commodity Index is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the DJ-UBS Commodity Index are determined each year by UBS under the supervision of the Supervisory Committee, announced after approval by the Supervisory Committee and implemented the following January. The composition of the DJ-UBS Commodity Index for 2011 was approved by the Supervisory Committee and announced in October 2010. Following are the target composition percentages calculated for the DJ-UBS Commodity Index for 2011:

Commodity	Weighting
Crude Oil	14.709297%
Natural Gas	11.218962%
Gold	10.449067%
Soybeans	7.856815%
Copper	7.539090%
Corn	6.978537%
Aluminum	5.203285%
Wheat	4.605238%
Heating Oil	3.575070%
Unleaded Gasoline	3.496671%
Live Cattle	3.359133%
Sugar	3.326014%
Silver	3.289633%
Soybean Oil	2.937244%
Zinc	2.849355%
Coffee	2.355773%
Nickel	2.250815%
Lean Hogs	2.000000%
Cotton	2.000000%

The current composition of the DJ-UBS Commodity Index is described in the section entitled “—Composition of the DJ-UBS Commodity Index” below.

Four main principles guiding the creation of the DJ-UBS Commodity Index

The DJ-UBS Commodity Index was created using the following four main principles:

•

Economic significance. A commodity index should fairly represent the importance of a diversified group of commodities to the world economy. To achieve a fair representation, the DJ-UBS Commodity Index uses both liquidity data and U.S. dollar-weighted production data in determining the relative quantities of included commodities. The DJ-UBS Commodity Index primarily relies on liquidity data, or the relative amount of trading activity of a particular commodity, as an important indicator of the value placed on that commodity by financial and physical market participants. The DJ-UBS Commodity Index also relies on production data as a useful measure of the importance of a commodity to the world economy. Production data alone, however, may underestimate the economic significance of storable commodities (e.g., gold) relative to non-storable commodities (e.g., live cattle). Production data alone also may underestimate the investment value that financial market participants place on certain commodities, and/or the amount of commercial activity that is centered around various commodities. Accordingly, production statistics alone do not necessarily provide as accurate a blueprint of economic importance as the pronouncements of the markets themselves. The DJ-UBS Commodity Index thus relies on data that is both endogenous to the futures market (liquidity) and exogenous to the futures market (production) in determining relative weightings.

•

Diversification. A second major goal of the DJ-UBS Commodity Index is to provide diversified exposure to commodities as an asset class. Disproportionate weightings of any particular commodity or sector increase volatility and negate the concept of a broad-based commodity index. Instead of diversified commodities exposure, the investor is unduly subjected to micro-economic shocks in one commodity or sector. As described further below, diversification rules have been established and are applied annually. Additionally, the DJ-UBS Commodity Index is rebalanced annually on a price-percentage basis in order to maintain diversified commodities exposure over time.

•

Continuity. A third goal of the DJ-UBS Commodity Index is to be responsive to the changing nature of commodity markets in a manner that does not completely reshape the character of the DJ-UBS Commodity Index from year to year. The DJ-UBS Commodity Index is intended to provide a stable benchmark, so that end-users may be reasonably confident that historical performance data (including such diverse measures as correlation, spot yield, roll yield and volatility) is based on a structure that bears some resemblance to both the current and future composition of the DJ-UBS Commodity Index.

•

Liquidity. Another goal of the DJ-UBS Commodity Index is to provide a highly liquid index. The explicit inclusion of liquidity as a weighting factor helps to ensure that the DJ-UBS Commodity Index can accommodate substantial investment flows. The liquidity of an index affects transaction costs associated with current investments. It also may affect the reliability of historical price performance data.

These principles represent goals of the DJ-UBS Commodity Index, its creators and owners and there can be no assurance that these goals will be reached by either CME Indexes or UBS.

Composition of the DJ-UBS Commodity Index

Commodities available for inclusion in the DJ-UBS Commodity Index

A number of commodities have been selected that are believed to be sufficiently significant to the world economy to merit consideration for inclusion in the DJ-UBS Commodity Index and which are tradable through a qualifying related futures contract. With the exception of several metals contracts (aluminum, lead, tin, nickel and zinc) that trade on the London Metal Exchange (“LME”), each of the potential commodities is the subject of a futures contract that trades on a U.S. exchange. The 23 potential commodities currently considered for inclusion in the DJ-UBS Commodity Index are: aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, heating oil, lead, lean hogs, live cattle, natural gas, nickel, platinum, silver, soybeans, soybean oil, sugar, tin, unleaded gasoline, wheat and zinc.

The 19 DJ-UBS Commodity Index commodities selected for 2011 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gasoline, wheat and zinc.

Designated contracts for each commodity

A futures contract known as a designated contract is selected for each commodity. Where UBS believes that there exists more than one futures contract with sufficient liquidity to be chosen as a designated contract for a commodity, UBS has historically selected the futures contract that is traded in North America and denominated in dollars (except in the case of the commodities for which LME contracts have been selected). When more than one such contract has existed, UBS has selected the most actively traded contract. Although there is no current intention to do so, UBS may in the future select contracts that are traded outside of the United States or are traded in currencies other than the U.S. dollar. The process is reviewed by the Supervisory Committee and the Advisory Committee. Data concerning this designated contract will be used to calculate the DJ-UBS Commodity Index. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a designated contract were to be terminated or replaced, a comparable futures contract would be selected, if available, to replace that designated contract. The designated contracts for the commodities included in the DJ-UBS Commodity Index for 2011 are as follows:

2011 DJ-UBS Commodity Index Breakdown by Commodity

Commodity	Designated Contract	Exchange	Units	Quote	Target Weighting (%)
Aluminum	High Grade Primary Aluminum	LME	25 metric tons	USD/metric ton	5.20%
Coffee	Coffee “C”	NYBOT*	37,500 lbs	U.S. cents/pound	2.36%
Copper	Copper**	COMEX	25,000 lbs	U.S. cents/pound	7.54%
Corn	Corn	CBOT***	5,000 bushels	U.S. cents/bushel	6.98%
Cotton	Cotton	NYBOT*	50,000 lbs	U.S. cents/pound	2.00%
Crude Oil	Light, Sweet Crude Oil	NYMEX	1,000 barrels	USD/barrel	14.71%
Gold	Gold	COMEX	100 troy oz.	USD/troy oz.	10.45%
Heating Oil	Heating Oil	NYMEX	42,000 gallons	U.S. cents/gallon	3.58%
Lean Hogs	Lean Hogs	CME	40,000 lbs	U.S. cents/pound	2.00%
Live Cattle	Live Cattle	CME	40,000 lbs	U.S. cents/pound	3.36%
Natural Gas	Henry Hub Natural Gas	NYMEX	10,000 mmbtu	USD/mmbtu	11.22%
Nickel	Primary Nickel	LME	6 metric tons	USD/metric ton	2.25%
Silver	Silver	COMEX	5,000 troy oz.	U.S. cents/troy oz.	3.29%
Soybeans	Soybeans	CBOT***	5,000 bushels	U.S. cents/bushel	7.86%
Soybean Oil	Soybean Oil	CBOT***	60,000 lbs	U.S. cents/pound	2.94%
Sugar	World Sugar No. 11	NYBOT*	112,000 lbs	U.S. cents/pound	3.33%
Unleaded Gasoline	Reformulated Blendstock for Oxygen Blending	NYMEX	42,000 gal	U.S. cents/gallon	3.50%
Wheat	Wheat	CBOT***	5,000 bushels	U.S. cents/bushel	4.61%
Zinc	Special High Grade Zinc	LME	25 metric tons	USD/metric ton	2.85%

*	The New York Board of Trade (NYBOT) was renamed ICE Futures U.S. in September 2007.
**	The DJ-UBS Commodity Index uses the High Grade Copper contract traded on the COMEX division of the New York Mercantile Exchange for copper contract prices and LME volume data in determining the weighting of the DJ-UBS Commodity Index.
***	Following its merger with CME in July 2007, the new entity name for the CBOT is CME Group.

Commodity group

For the purposes of applying the diversification rules discussed above and below, the commodities considered for inclusion in the DJ-UBS Commodity Index are assigned to “Commodity Groups”. The commodity groups and their effective target rounded weightings for 2011 are as follows:

DJ-UBS Commodity Index breakdown by Commodity Group

Energy (currently including crude oil, heating oil, natural gas and unleaded gasoline):	33.0%
Grains (currently including corn, soybeans and wheat):	19.7%
Industrial Metals (currently including aluminum, copper, nickel and zinc):	18.8%
Precious Metals (currently including gold and silver):	12.4%
Softs (currently including coffee, cotton and sugar):	7.5%
Livestock (currently including lean hogs and live cattle):	5.7%

Annual reweightings and rebalancings of the DJ-UBS Commodity Index

The DJ-UBS Commodity Index is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the DJ-UBS Commodity Index are determined each year by UBS under the supervision of the Supervisory Committee, announced after approval by the Supervisory Committee and implemented the following January. The composition of the DJ-UBS Commodity Index for 2011 was approved by the Supervisory Committee and announced in October 2010. The DJ-UBS Commodity Index composition is set forth in the section entitled “—Composition of the DJ-UBS Commodity Index” above.

Determination of relative weightings

In determining which commodities will be included in the DJ-UBS Commodity Index and their relative weightings for a given year, UBS looks to both liquidity and U.S. dollar-adjusted production data in 2/3 and 1/3 shares, respectively. For each of the 23 commodities designated for potential inclusion in the DJ-UBS Commodity Index, liquidity is measured by the Commodity Liquidity Percentage (“CLP”) and production by the Commodity Production Percentage (“CPP”). The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the historic U.S. dollar value of the designated contract for that commodity, and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the DJ-UBS Commodity Index. The CPP is determined for each commodity by taking a five-year average of world production figures, adjusted by the historic U.S. dollar value of the designated contract, and dividing the result by the sum of such production figures for all commodities which were designated for potential inclusion in the DJ-UBS Commodity Index.

The CLP and the CPP are then combined (using a ratio of 2:1) to establish the DJ-UBS Commodity Index Percentage (“CIP”) for each commodity. This CIP is then adjusted in accordance with certain diversification rules in order to determine the commodities which will be included in the DJ-UBS Commodity Index and their respective percentage weights.

Diversification rules

The DJ-UBS Commodity Index is designed to provide diversified exposure to commodities as an asset class. To ensure that no single commodity or commodity sector dominates the DJ-UBS Commodity Index, the following diversification rules are applied to the annual reweighting and rebalancing of the DJ-UBS Commodity Index as of January of the applicable year:

•	No related group of commodities designated as a “commodity group” (e.g., energy, precious metals, livestock or grains) may constitute more than 33% of the DJ-UBS Commodity Index.

•	No single commodity may constitute more than 15% of the DJ-UBS Commodity Index.

•	No single commodity, together with its derivatives (e.g., crude oil, together with heating oil and unleaded gasoline), may constitute more than 25% of the DJ-UBS Commodity Index.

•	No single commodity may constitute less than 2% of the DJ-UBS Commodity Index.

Following the annual reweighting and rebalancing of the DJ-UBS Commodity Index in January, the percentage of any single commodity or commodity group at any time prior to the next reweighting or rebalancing will fluctuate and may exceed or be less than the percentages set forth above.

DJ-UBS Commodity Index Multipliers

Following application of the diversification rules discussed above, CIPs are incorporated into the DJ-UBS Commodity Index by calculating the new unit weights for each DJ-UBS Commodity Index commodity. On a date near the beginning of each new calendar year, the CIPs, along with the settlement prices on that date for designated contracts included in the DJ-UBS Commodity Index, are used to determine a DJ-UBS Commodity Index Multiplier (“CIM”) for each DJ-UBS Commodity Index commodity.

This CIM is used to achieve the percentage weightings of the DJ-UBS Commodity Index commodities, in U.S. dollar terms, indicated by their respective CIPs. After the CIMs are calculated, they remain fixed throughout the year. As a result, the observed price percentage of each DJ-UBS Commodity Index commodity will float throughout the year, until the CIMs are reset the following year based on new CIPs.

The DJ-UBS Commodity Index is a rolling index

The DJ-UBS Commodity Index is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying physical commodity. In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically futures contracts on physical commodities specifying delivery on a nearby date must be sold and futures contracts on physical commodities that have not yet reached the delivery period must be purchased. The roll for each contract occurs over a period of five DJ-UBS Business Days each month according to a pre-determined schedule. This process is known as “rolling” a futures position, and the DJ-UBS Commodity Index is a “rolling index”.

Calculations

The DJ-UBS Commodity Index is calculated by CME Indexes, in conjunction with UBS, by applying the impact of the changes to the futures prices of commodities included in the DJ-UBS Commodity Index (based on their relative weightings). Once the CIMs are determined as discussed above, the calculation of the value of the DJ-UBS Commodity Index is a mathematical process whereby the products of the CIM for and the contract price in U.S. dollars on each DJ-UBS Commodity Index commodity are summed. Two such summations are made in parallel: first, using contracts with nearby settlement dates for each DJ-UBS Commodity Index commodity; and second, using contracts with deferred settlement dates for each DJ-UBS Commodity Index commodity. During the first five business days of each calendar month, the value of the DJ-UBS Commodity Index is adjusted daily by the percentage change of the sum calculated using nearby settlement dates. During the subsequent five-day rollover period, the value of the DJ-UBS Commodity Index is adjusted daily by reference to the sums calculated for both nearby settlement dates and deferred settlement dates, according to pre-determined roll percentages that gradually favor the deferred settlement date sums. Following the five-day rollover period, daily adjustments for the remainder of the calendar month are made using the sum calculated using deferred settlement dates. Information regarding the dissemination and publication of the DJ-UBS Commodity Index value is provided above under “Dow Jones-UBS Commodity IndexSM.”

DJ-UBS Commodity Index calculation disruption events

From time to time, disruptions can occur in trading futures contracts on various commodity exchanges. The daily calculation of the DJ-UBS Commodity Index may be adjusted in the event that UBS determines that any of the following index calculation disruption events exists:

•	the termination or suspension of, or material limitation or disruption in, the trading of any futures contract used in, the calculation of the DJ-UBS Commodity Index on that day;

•	the settlement price of any futures contract used in the calculation of the DJ-UBS Commodity Index reflects the maximum permitted price change from the previous day’s settlement price;

•	the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the DJ-UBS Commodity Index; or

•	with respect to any futures contract used in the calculation of the DJ-UBS Commodity Index that trades on the LME, a DJ-UBS Business Day on which the LME is not open for trading.

Additional information on the DJ-UBS Commodity Index is available on the following website: http://www.djindexes.com.

License Agreement

We have entered into a non-exclusive license agreement with Dow Jones Indexes, the marketing name of CME Group Index Services LLC (“Dow Jones Indexes”) and successor-in-interest to Dow Jones & Company, Inc., whereby we, in exchange for a fee, are permitted to use the DJ-UBS Commodity Index, which is published by Dow Jones Indexes, in connection with certain securities, including the notes. We are not affiliated with Dow Jones Indexes or UBS; the only relationship between Dow Jones Indexes and UBS, on the one hand, and us is any licensing of the use of their indices and trademarks or service marks relating to them.

The license agreement between Dow Jones Indexes and UBS and Barclays Bank PLC provides that the following language must be set forth herein:

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC (“CME Indexes”), and UBS Securities LLC (“UBS Securities”), and have not been licensed for use. “Dow Jones®”, “DJ”, “Dow Jones Indexes”, “UBS”, “Dow Jones-UBS Commodity IndexSM”, “DJ-UBSCISM” and “Dow-Jones-UBS Commodity Index Total ReturnSM” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be, have been licensed to CME Group Index Holdings LLC (“CME Indexes”) and have been sublicensed for use for certain purposes by Barclays Bank PLC.

The securities are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities LLC (“UBS Securities”), CME Indexes or any of their subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the securities or any member of the public regarding the advisability of investing in securities or commodities generally or in the securities particularly. The only relationship of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates to the Licensee is the licensing of certain trademarks, trade names and service marks and of the DJ-UBSCISM, which is determined, composed and calculated by CME Indexes in conjunction with UBS Securities without regard to Barclays Bank PLC or the securities. Dow Jones, UBS Securities and CME Indexes have no obligation to take the needs of Barclays Bank PLC or the owners of the securities into consideration in determining, composing or calculating DJ-UBSCISM. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to securities customers, in connection with the administration, marketing or trading of the securities. Notwithstanding the foregoing, UBS AG, UBS Securities, CME Group Inc. and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the securities currently being issued by Licensee, but which may be similar to and competitive with the securities. In addition, UBS AG, UBS Securities, CME Group Inc. and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Dow Jones-UBS Commodity IndexSM and Dow Jones-UBS Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones-UBS Commodity IndexSM and securities.

Purchasers of the securities should not conclude that the inclusion of a futures contract in the Dow Jones-UBS Commodity IndexSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates. The information in the index supplement regarding the Dow Jones-UBS Commodity IndexSM components has been derived solely from publicly available documents. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Dow Jones-UBS Commodity IndexSM components in connection with securities. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Dow Jones-UBS Commodity IndexSM components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO AND NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO. NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG UBS SECURITIES, CME INDEXES AND BARCLAYS BANK PLC, OTHER THAN UBS AG AND THE LICENSORS OF CME INDEXES.

Rogers International Commodity Index®

Substantially all of the information regarding the Rogers International Commodity Index® set forth in this index supplement has been taken from publicly available sources, including the Rogers International Commodity Index® Handbook, which is available on the website of CQG, Inc. at http://www.cqg.com/Docs/RICI_Handbook.pdf or on the website of Beeland Interests, Inc. (“Beeland Interests”) at http://beelandinterests.com/RICI%20Handbook.html. Such information reflects the policies of, and is subject to change at any time by James B. Rogers, Jr. (“Rogers”) and the Index Committee (as defined below). Neither Rogers, Beeland Interests, which is owned and controlled by Rogers, the Index Committee, nor members of the Index Committee in their capacity as such is involved in the offer of the notes in any way and has no obligation to consider your interests as a holder of the notes. Notwithstanding the foregoing sentence, certain members of the Index Committee (other than in their capacity as such) and their affiliate may act as selected dealers in connection with the sale of the notes and, as such, may sell or promote the notes or may be involved in the administration, marketing or offering of the notes. Beeland Interests has no obligation to continue to publish the Rogers International Commodity Index®, and may discontinue publication of the Rogers International Commodity Index® at any time in its sole discretion.

The Rogers International Commodity Index® is calculated as both an excess return and a total return index and we refer herein to such indices collectively as the “Rogers Indices”.

The Rogers International Commodity Index®—Excess ReturnSM is reported by Bloomberg under the ticker symbol “ROGRER <Index>”. The Rogers International Commodity Index®—Total ReturnSM is reported by Bloomberg under the ticker symbol “ROGRTR <Index>”.

Overview

The Rogers Indices are composite U.S. dollar-based indices created by Rogers in the late 1990s. The Rogers Indices represent the value of a basket of commodities consumed in the global economy, ranging from agricultural to energy to metals products. The value of this basket is tracked via 38 futures contracts on exchange-traded physical commodities quoted in five different currencies and listed on thirteen exchanges in six countries.

The Rogers Indices aim to be an effective measure of the price action of raw materials not just in the United States but also around the world. The Rogers Indices’ weights attempt to balance consumption patterns worldwide (in developed and developing countries) and specific contract liquidity.

The Index Committee

The Rogers Indices are maintained and reviewed by the members of the Rogers International Commodity Index® Committee (the “Index Committee”). The Index Committee formulates and enacts all business assessments and decisions regarding the calculation, composition and management of the Rogers Indices. Rogers, as the founder of the Rogers Indices and Chief Executive Officer of Beeland Interests, chairs the Index Committee and is the final arbiter of its decisions. In addition to Rogers, representatives of the following parties are members of the Index Committee: (1) Beeland Management Company, (2) CQG, (3) Daiwa Asset Management, (4) Diapason Commodities Management S.A., (5) Merrill Lynch, (6) RBS and (7) UBS AG. Rogers, as chairman of the Index Committee, is exclusively authorized to designate new members of the committee, if necessary.

The Index Committee usually meets once a year during the month of December to consider changes in the components and weights of the Rogers Indices for the following calendar year. However, the Index Committee may assemble additionally on any other day of the year to deal with exceptional circumstances as described below.

Rogers Index composition

The process

The contracts chosen for the basket of commodities that constitute the Rogers Indices are required to fulfill various conditions described below. Generally, the selection and weights of the items in the Rogers Indices are reviewed annually by the Index Committee, and weights for the next year are assigned every December.

The Rogers Indices’ composition is modified only on rare occasions. Generally, the composition of the Rogers Indices will not be changed unless exceptional circumstances in fact occur. Such “exceptional circumstances” include (but are not restricted to):

•	continuous adverse trading conditions for a single contract (e.g., trading volume collapses), or

•	critical changes in the global consumption pattern (e.g., a scientific breakthrough that fundamentally alters consumption of a commodity).

Exchanges and non-traded items

All commodities included in the Rogers Indices must be publicly traded on recognized exchanges to ensure ease of tracking and verification. Additionally, the Rogers Indices do not and will not include non-traded items such as hides or tallow. The 13 international exchanges recognized by the Index Committee are:

1.	Chicago Mercantile Exchange (USA)

2.	Chicago Board of Trade (USA)

3.	ICE Futures US (USA)

4.	NYMEX (USA)

5.	ICE Futures Canada (Canada)

6.	ICE Futures Europe (UK)

7.	London Metal Exchange (UK)

8.	Sydney Futures Exchange (Australia)

9.	COMEX (USA)

10.	The Tokyo Commodity Exchange (Japan)

11.	Tokyo Grain Exchange (Japan)

12.	NYSE Liffe (EU-Paris market)

13.	Kansas City Board of Trade (USA)

General commodity eligibility

In order for a commodity to be considered fit for inclusion in the Rogers Indices, it must play a significant role in worldwide (developed and developing economies) consumption. “Worldwide consumption” is measured by tracking international import and export patterns and the domestic consumption environments of the world’s prime commodity consumers. Only raw materials that reflect the current state of international trade and commerce are eligible for inclusion. Commodities that are merely linked to national consumption patterns will not be considered. The Rogers Indices are not related to any commodities production data.

Commodity screening process

Data of private and governmental providers concerning the world’s top consumed commodities is actively monitored and thoroughly analyzed by the members of the Index Committee throughout the year. In order to obtain the most accurate picture of international commodities consumption, a wide range of sources on commodities demand and supply is consulted. The findings of this research are then condensed into the different commodities contracts weights within the Rogers Indices. Sources on global commodity consumption data include:

•	Industrial Commodity Statistics Yearbook, United Nations (New York)

•	Commodity Trade Statistics Database, United Nations Statistic Division (New York)

•	Copper Bulletin Yearbook, International Copper Study Group (Lisbon)

•	Foreign Agricultural Service’s Production, Supply and Distribution Database, U.S. Department of Agriculture (Washington, DC)

•	Manufactured Fiber Review, Fiber Economics Bureau, Inc. (Arlington, VA)

•	Monthly Bulletin, International Lead and Zinc Study Group (London)

•	Quarterly Bulletin of Cocoa Statistics, International Cocoa Organization (London)

•	Rubber Statistical Bulletin, International Rubber Study Group (London)

•	Statistical Bulletin Volumes, Arab Gulf Cooperation Council (GCC) (Saudi Arabia)

•	Sugar Yearbook, International Sugar Organization (ISO) (London)

•	World Agriculture Assessments of Intergovernmental Groups, Food & Agriculture Organization of the United Nations (Rome)

•	World Commodity Forecasts, Economist Intelligence Unit (London)

•	World Cotton Statistics, International Cotton Advisory Committee (Washington, DC)

•	World Metals Statistics, World Bureau of Metal Statistics (London)

Contract characteristics

In order to decide whether a specific commodity contract is actually investable, the Index Committee screens the volume and liquidity data of international exchanges, published on a regular basis by the Futures Industry Association (Washington, DC, United States). Additionally, individual exchange data on contracts may also be included in the process.

If a commodity contract trades on more than one exchange, generally the most liquid contract globally, in terms of volume and open interest combined, is then aimed to be selected for inclusion in the Rogers Indices, taking legal considerations into account. Beyond liquidity, the Index Committee seeks to include the contract representing the highest quality grade of a specific commodity.

Futures contracts and weights

The table below lists the futures contracts that comprise the Rogers Indices following the January roll period occurring at the end of January 2011, together with their respective codes, exchanges, currencies and initial weights (the “Initial Weights”). The Initial Weights may be amended from time to time, as described below.

Commodity	Code	Exchange	Currency	Initial Weight
Crude Oil	CL	NYMEX	USD	21.00%
Brent	BRN	ICE* EU	USD	14.00%
Corn	C	CBOT	USD	4.75%
Wheat	W	CBOT	USD	4.75%
Cotton	CT	ICE US	USD	4.20%
Aluminum	AH	LME**	USD	4.00%
Copper	CA	LME	USD	4.00%
Soybeans	S	CBOT	USD	3.35%
Gold	GC	COMEX	USD	3.00%
Natural Gas	NG	NYMEX	USD	3.00%
RBOB Gasoline	RB	NYMEX	USD	3.00%
Coffee	KC	ICE US	USD	2.00%
Lead	PB	LME	USD	2.00%
Live Cattle	LC	CME	USD	2.00%
Silver	SI	COMEX	USD	2.00%
Soybean Oil	BO	CBOT	USD	2.00%
Sugar	SB	ICE US	USD	2.00%
Zinc	ZS	LME	USD	2.00%
Heating Oil	HO	NYMEX	USD	1.80%
Platinum	PL	NYMEX	USD	1.80%
Gas Oil	GAS	ICE EU	USD	1.20%
Cocoa	CC	ICE US	USD	1.00%
Lean Hogs	LH	CME	USD	1.00%
Lumber	LB	CME	USD	1.00%
Milling Wheat	EBM	NYSE Liffe	EUR	1.00%
Nickel	NI	LME	USD	1.00%
Rubber	81	TOCOM	JPY	1.00%
Tin	SN	LME	USD	1.00%
Wheat	KW	KCBT***	USD	1.00%
Canola	RS	ICE CA	CAD	0.75%
Rice	RR	CBOT	USD	0.75%
Soybean Meal	SM	CBOT	USD	0.75%
Orange Juice	OJ	ICE US	USD	0.60%
Oats	O	CBOT	USD	0.50%
Palladium	PA	NYMEX	USD	0.30%
Rapeseed	ECO	NYSE Liffe	EUR	0.25%
Azuki Beans	101	TGE	JPY	0.15%
Greasy Wool	GW	SFE	AUD	0.10%

*

ICE Futures, through its affiliate ICE Data LLP, provides the pricing data for the ICE components of the Rogers International Commodity Index® and such data is used subject to license by ICE Futures and ICE Data LLP; but for such license Beeland Interests would not have the right to use such pricing data in providing the values of the Rogers International Commodity Index® through its Official Global Calculation Agent, CQG, Inc. The ICE pricing data is provided “as is” and without representation or warranty.

**

The London Metal Exchange Limited provides the pricing data for the LME components of the Rogers International Commodity Index®. All references to the LME pricing data are used with the permission of the LME, and the LME has no involvement with and accepts no responsibility for any Rogers International Commodity Index® product or any part of the Rogers International Commodity Index®, Rogers International Commodity Index® - Metals, Rogers International Commodity Index® - Industrial Metals, their suitability as the basis for an investment, or their future performance.

***

The Board of Trade of Kansas City, Missouri, Inc. (“KCBT”) is neither an issuer, manager, operator nor guarantor of products based on the Rogers International Commodity Index® or any sub-index thereof, or a partner, affiliate or joint venture of any of the foregoing. KCBT has not approved such products or their terms. KCBT may from time to time change its rules or bylaws, including those relating to the specifications of futures contracts on which the value of the Rogers International Commodity Index® or any sub-index thereof and/or such products are derived and the manner in which KCBT settlement prices are determined or disseminated. KCBT may from time to time take emergency action under its rules which could affect KCBT settlement prices. KCBT is not responsible for any calculations involving the Rogers International Commodity Index® or any sub-index thereof or such products.

Changes in weights and/or index composition

The Index Committee reviews the selection and weights of the futures contracts in the Rogers Indices annually. Thus, weights are potentially reassigned during each month of December for the following year, if the Index Committee determines it is necessary.

Monthly rolling of contracts

The Rogers Indices usually roll over three days, from the day prior to the last RICI® business day of the month to the first RICI® business day of the following month, following certain rules defined by the Index Committee. A RICI® business day is a day on which all U.S.-based exchanges that list futures contracts included in the Rogers Indices are open for business, including half-day openings.

Generally, if the next calendar month of a futures contract includes a first notice day, a delivery day or historical evidence that liquidity migrates to a next contract month during this period, then the next contract month is intended to be applied to calculate the Rogers Indices, taking legal constraints into account. For example, during the November roll period, the January Crude Oil contract is replaced by the February Crude Oil contract.

Rebalancing of the Rogers Index components

The Rogers Indices are rebalanced monthly during each roll period using the Initial Weights.

Data source

The Rogers Indices’ calculation is based on the official commodity exchanges’ prices of the futures contracts used.

Exceptional committee meetings

If, for any reason, one of the components included in the Rogers Indices ceases to exist or its liquidity collapses to abnormal levels, or any other similar event with similar consequences, as determined at the discretion of the Index Committee, occurs, the Index Committee will call an exceptional meeting to assess the situation and decide on a replacement for this component or a change in the weight. As an example of an exceptional circumstance, following the fall of the Malaysian ringgit in 1998, the liquidity of the Palm Oil futures contract on the Kuala Lumpur Commodity Exchange collapsed to a point where it became impossible to trade it. In that case, the Palm Oil futures contract was replaced by the Soybean Oil contract that trades on the Chicago Board of Trade, United States.

Excess return vs. total return

As noted above, the Rogers International Commodity Index® is calculated as both an excess return and a total return index. The Rogers International Commodity Index®—Excess ReturnSM reflects the uncollateralized returns on the futures contracts on physical commodities included in the Rogers International Commodity Index®. The Rogers International Commodity Index®—Total ReturnSM, in turn reflects those same returns on an uncollateralized basis, as well as any interest that could be earned on cash collateral invested in 3-month U.S. treasury bills.

License Agreement

We have assumed as a matter of law from the debtor estate of Lehman Brothers Holdings Inc. a non-exclusive license agreement with Beeland Interests, pursuant to which we, in exchange for a fee, use the Rogers Indices in connection with the notes. We are not affiliated with Beeland Interests; the only relationship between Beeland Interests and us is any licensing of the use of the Rogers Indices and trademarks and service marks relating to them.

Pursuant to that license agreement the following language is set forth herein:

““Jim Rogers”, “James Beeland Rogers, Jr.”, “Rogers” “Rogers International Commodity Index—Excess Return” and “Rogers International Commodity Index—Total Return” are trademarks and service marks of, and “Rogers International Commodity Index” and “RICI” are registered service marks of, Beeland Interests, Inc., which is owned and controlled by James Beeland Rogers, Jr., and are used subject to license. The personal names and likeness of Jim Rogers/James Beeland Rogers, Jr. are owned and licensed by James Beeland Rogers, Jr.

The notes linked to the Rogers International Commodity Index or any sub-index thereof are not sponsored, endorsed, sold or promoted by Beeland Interests, Inc. (“Beeland Interests”) or James Beeland Rogers, Jr. Neither Beeland Interests nor James Beeland Rogers, Jr. makes any representation or warranty, express or implied, nor accepts any responsibility, regarding the accuracy or completeness of this index supplement and any other document that incorporates by reference this index supplement therein, or the advisability of investing in securities or commodities generally, or in the notes linked to the Rogers International Commodity Index or any sub-index thereof, or in futures particularly.

BEELAND INTERESTS DOES NOT, NOR DOES ANY OF ITS AFFILIATES OR AGENTS, GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE ROGERS INTERNATIONAL COMMODITY INDEX (“RICI”), ANY SUB-INDEX THEREOF OR ANY DATA INCLUDED THEREIN. SUCH PERSON SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN AND MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF THE NOTES LINKED TO THE RICI OR ANY SUB-INDEX THEREOF, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RICI, ANY SUB-INDEX THEREOF, ANY DATA INCLUDED THEREIN OR THE NOTES LINKED TO THE RICI OR ANY SUB-INDEX THEREOF. BEELAND INTERESTS DOES NOT, NOR DOES ANY OF ITS AFFILIATES OR AGENTS, MAKE ANY EXPRESS OR IMPLIED WARRANTIES, AND EACH EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RICI, ANY SUB-INDEX THEREOF, AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL BEELAND INTERESTS OR ITS AFFILIATES OR AGENTS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.”

S&P GSCI® Commodity Indices

We may offer notes that are linked to one or more of the S&P GSCI® Commodity Indices, including the S&P GSCI® Spot Index (the “S&P GSCI”), the S&P GSCI® Excess Return Index and the S&P GSCI® Total Return Index, each of which is described further in “—The S&P GSCI® Excess Return and Total Return Indices” below.

All information regarding the S&P GSCI® Commodity Indices set forth in this index supplement reflects the policies of, and is subject to change by, Standard & Poor’s Financial Services LLC (“S&P”). The S&P GSCI® Commodity Indices are calculated, maintained and published by S&P.

The S&P GSCI was established in May 1991, and is designed as a benchmark for investment in the commodity markets and as a measure of commodity market performance over time.

The S&P GSCI® Total Return Index is reported by Bloomberg under the ticker symbol “SPGSCITR <Index>”. The S&P GSCI® Spot Return is reported by Bloomberg under the ticker symbol “SPGSCI <Index>”. The S&P GSCI® Excess Return is reported by Bloomberg under the ticker symbol “SPGSCIP <Index>”.

Although the following discussion is largely framed in terms of the S&P GSCI it is, except as otherwise noted, equally applicable to the related S&P GSCI® Excess Return and Total Return Indices.

The S&P GSCI is an index on a production-weighted basket of futures contracts on physical commodities traded on trading facilities in countries that are members of the Organization for Economic Cooperation and Development (“OECD”). The S&P GSCI Index is designed to be a measure of the performance over time of the markets for these commodities. The only commodities represented in the S&P GSCI are those physical commodities on which active and liquid contracts are traded on trading facilities in countries that are members of the OECD. The commodities represented in the S&P GSCI are weighted, on a production basis, to reflect their relative significance (in the view of S&P, in consultation with the Index Committee, which is described below) to the world economy. The fluctuations in the value of the S&P GSCI are intended generally to correlate with changes in the prices of such physical commodities in global markets. The value of the S&P GSCI has been normalized such that its hypothetical level on January 2, 1970 was 100.

The contracts to be included in the S&P GSCI at any given time must satisfy several sets of eligibility criteria established by S&P. First, S&P identifies those contracts that meet the general criteria for eligibility. Second, the contract volume and weight requirements are applied and the number of contracts is determined, which serves to reduce the list of eligible contracts. At that point, the list of designated contracts for the relevant period is complete. The composition of the S&P GSCI is also reviewed on a monthly basis by S&P.

Set forth below is a summary of the composition of and the methodology used to calculate the S&P GSCI. The methodology for determining the composition and weighting of the S&P GSCI and for calculating its value is subject to modification in a manner consistent with the purposes of the S&P GSCI. S&P makes the official calculations of the S&P GSCI.

The Index Committee and the Index Advisory Panel

S&P has established an Index Committee to oversee the daily management and operations of the S&P GSCI, and is responsible for all analytical methods and calculation in the indices. At each meeting, the Index Committee reviews any issues that may affect the components of the S&P GSCI, statistics comparing its composition to the market, commodities being considered for addition and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting commodities, or other matters. S&P considers information about changes to the indices and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential.

S&P has also established an Index Advisory Panel to assist it in connection with the operation of the S&P GSCI. The Index Advisory Panel meets on an annual basis and at other times at the request of the Index Committee. The principal purpose of the Index Advisory Panel is to advise the Index Committee with respect to, among other things, the calculation of the S&P GSCI, the effectiveness of the S&P GSCI as a measure of commodity futures market performance and the need for changes in the composition or methodology of the S&P GSCI. The Index Advisory Panel acts solely in an advisory and consultative capacity; all decisions with respect to the composition, calculation and operation of the S&P GSCI are made by the Index Committee. Certain of the members of the Index Advisory Panel may be affiliated with clients of S&P. Also, certain of the members of the Index Advisory Panel may be affiliated with entities which from time to time may have investments linked to the S&P GSCI, either through transactions in the contracts included in the S&P GSCI, futures contracts on the S&P GSCI or derivative products linked to the S&P GSCI.

Composition of the S&P GSCI

In order to be included in the S&P GSCI, a contract must satisfy the following eligibility criteria:

(1)	The contract must:

(a)	be in respect of a physical commodity (rather than a financial commodity);

(b)	have a specified expiration or term, or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future; and

(c)	at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement.

(2)	The commodity must be the subject of a contract that:

(a)	is denominated in U.S. dollars;

(b)	is traded on or through an exchange, facility or other platform (referred to as a “trading facility”) that has its principal place of business or operations in a country that is a member of the OECD and:

•

makes price quotations generally available to its members or participants (and, if S&P is not such a member or participant, to S&P) in a manner and with a frequency that is sufficient to provide reasonably reliable indications of the level of the relevant market at any given point in time;

•	makes reliable trading volume information available to S&P with at least the frequency required by S&P to make the monthly determinations;

•	accepts bids and offers from multiple participants or price providers; and

•	is accessible by a sufficiently broad range of participants; and

(c)	is traded on a trading facility which allows market participants to execute spread transactions through a single order entry between pairs of contract expirations included in the S&P GSCI that, at any given point in time, will be involved in the rolls to be effected in the next three roll periods.

(3)

The price of the relevant contract that is used as a reference or benchmark by market participants (referred to as the “daily contract reference price”) generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the S&P GSCI. In appropriate circumstances, however, S&P, in consultation with the Index Committee, may determine that a shorter time period is sufficient or that historical daily contract reference prices for such contract may be derived from daily contract reference prices for a similar or related contract. The daily contract reference price may be (but is not required to be) the settlement price or other similar price published by the relevant trading facility for purposes of margining transactions or for other purposes.

(4)	At and after the time a contract is included in the S&P GSCI, the daily contract reference price for such contract must be published between 10:00 a.m. and 4:00 p.m., New York City time on each contract business day by the trading facility on or through which it is traded and must generally be available to all members of, or participants in, such facility (and S&P) on the same day from the trading facility or through a recognized third-party data vendor. Such publication must include, at all times, daily contract reference prices for at least one expiration or settlement date that is five months or more from the date the determination is made, as well as for all expiration or settlement dates during such five-month period.

(5)	Volume data with respect to such contract must be available for at least the three months immediately preceding the date on which the determination is made.

(6)	A contract that is not included in the S&P GSCI at the time of determination and that is based on a commodity that is not represented in the S&P GSCI at such time must, in order to be added to the S&P GSCI at such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least US$15 billion. The total dollar value traded is the dollar value of the total quantity of the commodity underlying transactions in the relevant contract over the period for which the calculation is made, based on the average of the daily contract reference prices on the last day of each month during the period.

(7)	A contract that is already included in the S&P GSCI at the time of determination and that is the only contract on the relevant commodity included in the S&P GSCI must, in order to continue to be included in the S&P GSCI after such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least US$5 billion and at least US$10 billion during at least one of the three most recent annual periods used in making the determination.

(8)	A contract that is not included in the S&P GSCI at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI at such time must, in order to be added to the S&P GSCI at such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least US$30 billion.

(9)	A contract that is already included in the S&P GSCI at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI at such time must, in order to continue to be included in the S&P GSCI after such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least US$10 billion and at least US$20 billion during at least one of the three most recent annual periods used in making the determination.

(10)	A contract that is already included in the S&P GSCI at the time of determination must, in order to continue to be included after such time, have a reference percentage dollar weight of at least 0.10%. The reference percentage dollar weight of a contract is determined by multiplying the CPW (defined below) of a contract by the average of its daily contract reference prices on the last day of each month during the relevant period. These amounts are summed for all contracts included in the S&P GSCI and each contract’s percentage of the total is then determined.

(11)	A contract that is not included in the S&P GSCI at the time of determination must, in order to be added to the S&P GSCI at such time, have a reference percentage dollar weight of at least 1.00%.

(12)	In the event that two or more contracts on the same commodity satisfy the eligibility criteria,

(a)	such contracts will be included in the S&P GSCI in the order of their respective total quantity traded during the relevant period (determined as the total quantity of the commodity underlying transactions in the relevant contract), with the contract having the highest total quantity traded being included first, provided that no further contracts will be included if such inclusion would result in the portion of the S&P GSCI attributable to such commodity exceeding a particular level; and

(b)	if additional contracts could be included with respect to several commodities at the same time, the procedure in paragraph (12)(a) above is first applied with respect to the commodity that has the smallest portion of the S&P GSCI attributable to it at the time of determination. Subject to the other eligibility criteria set forth above, the contract with the highest total quantity traded on such commodity will be included. Before any additional contracts on the same commodity or on any other commodity are included, the portion of the S&P GSCI attributable to all commodities is recalculated. The selection procedure described above is then repeated with respect to the contracts on the commodity that then has the smallest portion of the S&P GSCI attributable to it.

Currently, 24 contracts meet the requirements for inclusion in the S&P GSCI.

Contracts Included in the S&P GSCI for 2011

Trading Facility	Commodity (Contract)	Ticker(1)	2010 Contract Production Weight	2011 Contract Production Weight	2011 Average Contract Reference Price ($)	2010 Percentage Dollar Weight(2)	2011 Reference Price Dollar Weight	2011 Total Dollar Value Traded (USD bn)	2011 Trading Volume Multiple
CBT	Wheat (Chicago)	W	18,450.31	18,188.56	5.262 BU	3.10%	3.00%	568.9	99.7
KBT	Wheat (Kansas)	KW	3,598.646	4,134.2	5.355 BU	0.62%	0.69%	131.6	99.7
CBT	Corn	C	26,774.03	28,210.87	3.801 BU	3.25%	3.37%	1,102.9	172.5
CBT	Soybeans	S	7,428.744	7,708.699	9.736 BU	2.31%	2.36%	1,692.8	378.3
ICE - US	Coffee “C”	KC	16,656.42	16,710	1.442 lbs	0.77%	0.76%	293	203.9
ICE - US	Sugar #11	SB	334,848.9	340,773.4	0.211 lbs	2.25%	2.25%	664	155.2
ICE - US	Cocoa	CC	3.841320	4.015306	3085.833 MT	0.38%	0.39%	111	150.3
ICE - US	Cotton #2	CT	48,373.16	51,632.55	0.765 lbs	1.18%	1.24%	179.5	76.2
CME	Lean Hogs	LH	66,871.24	70,271.76	0.723 lbs	1.55%	1.59%	218.7	72.2
CME	Cattle (Live)	LC	91,113.18	91,458.23	0.903 lbs	2.63%	2.59%	382.1	77.6
CME	Cattle (Feeder)	FC	13,344.92	13,417.1	1.052 lbs	0.45%	0.44%	65.3	77.6
NYM/ICE	Oil (WTI Crude)	CL	14,756.45	14,314	77.265 bbl	36.45%	34.71%	16,347.6	247.9
NYM	Oil (#2 Heating)	HO	69,497.32	72,571.85	2.045 gal	4.54%	4.66%	2,193.9	247.9
NYM	Oil (RBOB)	RB	68,687.43	72,504.78	2.054 gal	4.51%	4.67%	2,201.5	247.9
ICE – UK	Oil (Brent Crude)	LSO	5,889.402	6,262.977	77.420 bbl	14.58%	15.22%	7,167.1	247.9
ICE - UK	Oil (Gasoil)	LGO	278.6346	313.6761	640.438 MT	5.70%	6.30%	2,969.4	247.9
NYM/ICE	Natural Gas	NG	28,572.22	28,797.24	4.645 mmBtu	4.24%	4.20%	5,035.9	631.5
LME	Aluminum (High Gd. Prim.)	MAL	38.1300	41.288	2081.396 MT	2.54%	2.70%	2,301.8	449.3
LME	Copper (Grade A)	MCU	16.180	16.62	7015.313 MT	3.63%	3.66%	4,790.1	689.1
LME	Standard Lead	MPB	7.278	7.574	2129.083 MT	0.50%	0.51%	373.7	388.7
LME	Primary Nickel	MNI	1.2740	1.286	20,388.833 MT	0.83%	0.82%	890.6	569.7
LME	Zinc (Spl. High Grade)	MZN	10.2640	10.68	2,136.490 MT	0.70%	0.72%	930.4	683.9
CMX	Gold	GC	80.11967	78.12632	1,143.433 oz	2.93%	2.80%	5,069.4	951.8
CMX	Silver	SI	632.0837	649.4452	17.644 oz	0.36%	0.36%	927.2	1,357.1

(1)	Tickers are Reuters RIC Codes.
(2)	Using the ARCP’s for the 2010 Annual Calculation Period.

The quantity of each of the contracts included in the S&P GSCI is determined on the basis of a five-year average (referred to as the “world production average”) of the production quantity of the underlying commodity as published by sources of information determined by S&P, including the United Nations Statistical Yearbook, the United Nations Industrial Commodity Statistics Yearbook and other official sources. However, if a commodity is primarily a regional commodity, based on its production, use, pricing, transportation or other factors, S&P may calculate the weight of such commodity based on regional, rather than world, production data.

The five-year moving average is updated annually for each commodity included in the S&P GSCI, based on the most recent five-year period (ending approximately one-and-one half years prior to the date of calculation and moving backwards) for which complete data for all commodities is available. The contract production weights (“CPWs”) used in calculating the S&P GSCI are derived from world or regional production averages, as applicable, of the relevant commodities, and are calculated based on the total quantity traded for the relevant contract and the world or regional production average, as applicable, of the underlying commodity.

However, if the volume of trading in the relevant contract, as a multiple of the production levels of the commodity, is below specified thresholds, the CPW of the contract is reduced until the threshold is satisfied. This is designed to ensure that trading in each such contract is sufficiently liquid relative to the production of the commodity.

In addition, S&P performs this calculation on a monthly basis and, if the multiple of any contract is below the prescribed threshold, the composition of the S&P GSCI is reevaluated, based on the criteria and weighting procedure described above. This procedure is undertaken to allow the S&P GSCI to shift from contracts that have lost substantial liquidity into more liquid contracts during the course of a given year. As a result, it is possible that the composition or weighting of the S&P GSCI will change on one or more of these monthly valuation dates. In addition, regardless of whether any changes have occurred during the year, S&P reevaluates the composition of the S&P GSCI at the conclusion of each year, based on the above criteria. Other commodities that satisfy such criteria, if any, will be added to the S&P GSCI. Commodities included in the S&P GSCI which no longer satisfy such criteria, if any, will be deleted.

S&P also determines whether modifications in the selection criteria or the methodology for determining the composition and weights of and for calculating the S&P GSCI are necessary or appropriate in order to assure that the S&P GSCI represents a measure of commodity market performance and to preserve and enhance S&P GSCI’s tradability. S&P has the discretion to make any such modifications.

The following table illustrates the changes in the year-end percentage dollar weights of each subsector included in the S&P GSCI from December 31, 1991 until December 31, 2010:

Historical Composition of the S&P GSCI

	Energy	Industrial Metals	Precious Metals	Agriculture	Livestock
December 31, 1991	48.0%	5.9%	2.4%	21.1%	22.7%
December 31, 1992	48.9%	6.1%	2.4%	18.6%	24.0%
December 31, 1993	39.6%	6.3%	3.0%	24.7%	26.4%
December 31, 1994	48.8%	8.2%	2.6%	20.8%	19.6%
December 31, 1995	53.5%	7.9%	2.6%	25.3%	10.6%
December 31, 1996	61.5%	6.4%	2.4%	19.6%	10.1%
December 31, 1997	55.3%	7.2%	2.4%	24.0%	11.1%
December 31, 1998	46.9%	9.2%	3.8%	28.1%	12.0%
December 31, 1999	60.3%	8.5%	2.6%	18.1%	10.5%
December 31, 2000	66.8%	6.4%	2.0%	16.1%	8.7%
December 31, 2001	58.6%	7.8%	2.8%	19.6%	11.2%
December 31, 2002	67.4%	5.6%	2.5%	16.9%	7.7%
December 31, 2003	66.8%	7.4%	2.5%	17.0%	6.3%
December 31, 2004	71.1%	7.8%	2.2%	12.2%	6.6%
December 31, 2005	75.7%	7.2%	2.0%	10.3%	5.0%
December 31, 2006	68.4%	11.1%	2.5%	13.4%	4.7%
December 31, 2007	73.8%	7.1%	2.2%	13.3%	3.6%
December 31, 2008	65.2%	6.4%	3.8%	18.8%	5.8%
December 31, 2009	70.2%	8.2%	3.1%	14.4%	4.1%
December 31, 2010	66.5%	8.3%	3.4%	17.4%	4.3%

Copyright Standard & Poor’s Financial Services LLC. Used by permission.

Contract expirations

Because the S&P GSCI is comprised of actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “contract expirations”. The contract expirations included in the S&P GSCI for each commodity during a given year are designated by S&P, provided that each such contract must be an “active contract”. An “active contract” for this purpose is a liquid, actively traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry. The relative liquidity of the various active contracts is one of the factors that may be taken into consideration in determining which of them S&P includes in the S&P GSCI.

If a trading facility deletes one or more contract expirations, the S&P GSCI will be calculated during the remainder of the year in which such deletion occurs on the basis of the remaining contract expirations designated by S&P. If a trading facility ceases trading in all contract expirations relating to a particular contract, S&P may designate a replacement contract on the commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the S&P GSCI. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the S&P GSCI. If that timing is not practicable, S&P will determine the date of the replacement and will consider a number of factors, including the differences between the existing contract and the replacement contract with respect to contractual specifications, contract expirations and other matters.

Value of the S&P GSCI

The value of the S&P GSCI (though not the related S&P GSCI® Excess Return and Total Return Indices) on any given day is equal to the total dollar weight of the S&P GSCI divided by a normalizing constant that assures the continuity of the S&P GSCI over time. The total dollar weights of the S&P GSCI is the sum of the dollar weight of each of the components of the S&P GSCI. The dollar weight of each such Index Component on any S&P GSCI Business Day is equal to:

•	the daily contract reference price,

•	multiplied by the appropriate CPW, and

•	during a roll period, the appropriate “roll weight” (discussed below).

Daily contract reference price

The daily contract reference price used in calculating the dollar weight of each component of the S&P GSCI on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that if the exchange is closed or otherwise fails to publish a daily contract reference price on that day or if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of S&P, reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected. However, if the price is not made available or corrected by 4:00 p.m., New York City time, S&P, if it deems such action to be appropriate under the circumstances, will determine the appropriate daily contract reference price for the applicable futures contract in its reasonable judgment for purposes of the relevant S&P GSCI Index calculation. The initial value of the S&P GSCI was normalized such that its hypothetical level on January 2, 1970 was 100.

Roll weights and roll periods

The “roll weight” of a commodity reflects the fact that the positions in futures contracts must be liquidated or rolled forward into more distant contract expirations as they approach expiration. If actual positions in the relevant markets were rolled forward, the roll would likely need to take place over a period of days. Since the S&P GSCI is designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the S&P GSCI takes place over a number of business days during each month (referred to as a “roll period”). On each day of the roll period, the “roll weights” of the current contract expirations and the next contract expiration (the next contract as designated by the index rules) into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in the index is gradually shifted from the current contract expiration to the next contract expiration (the next contract as so designated). The roll period applicable to the S&P GSCI occurs from the fifth to ninth S&P GSCI business days of each month, which are days on which the indices are calculated, as determined by NYSE Euronext Holiday & Hours schedule.

If on any day during a roll period any of the following conditions exists, the portion of the roll that would have taken place on that day is deferred until the next day on which such conditions do not exist:

•

if, with respect to any current contract expiration and the next contract expiration, the S&P GSCI business day on which the roll is intended to occur is not a day on which the trading facility on or through which the given contract expirations are traded is scheduled to be open for trading for at least three hours, these contract expirations are not available for trading during these hours or no daily contract reference price is published by the trading facility for a given contract expiration;

•	any such price represents the maximum or minimum price for such contract month, based on exchange price limits (referred to as a “Limit Price”);

•

the daily contract reference price published by the relevant trading facility, in the reasonable judgment of S&P, reflects manifest error and such error is not corrected by the S&P GSCI settlement time or such price is not published by 4:00 p.m., New York City time. In that event, S&P may, but is not required to, determine a daily contract reference price and complete the relevant portion of the roll based on such price; provided, that, if the trading facility publishes a price or a corrected price before the opening of trading on the next day, S&P will revise the portion of the roll accordingly; or

•	trading in the relevant contract terminates prior to its scheduled closing time and does not resume at least ten minutes prior to, and continue until, the scheduled closing time.

The S&P GSCI® Excess Return and Total Return Indices

Contract daily return

Whereas the S&P GSCI is based on price levels of the contracts it comprises, both the S&P GSCI® Excess Return and Total Return Indices depend for their calculation on the contract daily return. The contract daily return is defined as the percentage change in the total dollar weight of the S&P GSCI from one S&P GSCI business day to the next. The contract daily return on any given day is equal to the amount obtained on such day from an investment in the S&P GSCI on the immediately preceding S&P GSCI business day of the total dollar weight of the S&P GSCI on the immediately preceding S&P GSCI business day, divided by the total dollar weight of the S&P GSCI on the immediately preceding S&P GSCI business day, minus one.

Value of the S&P GSCI® Excess Return Index

The S&P GSCI tracks the price of the nearby futures contracts, not returns available to investors. The S&P GSCI® Excess Return Index, in contrast, incorporates both the returns of the S&P GSCI (reflecting price levels) as well as the discount or premium obtained by rolling hypothetical positions in those contracts forward as they approach delivery. The S&P GSCI® Excess Return Index does not reflect the return above cash (unlike the S&P Excess Return). The value of the S&P GSCI® Excess Return Index on any S&P GSCI business day is equal to the product of (1) the value of the S&P GSCI® Excess Return Index on the immediately preceding S&P GSCI business day multiplied by (2) one plus the contract daily return on the S&P GSCI business day on which the calculation is made. The initial value of the S&P GSCI® Excess Return Index was normalized such that its hypothetical level on January 2, 1970 was 100.

Value of the S&P GSCI® Total Return Index

The S&P GSCI® Total Return Index incorporates the returns of the S&P GSCI® Excess Return Index (i.e., the returns of the S&P GSCI as well as the discount or premium obtained by rolling hypothetical positions in those contracts forward as they approach delivery) and the interest earned on hypothetical fully collateralized contract positions on the commodities included in the S&P GSCI. The value of the S&P GSCI® Total Return Index on any S&P GSCI business day is equal to the product of (1) the value of the S&P GSCI® Total Return Index on the immediately preceding S&P GSCI business day multiplied by (2) one plus the sum of the contract daily return and the Treasury Bill return on the S&P GSCI business day on which the calculation is made multiplied by (3) one plus the Treasury Bill return for each non-S&P GSCI business day since the immediately preceding S&P GSCI business day. The Treasury Bill return is the return on a hypothetical investment in the S&P GSCI at a rate equal to the interest rate on a specified U.S. Treasury Bill. The initial value of the S&P GSCI® Total Return Index was normalized such that its hypothetical level on January 2, 1970 was 100.

Additional information on the S&P GSCI and its related indices, including the S&P GSCI® Excess Return Index and the S&P GSCI® Total Return Index, and sub-indices is available on the following website: http://www.standardandpoors.com.

License Agreement

We have entered into a non-exclusive license agreement with S&P whereby we, in exchange for a fee, are permitted to use the S&P GSCI® Commodity Indices in connection with certain securities, including the notes. We are not affiliated with S&P; the only relationship between S&P and us is any licensing of the use of the S&P GSCI® Commodity Indices and trademarks relating to them.

The license agreement between S&P and Barclays Bank PLC provides that the following disclaimer must be set forth herein:

“The notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s Financial Services LLC (“S&P”). Standard & Poor’s does not make any representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P GSCI™ Commodity Indices (together, the “S&P GSCI Index”) to track general stock market performance. S&P’s only relationship to Barclays Bank PLC is the licensing of certain trademarks and trade names of S&P and of the S&P GSCI Index, which indices are determined, composed and calculated by S&P without regard to Barclays Bank PLC or the notes. S&P has no obligation to take the needs of Barclays Bank PLC or the owners of the notes into consideration in determining, composing or calculating the S&P GSCI Index. S&P is not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P GSCI INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE NOTES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P GSCI INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P GSCI INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.”

S&P GSCI®, S&P GSCI® Spot Index, S&P GSCI® Total Return Index, S&P GSCI® Excess Return Index and S&P GSCI® Commodity Indices are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Barclays Bank PLC.

PROPRIETARY INDICES

Barclays Capital 10Y Treasury Futures Index™

The Barclays Capital 10Y Treasury Futures Index™ (the “10Y Treasury Index”) reflects the returns available by maintaining a rolling position in 10-Year U.S. Treasury futures contracts (the “10Y Treasury futures” and each, a “10Y Treasury futures contract”). 10Y Treasury futures are legally binding agreements for the buying or selling of U.S. Treasury notes at a fixed price for physical settlement on a future date. Each 10Y Treasury futures contract has a face value of $100,000 and requires the delivery of a U.S. Treasury note with a remaining maturity or term of no more than 10 years and no less than 6 years and 6 months. 10Y Treasury futures are traded on the Chicago Board of Trade (“CBOT”). The closing prices of 10Y Treasury futures are calculated by CBOT and reported on Bloomberg under symbol “TY”. As used herein, an “index business day” means any day that CBOT is scheduled to be open for trading.

At any given time, the 10Y Treasury Index is comprised of a single 10Y Treasury futures contract that is either the contract closest to expiration, which is known as the “front 10Y Treasury futures contract”, or the next 10Y Treasury futures contract scheduled to expire immediately following the front 10Y Treasury futures contract. The 10Y Treasury Index maintains its exposure to 10Y Treasury futures by closing out its position in the expiring front 10Y Treasury futures contract and establishing a new position in the next 10Y Treasury futures contract scheduled to expire immediately following the front 10Y Treasury futures contract, a process referred to as “rolling.” The Index rolls into the next 10Y Treasury futures contract three index business days before the end of the month immediately preceding the upcoming delivery month for the front 10Y futures contract (each such date, a “roll date”). The “delivery months” of 10Y Treasury futures are March, June, September and December, and their corresponding roll dates fall in the months of February, May, August and November.

The 10Y Treasury Index is maintained and calculated by Barclays Capital (the “index sponsor”), a division of Barclays Bank PLC, and is denominated in U.S. dollars. The index sponsor calculates the level of the 10Y Treasury Index at the close of business, London time, on each index business day with respect to the prior index business day and publishes it on http://www.barcap.com/indices shortly thereafter. The level of the 10Y Treasury Index is also reported on Bloomberg page BXIIUS10.

Calculation of the 10Y Treasury Index

The level of the 10Y Treasury Index is deemed to have been 100 on January 15, 1997, which we refer to as the “index commencement date”. On any given index business day (for purposes of this section, a “valuation date”), the level of the 10Y Treasury Index is equal to:

where:

“It” means the level of the 10Y Treasury Index on the valuation date;

“It-1 ” means the level of the 10Y Treasury Index on the index business day that immediately precedes the valuation date;

“Ft” means the closing price of the relevant 10Y Treasury futures contract on the valuation date. On the roll date, Ft is calculated using the front 10Y Treasury futures contract. On the day following the roll date and thereafter, Ft is calculated using the next futures contract that is scheduled to expire (which becomes the front 10Y Treasury futures contract after the current front 10Y Treasury futures contract expires); and

“Ft-1 ” means the closing price of the relevant 10Y Treasury futures contract on the index business day that immediately precedes the valuation date. On the roll date, Ft-1 is calculated using the front 10Y Treasury futures contract. On the day following the roll date and thereafter, Ft-1 is calculated using the next futures contract that is scheduled to expire (which becomes the front 10Y Treasury futures contract after the current front 10Y Treasury futures contract expires).

The 10Y Treasury Index is calculated at the close of business, London time, on each index business day with respect to the prior index business day.

Modifications to the 10Y Treasury Index

The index sponsor does not presently intend to modify the method of calculating the 10Y Treasury Index as described above. However, under certain circumstances described in this section, the index sponsor may, in its sole discretion, make modifications to the 10Y Treasury Index. The index sponsor will promptly publish any such modifications on http://www.barcap.com/indices/.

Changes in 10Y Treasury Futures

If, in the sole discretion of the index sponsor, a “potential adjustment event” occurs with respect to the 10Y Treasury futures, the index sponsor may replace the 10Y Treasury futures with other futures contracts that it determines, in its sole discretion, are comparable for purposes of the 10Y Treasury Index to the 10Y Treasury futures being replaced.

A “potential adjustment event” includes any of the following:

•	a change to the calculation methodology of the daily closing prices of 10Y Treasury futures;

•	the occurrence of an event that causes CBOT not to calculate the daily closing prices of 10Y Treasury futures; and

•	any event that the index sponsor determines may lead to any of the foregoing events.

Upon any replacement by the index sponsor of 10Y Treasury futures following a potential adjustment event, the index sponsor may make any adjustments to the 10Y Treasury Index as may, in its sole discretion, be required to render the 10Y Treasury Index comparable to the 10Y Treasury Index prior to the occurrence of the potential adjustment event.

Index Market Disruption and Force Majeure Events

If an “index market disruption event” or a “force majeure” event occurs or is continuing on any index business day that, in the index sponsor’s sole discretion, affects the 10Y Treasury Index or the 10Y Treasury futures, the index sponsor may:

•

make such determinations and/or adjustments to the terms of the 10Y Treasury Index as it deems appropriate in order to determine the level of the 10Y Treasury Index on such day (if such day is a index business day);

•

defer publication of information relating to the 10Y Treasury Index until the next index business day on which such index market disruption or force majeure event, as applicable, is not continuing; and

•	if such index business day is a roll date, postpone such roll date to the next index business day on which such index market disruption or force majeure event, as applicable, is not continuing.

Any of the following will constitute an “index market disruption event”:

•

the occurrence or existence, on any index business day at or during the one-hour period before the index valuation time, in relation to the 10Y Treasury futures (1) a suspension of, or limitation imposed on, trading on CBOT, or (2) any event that disrupts or impairs (as determined by the index sponsor in its sole discretion) the ability of market participants in general to effect transactions in relation to, or to obtain market values of, 10Y Treasury futures;

•	the declaration of a general moratorium in respect of CBOT activities;

•	on any index business day, the failure of CBOT to publish the values of 10Y Treasury futures; or

•	on any index business day, the occurrence or existence of a lack of, or a material decline in, the liquidity in the market for trading in 10Y Treasury futures.

A “force majeure event” is an event or circumstance (including without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the index sponsor and that the index sponsor (in its sole discretion) determines affects the 10Y Treasury Index or the 10Y Treasury futures.

Taxation

If at any time the index sponsor determines that, as a result of a change in taxation (including, but not limited to, any tax imposed on the index sponsor or its affiliates), it is necessary to change the 10Y Treasury futures or the method of calculating the 10Y Treasury Index, in order to offset the effect of such taxation, the index sponsor may make such change or changes in its sole discretion.

Cessation of Trading and Other Termination Events

The index sponsor may, in its sole discretion, discontinue calculating the 10Y Treasury Index if any of the following events occurs:

•	If 10Y Treasury futures cease (or will cease) to be publicly quoted for any reason and are not immediately re-listed on a quotation system in a manner acceptable to the index sponsor; or

•	if, after the occurrence of a potential adjustment event, an adjustment in the determination of the index sponsor is not possible or not reasonably practical for any reason.

Change in Methodology

While the index sponsor currently employs the methodology described in this free writing prospectus to rebalance and calculate the 10Y Treasury Index, it is possible that market, regulatory, juridical, financial, fiscal or other circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting 10Y Treasury futures) will arise that would, in the view of the index sponsor, necessitate a modification or change of such methodology.

Trademark

The Barclays Capital 10Y Treasury Futures Index™ is a trademark of Barclays Bank PLC.

Disclaimer

The index sponsor does not guarantee the accuracy and/or completeness of the 10Y Treasury Index, any data included therein, or any data from which it is based, and the index sponsor shall have no liability for any errors, omissions, or interruptions therein.

The index sponsor makes no warranty, express or implied, as to the results to be obtained from the use of the 10Y Treasury Index. The index sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the 10Y Treasury Index or any data included therein. Without limiting any of the foregoing, in no event shall the index sponsor have liability for any special, punitive, indirect or consequential damages, lost profits, loss of opportunity or other financial loss, even if notified of the possibility of such damages.

Neither the index sponsor nor any of its affiliates or subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determination made or anything done (or omitted to be determined or done) in respect of the 10Y Treasury Index or publication of the level of the 10Y Treasury Index (or failure to publish such value) and any use to which any person may put the 10Y Treasury Index or the level of the 10Y Treasury Index. In addition, although the index sponsor reserves the right to make adjustments to correct previously incorrectly published information, including but not limited to the level of the 10Y Treasury Index, the index sponsor is under no obligation to do so and shall have no liability in respect of any errors or omissions.

Nothing in this disclaimer shall exclude or limit liability to the extent such exclusion or limitation is not permitted by law.

Barclays Capital Long-Bond Treasury Futures Index™

The Barclays Capital Long-bond Treasury Futures Index™ (the “Long-bond Treasury Index”) reflects the returns available by maintaining a rolling position in Long-bond U.S. Treasury futures contracts (the “Long-bond Treasury futures” and each, a “Long-bond Treasury futures contract”). Long-bond Treasury futures are legally binding agreements for the buying or selling of U.S. Treasury bonds at a fixed price for physical settlement on a future date. Each Long-bond Treasury futures contract has a face value of $100,000 and requires the delivery of a U.S. Treasury bond with a remaining term until maturity or first call of no less than 15 years. From and including the March 2011 Long-bond Treasury futures contract, each Long-bond Treasury futures contract requires the delivery of a U.S. Treasury bond with a remaining term until maturity or first call of no less than 15 years, but less than 25 years. Long-bond Treasury futures are traded on the Chicago Board of Trade (“CBOT”). The closing prices of Long-bond Treasury futures are calculated by CBOT and reported on Bloomberg under symbol “US”. As used herein, an “index business day” means any day that CBOT is scheduled to be open for trading.

At any given time, the Long-bond Treasury Index is comprised of a single Long-bond Treasury futures contract that is either the contract closest to expiration, which is known as the “front Long-bond Treasury futures contract”, or the next Long-bond Treasury futures contract scheduled to expire immediately following the front Long-bond Treasury futures contract. The Long-bond Treasury Index maintains its exposure to Long-bond Treasury futures by closing out its position in the expiring front Long-bond Treasury futures contract and establishing a new position in the next Long-bond Treasury futures contract scheduled to expire immediately following the front Long-bond Treasury futures contract, a process referred to as “rolling.” The Long-bond Treasury Index rolls into the next Long-bond Treasury futures contract three index business days before the end of the month immediately preceding the upcoming delivery month for the front Long-bond futures contract (each such date, a “roll date”). The “delivery months” of Long-bond Treasury futures are March, June, September and December, and their corresponding roll dates fall in the months of February, May, August and November.

The Long-bond Treasury Index is maintained and calculated by Barclays Capital (the “index sponsor”), a division of Barclays Bank PLC, and is denominated in U.S. dollars. The index sponsor calculates the level of the Long-bond Treasury Index at the close of business, London time, on each index business day with respect to the prior index business day and publishes it on http://www.barcap.com/indices shortly thereafter. The level of the Long-bond Treasury Index is also reported on Bloomberg page BXIIUS30.

Calculation of the Index

The level of the Long-bond Treasury Index is deemed to have been 100 on January 15, 1997, which we refer to as the “index commencement date”. On any given index business day (for purposes of this section, a “valuation date”), the level of the Long-bond Treasury Index is equal to:

where:

“It” means the level of the Long-bond Treasury Index on the valuation date;

“It-1 ” means the level of the Long-bond Treasury Index on the index business day that immediately precedes the valuation date;

“Ft ” means the closing price of the relevant Long-bond Treasury futures contract on the valuation date. On the roll date, Ft is calculated using the front Long-bond Treasury futures contract. On the day following the roll date and thereafter, Ft is calculated using the next futures contract that is scheduled to expire (which becomes the front Long-bond Treasury futures contract after the current front Long-bond Treasury futures contract expires); and

“Ft-1 ” means the closing price of the relevant Long-bond Treasury futures contract on the index business day that immediately precedes the valuation date. On the roll date, Ft-1 is calculated using the front Long-bond Treasury futures contract. On the day following the roll date and thereafter, Ft-1 is calculated using the next futures contract that is scheduled to expire (which becomes the front Long-bond Treasury futures contract after the current front Long-bond Treasury futures contract expires).

The Long-bond Treasury Index is calculated at the close of business, London time, on each index business day with respect to the prior index business day.

Modifications to the Long-bond Treasury Index

The index sponsor does not presently intend to modify the method of calculating the Long-bond Treasury Index as described above. However, under certain circumstances described in this section, the index sponsor may, in its sole discretion, make modifications to the Long-bond Treasury Index. The index sponsor will promptly publish any such modifications on http://www.barcap.com/indices/.

Changes in Long-bond Treasury Futures

If, in the sole discretion of the index sponsor, a “potential adjustment event” occurs with respect to the Long-bond Treasury futures, the index sponsor may replace the Long-bond Treasury futures with other futures contracts that it determines, in its sole discretion, are comparable for purposes of the Long-bond Treasury Index to the Long-bond Treasury futures being replaced.

A “potential adjustment event” includes any of the following:

•	a change to the calculation methodology of the daily closing prices of Long-bond Treasury futures;

•	the occurrence of an event that causes CBOT not to calculate the daily closing prices of Long-bond Treasury futures; and

•	any event that the index sponsor determines may lead to any of the foregoing events.

Upon any replacement by the index sponsor of Long-bond Treasury futures following a potential adjustment event, the index sponsor may make any adjustments to the Long-bond Treasury Index as may, in its sole discretion, be required to render the Long-bond Treasury Index comparable to the Long-bond Treasury Index prior to the occurrence of the potential adjustment event.

Index Market Disruption and Force Majeure Events

If an “index market disruption event” or a “force majeure” event occurs or is continuing on any index business day that, in the index sponsor’s sole discretion, affects the Long-bond Treasury Index or the Long-bond Treasury futures, the index sponsor may:

•

make such determinations and/or adjustments to the terms of the Long-bond Treasury Index as it deems appropriate in order to determine the level of the Long-bond Treasury Index on such day (if such day is a index business day);

•

defer publication of information relating to the Long-bond Treasury Index until the next index business day on which such index market disruption or force majeure event, as applicable, is not continuing; and

•	if such index business day is a roll date, postpone such roll date to the next index business day on which such index market disruption or force majeure event, as applicable, is not continuing.

Any of the following will constitute an “index market disruption event”:

•

the occurrence or existence, on any index business day at or during the one-hour period before the index valuation time, in relation to the Long-bond Treasury futures (1) a suspension of, or limitation imposed on, trading on CBOT, or (2) any event that disrupts or impairs (as determined by the index sponsor in its sole discretion) the ability of market participants in general to effect transactions in relation to, or to obtain market values of, Long-bond Treasury futures;

•	the declaration of a general moratorium in respect of CBOT activities;

•	on any index business day, the failure of CBOT to publish the values of Long-bond Treasury futures; or

•	on any index business day, the occurrence or existence of a lack of, or a material decline in, the liquidity in the market for trading in Long-bond Treasury futures.

A “force majeure event” is an event or circumstance (including without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the index sponsor and that the index sponsor (in its sole discretion) determines affects the Long-bond Treasury Index or the Long-bond Treasury futures.

Taxation

If at any time the index sponsor determines that, as a result of a change in taxation (including, but not limited to, any tax imposed on the index sponsor or its affiliates), it is necessary to change the Long-bond Treasury futures or the method of calculating the Long-bond Treasury Index, in order to offset the effect of such taxation, the index sponsor may make such change or changes in its sole discretion.

Cessation of Trading and Other Termination Events

The index sponsor may, in its sole discretion, discontinue calculating the Long-bond Treasury Index if any of the following events occurs:

•	If Long-bond Treasury futures cease (or will cease) to be publicly quoted for any reason and are not immediately re-listed on a quotation system in a manner acceptable to the index sponsor; or

•	if, after the occurrence of a potential adjustment event, an adjustment in the determination of the index sponsor is not possible or not reasonably practical for any reason.

Change in Methodology

While the index sponsor currently employs the methodology described in this free writing prospectus to rebalance and calculate the Long-bond Treasury Index, it is possible that market, regulatory, juridical, financial, fiscal or other circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting Long-bond Treasury futures) will arise that would, in the view of the index sponsor, necessitate a modification or change of such methodology.

Trademark

The Barclays Capital Long-bond Treasury Futures Index™ is a trademark of Barclays Bank PLC.

Disclaimer

The index sponsor does not guarantee the accuracy and/or completeness of the Long-bond Treasury Index, any data included therein, or any data from which it is based, and the index sponsor shall have no liability for any errors, omissions, or interruptions therein.

The index sponsor makes no warranty, express or implied, as to the results to be obtained from the use of the Long-bond Treasury Index. The index sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Long-bond Treasury Index or any data included therein. Without limiting any of the foregoing, in no event shall the index sponsor have liability for any special, punitive, indirect or consequential damages, lost profits, loss of opportunity or other financial loss, even if notified of the possibility of such damages.

Neither the index sponsor nor any of its affiliates or subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determination made or anything done (or omitted to be determined or done) in respect of the Long-bond Treasury Index or publication of the level of the Long-bond Treasury Index (or failure to publish such value) and any use to which any person may put the Long-bond Treasury Index or the level of the Long-bond Treasury Index. In addition, although the index sponsor reserves the right to make adjustments to correct previously incorrectly published information, including but not limited to the level of the Long-bond Treasury Index, the index sponsor is under no obligation to do so and shall have no liability in respect of any errors or omissions.

Nothing in this disclaimer shall exclude or limit liability to the extent such exclusion or limitation is not permitted by law.

Barclays Capital Q-BES Large Cap US Excess Return Index

The Barclays Capital Q-BES Large Cap US Excess Return Index (the “Barclays Capital Q-BES Index”) seeks to take advantage of the market’s reaction to earnings surprises, or earnings reports which exceed consensus estimates, for selected companies included in the S&P 500 Index. The premise of the Barclays Capital Q-BES Index is that historically such companies have outperformed the market following an earnings surprise. The Barclays Capital Q-BES Index reflects the excess performance of companies experiencing earnings surprises by taking long positions in a basket of up to 25 companies meeting specific criteria which report the largest earnings surprises each month (the “basket”), and taking a short position in the S&P 500 Total Return Index (the “benchmark”). With the short position in the benchmark, the Barclays Capital Q-BES Index is intended to be market neutral overall.

The Barclays Capital Q-BES Index is maintained and calculated by Barclays Capital (the “index sponsor”), a division of Barclays Bank PLC. The index sponsor calculates the level of the Barclays Capital Q-BES Index at or around close of business London time on each “index business day” (as defined below) with respect to the prior index business day and publishes it on the Q-BES index page at http://www.barcap.com/indices shortly thereafter. The level of the Barclays Capital Q-BES Index is also reported by Bloomberg under the ticker symbol “BXIIQUER”.

Composition of the Barclays Capital Q-BES Index Basket

At the close of business on the next-to-last day of each month (the “rebalancing day”) on which (1) trading is conducted on the New York Stock Exchange (including NYSE Arca), the NASDAQ Stock Market and the Chicago Mercantile Exchange and (2) commercial banks are open for general business in London (together, an “index business day”), a new basket of stocks from the S&P 500 Index is selected according to the following six criteria. If a company has more than one class of shares included in the S&P 500 Index, only the class of shares with the higher average daily traded value during the previous 20 days on which the shares are traded on the relevant securities exchange (each, a “trading day”) will be considered in the following analysis.

First, any company is excluded from further analysis which does not have both (1) a market capitalization of over five billion US dollars at the close of the rebalancing day and (2) an average daily traded value of 50 million US dollars during the previous 20 trading days.

Second, each company is ranked according to (1) net operating cash flow per share divided by share price, (2) book value per share to price ratio, and (3) earnings yield, each as reported in its most recent publicly available quarterly report. Companies falling in the lowest third of one or more of these rankings are excluded from further analysis.

Third, companies which have not made an announcement reporting their earnings per share during the previous 20 trading days are excluded from further analysis.

Fourth, each company is ranked according to the extent by which its reported earnings per share exceed the market consensus estimate as reported in the most recent Compustat Quarterly Estimate of Earnings Per Share Report. This ranking of earnings surprise is calculated as (1) the reported earnings per share minus the market consensus estimate, divided by (2) the absolute value of the market consensus estimate. Companies with a negative or no earnings surprise are excluded from further analysis.

Fifth, if there are more than 25 companies remaining, then companies not ranked in the top 25 according to earnings surprise are excluded from further analysis.

Sixth, any company which the index sponsor is restricted from trading due to regulatory reasons will be excluded; all other remaining companies are included in the basket.

Each company in the basket will be weighted equally by value. However, in order to limit volatility and basket concentration, no company in the basket may be weighted more than 5%. Should there be fewer than 20 companies in the basket, units of the benchmark will be included in the basket to the extent necessary for the total basket weight to equal 100% (the “benchmark supplement”). For example, if the above selection criteria yields only 16 companies, each company will be weighted 5% (for a total of 80%) and the benchmark will be weighted 20%, as if four virtual companies were added to the basket, the share performance of each matching the benchmark.

Rebalancing of the Barclays Capital Q-BES Index Basket

Once the constituents of the new basket have been selected, the transition from the old basket to the new basket is carried out over the next four index business days, commencing with the last Index Business Day of each month (each, a “transition day”). At the close of each transition day, the old basket will be reduced by one quarter of its adjusted market value pro rata across each basket constituent, and the corresponding amount apportioned equally across each constituent in the new basket. For example, at the close of the second transition day, the Barclays Capital Q-BES Index will reflect, by value, 50% of the old basket and 50% of the new basket. At the close of the fourth transition day, the transition to the new basket will be complete. Any allocation of shares or benchmark units to the basket will be notional holdings, and the number of shares or units held will be adjusted to reflect, net of any applicable withholding tax, in a manner consistent with major stock indexes including the S&P 500 Index and Dow Jones Industrial Average, any split, reverse split, rights offering, stock distribution, special dividend, return of capital, spin-off or share repurchase which becomes effective in relation to any basket constituent subsequent to the previous rebalancing day.

The “adjusted market value” of the basket on any index business day is equal to the market value of the basket constituents at the close of the index business day plus a dollar amount reflecting the aggregate of ordinary dividends (net of any applicable withholding tax) in respect of any basket constituent for which the applicable ex-dividend date has occurred subsequent to the previous rebalancing day.

Calculation of the Barclays Capital Q-BES Index

The level of the Barclays Capital Q-BES Index is deemed to have been 100 on December 31, 1999. On any given index business day, the level of the Barclays Capital Q-BES Index is equal to (1) the level of the Barclays Capital Q-BES Index on the previous transition day times (2) the excess return of the Barclays Capital Q-BES Index times (3) one minus the aggregate fees.

The “excess return” of the Barclays Capital Q-BES Index is equal to the basket return minus the benchmark return.

The “basket return” is equal to the adjusted market value of the basket at the close of the index business day divided by the adjusted market value of the basket at the close of the previous transition day.

The “benchmark return” is equal to the level of the benchmark at the close of the index business day divided by the level of the benchmark at the close of the previous transition day, each as reported on Bloomberg page “SPTR <Index>”.

The “aggregate fees” is equal to (1) the number of calendar days since the previous transition day date divided by 360 times the aggregate of (2) a 1% annual index management fee plus a 0.18% annual index execution cost plus (3) a 0.15% annual shorting cost in connection with the shorting of the benchmark times, where there are fewer than 20 companies included in the basket (excluding the benchmark supplement), the number of companies including the basket (excluding the benchmark supplement) divided by 20.

The level of the Barclays Capital Q-BES Index will be published at or around close of business London time on each index business day with respect to the prior index business day on the Q-BES index page at http://www.barcap.com/indices and on Bloomberg under the ticker symbol “BXIIQUER”.

Modifications to the Barclays Capital Q-BES Index

The index sponsor does not presently intend to modify the methodology used to compose or calculate the Barclays Capital Q-BES Index as described above. However, under certain circumstances described in this section, the index sponsor may, in its sole discretion, make modifications to the Barclays Capital

Q-BES Index composition or methodology. Notwithstanding any such modifications, the Barclays Capital Q-BES Index is not an actively-managed index, and the performance of the Barclays Capital Q-BES Index may differ significantly from a similar index or strategy whose sponsor is permitted to make modifications under different sets of circumstances. The index sponsor will promptly publish any modifications that it makes on the Q-BES index page at http://www.barcap.com/indices.

Market Disruption and Force Majeure Events

If an “index market disruption event” or a “force majeure event” occurs or is continuing on any calendar day that, in the index sponsor’s sole discretion, affects the Barclays Capital Q-BES Index or any of the Barclays Capital Q-BES Index components, the index sponsor may:

•

make such determinations and/or adjustments to the terms of the Barclays Capital Q-BES Index as it deems appropriate in order to determine the level of the Barclays Capital Q-BES Index on such day (if such day is an index business day);

•

defer publication of information relating to the Barclays Capital Q-BES Index until the next index business day on which such index market disruption or force majeure event, as applicable, is not continuing; and

•

if such calendar day is a rebalancing day or transition day, to postpone such rebalancing or transition to the next calendar day on which such index market disruption or force majeure event, as applicable, is not continuing.

Any of the following will constitute an “index market disruption event”:

•	the declaration of a general moratorium in respect of banking activities in London or New York;

•	on any index business day, the occurrence or existence of a lack of, or a material decline in, the liquidity in the market for trading in any component of the Barclays Capital Q-BES Index;

•	on any index business day, the failure of a source from which the index sponsor obtains information necessary to calculate the level of the Barclays Capital Q-BES Index;

•

on any index business day, the closure of any securities exchange on which any component of the Barclays Capital Q-BES Index is traded prior to its scheduled closing time, unless such earlier closing time is announced by such exchange at least one hour prior to the earlier of the actual closing time for the regular trading session on such exchange, and the submission deadline for trading orders to be executed on that index business day; and

•	on any rebalancing day, the failure of a source from which the index sponsor obtains information necessary to determine the constituents of the new basket.

A “force majeure event” is an event or circumstance (including without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index sponsor and that the index sponsor determines affects the Barclays Capital Q-BES Index, any of the Barclays Capital Q-BES Index components or the methodology on which the Barclays Capital Q-BES Index is based.

Taxation

If at any time the index sponsor determines that, as a result of a change in taxation (including, but not limited to, any tax imposed on the index sponsor or its affiliates), it is necessary to change the Barclays Capital Q-BES Index components or the methodology used to compose or calculate the Barclays Capital Q-BES Index, in order to offset the effect of such taxation, the index sponsor may make such change or changes in its sole discretion.

Cessation of Trading and Other Termination Events

The index sponsor may, in its sole discretion, discontinue calculating the Barclays Capital Q-BES Index if any of the following events occurs:

•	if the benchmark ceases (or will cease) to be calculated or publicly quoted for any reason and is not immediately reinstated or replaced in a manner acceptable to the index sponsor; and

•	the index sponsor or its successor terminates or alters its business operations, is declared insolvent or is subject to winding-up proceedings.

Changes to the Barclays Capital Q-BES Index Components

If, after the occurrence of circumstances described in this section, the index sponsor deems it necessary to replace an index component, including the benchmark, with an appropriate successor for that index component, then the index sponsor will calculate the level of the Barclays Capital Q-BES Index by adjusting accordingly the formula used for the calculation of the level of the Barclays Capital Q-BES Index to take account of such replacement index component.

Stop-Loss Trigger Event

If the Barclays Capital Q-BES Index value on any index business day falls to less than 80.00% of the Barclays Capital Q-BES Index value on the immediately preceding rebalancing day, then the basket constituents will be liquidated at the closing prices for each basket constituent on the following index business day and the notional basket value invested in the benchmark until after the next rebalancing day, when a new basket is selected and incorporated into the Barclays Capital Q-BES Index over the subsequent four transition days.

Change in Methodology

While the index sponsor currently employs the methodology described in this index supplement to compose and calculate the Barclays Capital Q-BES Index, it is possible that market, regulatory, juridical, financial, fiscal or other circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any index components) will arise that would, in the view of the index sponsor, necessitate a modification or change of such methodology.

Other Changes

In addition to the foregoing circumstances, the index sponsor reserves the right to make any other changes to the methodology used to compose or calculate the Barclays Capital Q-BES Index as the index sponsor may, in its sole discretion, determine to be necessary as a result of market, regulatory, judicial, financial, fiscal or other circumstances.

In the event that ambiguities arise in the composition or calculation of the Barclays Capital Q-BES Index, the index sponsor will resolve such ambiguities and, if necessary for resolution, make changes to the methodology used to compose or calculate the Barclays Capital Q-BES Index.

Trademark

Barclays Capital Q-BES Large Cap US Excess Return Index is a trademark of Barclays Bank PLC.

Disclaimer

The index sponsor does not guarantee the accuracy and/or completeness of the Barclays Capital Q-BES Index, any data included therein, or any data from which it is based, and the index sponsor shall have no liability for any errors, omissions, or interruptions therein.

The index sponsor makes no warranty, express or implied, as to the results to be obtained from the use of the Barclays Capital Q-BES Index. The index sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Barclays Capital Q-BES Index or any data included therein. Without limiting any of the foregoing, in no event shall the index sponsor have liability for any special, punitive, indirect or consequential damages, lost profits, loss of opportunity or other financial loss, even if notified of the possibility of such damages.

Neither the index sponsor nor any of its affiliates or subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determination made or anything done (or omitted to be determined or done) in respect of the Barclays Capital Q-BES Index or publication of the level of the Barclays Capital Q-BES Index (or failure to publish such value) and any use to which any person may put the Barclays Capital Q-BES Index or the level of the Barclays Capital Q-BES Index. In addition, although the index sponsor reserves the right to make adjustments to correct previously incorrectly published information, including but not limited to the level of the Barclays Capital Q-BES Index, the index sponsor is under no obligation to do so and shall have no liability in respect of any errors or omissions.

Nothing in this disclaimer shall exclude or limit liability to the extent such exclusion or limitation is not permitted by law.

BARCLAYS BANK PLC

GLOBAL MEDIUM-TERM NOTES, SERIES A

UNIVERSAL WARRANTS

Index Supplement

Prospectus Supplement

Prospectus

Patent Pending

BofA Merrill Lynch

March 16, 2011